PROSPECTUS SUPPLEMENT
(To Prospectus dated November 15, 1999)

                                  $400,000,000

                      Sears Credit Account Master Trust II
             6.45% CLASS A MASTER TRUST CERTIFICATES, SERIES 1999-3

Sears, Roebuck and Co.        SRFG, Inc.
       Servicer                 Seller

                            ------------------------
------------------------------------------
  YOU SHOULD CONSIDER
  CAREFULLY THE RISK FACTORS
  DESCRIBED ON PAGE S -14 OF
  THIS PROSPECTUS SUPPLEMENT
  AND PAGE 7 OF THE
  ACCOMPANYING PROSPECTUS.

  THE CERTIFICATES REPRESENT
  INTERESTS IN THE TRUST AND
  ARE NOT OBLIGATIONS OF
  SEARS, ROEBUCK AND CO.,
  SEARS NATIONAL BANK, SRFG,
  INC. OR ANY OF THEIR
  AFFILIATES.

  NEITHER THE FEDERAL DEPOSIT
  INSURANCE CORPORATION NOR
  ANY OTHER GOVERNMENTAL
  AGENCY HAS INSURED OR
  GUARANTEED THE CERTIFICATES
  AND THE TRUST'S ASSETS.
------------------------------------------

                                             THE TRUST WILL ISSUE:        CLASS A CERTIFICATES
                                             PRINCIPAL AMOUNT:            $400,000,000
                                             PRICE TO PUBLIC:             99.0221% ($396,088,400)
                                             UNDERWRITING DISCOUNT:       0.300% ($1,200,000)
                                             PROCEEDS TO SRFG:            98.7221% ($394,888,400)
                                             INTEREST RATE:               6.45% PER YEAR
                                             INTEREST PAID:               MONTHLY
                                             FIRST INTEREST PAYMENT
                                               DATE:                      DECEMBER 15, 1999
                                             SCHEDULED FIRST
                                               PRINCIPAL PAYMENT DATE:    DECEMBER 15, 2003
                                             SCHEDULED FINAL
                                               PRINCIPAL PAYMENT DATE:    NOVEMBER 15, 2005
                                             SERIES TERMINATION DATE:     NOVEMBER 17, 2009
                                             CREDIT ENHANCEMENT:
                                             - THE TRUST IS ALSO ISSUING $28,250,000 PRINCIPAL AMOUNT
                                               OF CLASS B CERTIFICATES THAT WILL BE SUBORDINATE TO
                                               THE CLASS A CERTIFICATES. SUBORDINATION OF THE CLASS B
                                               CERTIFICATES PROVIDES CREDIT ENHANCEMENT FOR THE CLASS
                                               A CERTIFICATES.
                                             - THE TRUST IS ALSO ISSUING $42,400,000 PRINCIPAL AMOUNT
                                               OF CLASS C CERTIFICATES THAT WILL BE SUBORDINATE TO
                                               THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES.
                                               SUBORDINATION OF THE CLASS C CERTIFICATES PROVIDES
                                               CREDIT ENHANCEMENT FOR THE CLASS A CERTIFICATES AND
                                               THE CLASS B CERTIFICATES.

                            ------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Underwriters will offer the Class A Certificates as described in this Prospectus Supplement if they receive and accept them from SRFG. The Underwriters may reject any order in whole or in part. SRFG expects to deliver the Certificates to the Underwriters, and the Underwriters expect to deliver the Certificates to you and the other investors, in book-entry form through the facilities of The Depository Trust Company, Cedelbank and the Euroclear System on or about November 23, 1999. SRFG and Sears have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933.
                            ------------------------

MORGAN STANLEY DEAN WITTER
           BEAR, STEARNS & CO. INC.
                       CREDIT SUISSE FIRST BOSTON
                                  GOLDMAN, SACHS & CO.
                                            MERRILL LYNCH & CO.
                            ------------------------

The date of this Prospectus Supplement is November 15, 1999

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                PAGE
                                                ----
Important Notice to Investors about this
Prospectus Supplement and the Accompanying
Prospectus..................................     S-3
Summary of Series Terms.....................     S-4
Risk Factors................................    S-14
  Subordination of the Class B and Class C
    Certificates; Limited Subordination.....    S-14
Maturity Considerations.....................    S-15
  Effect of Payment Rates and Other
    Factors.................................    S-15
  Floating Principal Allocation.............    S-15
  Rapid Amortization Events.................    S-16
  Effect of Paired Series...................    S-16
Sears Credit Business.......................    S-17
  General...................................    S-17
  Credit Granting Procedures................    S-17
  Billing and Payments......................    S-18
  Collection Efforts........................    S-19
  Effects of the Selection Process..........    S-20
Composition and Historical Performance of
  the Sears Portfolio.......................    S-22
  Composition of the Sears Portfolio........    S-22
The Certificates............................    S-25
  Invested Amounts..........................    S-25
  Investor Interests........................    S-26
  Interest Payments.........................    S-26

                                                PAGE
                                                ----
  Principal Payments........................    S-27
  Subordination.............................    S-27
  Series Collections and Charge-offs........    S-28
  Series Yield Collections..................    S-32
  Series Investment Income..................    S-32
  Series Additional Funds...................    S-32
  Reallocations.............................    S-33
  Investor Accounts.........................    S-34
  Cash Flows................................    S-35
  Payments..................................    S-46
  Subordinate Series........................    S-48
  Sale of Class B Certificates and Class C
    Certificates............................    S-48
  Issuance of Additional Certificates.......    S-48
  Paired Series.............................    S-49
  Rapid Amortization Events.................    S-50
  Termination of Series; Clean-up Call......    S-51
Servicing Compensation......................    S-52
Underwriting................................    S-52
Legal Matters...............................    S-53
Glossary of Terms...........................    S-54
Annex A--Cash Flows.........................    S-68
Annex B--Other Series.......................    S-84

                                   PROSPECTUS

                                                PAGE
                                                ----
Reports to Investor Certificateholders......      2
Incorporation of Certain Documents by
  Reference.................................      2
Prospectus Summary..........................      3
Risk Factors................................      7
The Seller..................................     13
The Servicer................................     13
  Year 2000 Compliance......................     13
The Credit Card Bank........................     14
Certain Legal Matters Relating to the
  Receivables...............................     15
  Transfer of Receivables...................     15
  Security Interests in Receivables.........     15
  Insolvency Related Matters................     16
  Consumer Protection Laws and Debtor Relief
    Laws Applicable to the Receivables......     18
  Claims and Defenses of Credit Customers
    Against the Trust.......................     18
The Trust...................................     18
  Formation of the Trust....................     18
  Collections Account and Group Collections
    Accounts................................     19
  Adjustments to Receivables................     20
  Addition of Accounts......................     20
  Removal of Accounts.......................     22
  Repurchase of Trust Portfolio.............     22
  Repurchase of Specified Receivables.......     23
  Termination of the Trust..................     23
Description of the Investor Certificates....     24
  General...................................     24
  Interest Payments.........................     24
  Principal Payments........................     25
  Class Percentages and Seller Percentage...     25
  Investor Losses...........................     25
  Reallocations and Subordination of
    Collections.............................     26
  Aggregate and Net Payments................     26
  Additional Funds..........................     26
  Investment of Funds in Investor
    Accounts................................     27
  Final Payment of Principal; Termination of
    Series..................................     27
  Description of Credit Enhancement.........     28

                                                PAGE
                                                ----
  Establishing and Issuing New Series.......     28
  Reallocation of Series Among Groups.......     29
  List of Investor Certificateholders.......     29
  Meetings..................................     30
  Book-Entry Registration...................     30
  Definitive Certificates...................     33
  Exchange of Investor Certificates for
    Seller Interest.........................     34
  Sale of Seller Interest...................     34
  Amendments................................     34
The Trustee.................................     35
  Indemnification of Trust and Trustee......     36
Certain Matters Regarding the Servicer......     36
  Servicing Compensation and Payment of
    Expenses................................     36
  Resignation or Merger of Servicer;
    Delegation of Duties....................     36
  Servicer Termination Events...............     37
  Reports to Investor Certificateholders....     37
  Evidence as to Compliance.................     38
Use of Proceeds.............................     38
Certain Federal Income Tax Consequences.....     39
  General...................................     39
  Tax Treatment of the Investor Certificates
    as Indebtedness.........................     39
  United States Holders.....................     40
  United States Alien Holders...............     42
  Backup Withholding and Information
    Reporting...............................     43
  Possible Characterization of the Investor
    Certificates............................     44
Certain State Tax Consequences..............     45
  General...................................     45
  Arizona, Delaware, Georgia, Illinois, Ohio
    and Texas...............................     45
ERISA Considerations........................     46
Plan of Distribution........................     48
Legal Matters...............................     49
Available Information.......................     49
Definitions.................................     50
Annex I--Global Clearance, Settlement and
  Tax Documentation Procedures..............     60

              IMPORTANT NOTICE TO INVESTORS ABOUT THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Class A Certificates in two separate documents:

     - this Prospectus Supplement, which describes the specific terms of your Class A Certificates; and

     - the accompanying Prospectus, which provides general information, some of which may not apply to the Class A Certificates.

It is important for you to read and consider all information contained in both this Prospectus Supplement and the accompanying Prospectus in making your investment decision.

     IF THE TERMS OF YOUR SERIES OR CLASS OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with different information.

     We are not offering to sell or soliciting offers to buy any securities other than the Class A Certificates to which this Prospectus Supplement and the accompanying Prospectus relate, nor are we offering to sell or soliciting offers to buy Class A Certificates in any jurisdiction where the offer is not permitted.

     We do not claim that the information contained in the Prospectus and Prospectus Supplement is accurate as of any date other than the dates on their respective covers.

     We include cross-references in this Prospectus Supplement and in the accompanying Prospectus to sections in each document where you can find related discussions containing additional information. The Tables of Contents in this Prospectus Supplement and in the accompanying Prospectus provide the pages on which these sections begin.

                               ------------------

                            SUMMARY OF SERIES TERMS

     The following summary generally describes the terms of this Series of Certificates. The Prospectus Summary beginning on page 3 of the accompanying Prospectus generally describes the Trust. You should read that Prospectus Summary before reading this summary. The remainder of this Prospectus Supplement and the Prospectus contain more detailed information about the Trust and your investment in the Certificates. You should review this entire Prospectus Supplement and the Prospectus before deciding to invest in the Certificates. The Glossary of Terms contained in this Prospectus Supplement and the Definitions section of the Prospectus provide more precise definitions of some of the terms used in this summary.

THE CERTIFICATES..............   Class A Certificates:
                                   $400,000,000 6.45% Class A Master Trust
                                   Certificates,
                                   Series 1999-3.

                                 The Trust will also issue:

                                 Class B Certificates:
                                   $28,250,000 Class B Master Trust
                                   Certificates, Series 1999-3.

                                 Class C Certificates:
                                   $42,400,000 Class C Master Trust
                                   Certificates, Series 1999-3.

                                 SRFG initially will own the Class B
                                   Certificates and Class C Certificates. SRFG is not currently offering the Class B Certificates or Class C Certificates for sale to the public.

                                 Each Certificate represents an interest in the
                                   assets in the Trust, which consist primarily of credit account receivables arising under Sears Card accounts and cash payments on these receivables.

OTHER SERIES OF
CERTIFICATES..................   The Trust has issued other series of
                                   certificates and SRFG expects that the Trust will issue additional series while this Series is outstanding. The certificates of these other series represent similar interests in the Trust. We have summarized the terms of each series previously issued and currently outstanding in "Annex B--Other Series" in this Prospectus Supplement. The Pooling and Servicing Agreement permits the Trust to issue additional series without the consent of the investors in any other outstanding series. SRFG and the Trust will not request your consent before issuing any new series in the future.

INTEREST PAYMENTS.............   Class A Certificates: The interest rate for the
                                   Class A Certificates is 6.45% per year,
                                   calculated on the basis of a 360-day year consisting of twelve 30-day months. The Trust will pay interest to you on the 15th day of each month (or, if not a business day, the next business day) beginning in December 1999.

                                 Class B Certificates and Class C Certificates:
                                   The Trust will not pay interest on the Class
                                   B Certificates or Class C Certificates as long as SRFG owns them.

PRINCIPAL PAYMENTS............   Class A Certificates: The Trust is scheduled to
                                   pay $16,666,666.67 of principal on the Class
                                   A Certificates on the 15th day of each month
                                   (or, if not a business day, the next business day) beginning in December 2003 and ending in November 2005.

                                 Class B Certificates: The Trust is scheduled to
                                   pay $14,125,000.00 of principal on the Class
                                   B Certificates on December 15, 2005 (or, if not a business day, the next business day) and on January 15, 2006 (or, if not a business day, the next business day).

                                 Class C Certificates: The Trust is permitted to
                                   pay up to $1,650,126.48 of Class C principal on the 15th day of each month (or, if not a business day, the next business day) beginning in December 2003 and continuing until the first month after the Class C Invested Amount is reduced to or below $14,119,500. On each of those days, the Trust will pay Class C principal in an amount that will allow the Class C Investor Interest to decline proportionately to the decline in the Class A Investor Interest to the extent that the Trust has Class B and Class C principal collections available to make this payment. The Trust is scheduled to pay the remaining Class C principal on February 15, 2006 (or, if not a business day, the next business day).

FORMATION OF THE TRUST;
TRANSFER OF RECEIVABLES.......   Sears, SRFG and the Trustee formed the Trust in
                                   July 1994 by entering into a Pooling and Servicing Agreement that applies to all series of certificates. Pursuant to the Pooling and Servicing Agreement, SRFG has transferred to the Trust all the receivables existing under certain designated accounts. We refer to these designated accounts as "Accounts." As the credit account customers make additional charges on their Accounts and incur additional finance charges and other fees, SRFG transfers the additional receivables resulting from those purchases, charges and fees to the Trust on an ongoing basis. In the future, SRFG may also designate more accounts as Accounts and transfer the receivables from those accounts to the Trust. We refer to all of these receivables as "Receivables."

                                 The Receivables include:

                                    - "Principal Receivables," which are amounts
                                      owed by credit account customers as a
                                      result of their purchase of goods and
                                      services, late fees and other fees; and

                                    - "Finance Charge Receivables," which are
                                      amounts owed by credit account customers as a result of interest accrued on unpaid principal balances.

                                 The aggregate amount of Receivables in the
                                   Accounts as of the last day of the Due Period ending in October 1999 was $9,784,935,192, consisting of $9,629,437,514 of Principal

                                   Receivables and $155,497,678 of Finance
                                   Charge Receivables.

                                 The "Due Period" for any Account is the period
                                   included in the monthly billing cycle of that Account. When this Prospectus Supplement refers to a Due Period ending in a particular month, it means, collectively, the Due Periods applicable to each of the Accounts that ended during that month. For example, the Due Period ending in October includes the billing cycles of each of the Accounts that begin on various days during September and end on various days during October.

TRUST ASSETS..................   The Trust's assets include or may include the
                                   following:

                                    - credit card receivables;

                                    - cash payments by credit account customers;

                                    - interests in the cash recoveries of
                                      receivables owned by SRFG and charged off as uncollectible;

                                    - interests in other credit card receivables
                                      pools;

                                    - credit support or enhancement for a
                                      particular series or class within a
                                      series;

                                    - additional funds that the Servicer may
                                      elect to add to the Trust;

                                    - cash deposits in Trust accounts; and

                                    - rights to payments under interest rate
                                      protection agreements.

CHARGE-OFFS...................   Sears may charge off certain Receivables in the
                                   Trust as uncollectible. We refer to these receivables as "charge-offs." The Trust will reimburse investors for charge-offs to the extent funds are available.

RECOVERIES....................   SRFG has agreed to transfer to the Trust as
                                   "Additional Funds" a portion of the amounts it recovers with respect to accounts that Sears charged off as uncollectible. See "Description of the Investor
                                   Certificates--Additional Funds" in the
                                   accompanying Prospectus for more detailed information.

CLASS INVESTED AMOUNTS AND
CLASS INVESTOR INTERESTS......   Your interest in the Trust's assets equals:

                                    - the face amount of the Certificates that
                                      you initially purchased; minus

                                    - the amount of principal the Trust has
                                      previously paid to you on your
                                      Certificates; minus

                                    - your share of charge-offs that the Trust
                                      has not reimbursed.

                                 The "Class A Investor Interest" or "Class A
                                   Invested Amount" will equal as of any
                                   Distribution Date:

                                    - $400,000,000; minus

                                    - the amount of principal previously paid to
                                      the Class A investors; minus

                                    - unreimbursed Class A charge-offs
                                      (including unreimbursed Class A
                                      charge-offs from prior months), if any.

                                 The "Class B Investor Interest" or "Class B
                                   Invested Amount" will equal as of any
                                   Distribution Date:

                                    - $28,250,000; minus

                                    - the amount of principal previously paid to
                                      the Class B investor (initially SRFG);
                                      minus

                                    - unreimbursed Class B charge-offs
                                      (including unreimbursed Class B
                                      charge-offs from prior months), if any.

                                 The "Class C Investor Interest" or "Class C
                                   Invested Amount" will equal as of any
                                   Distribution Date:

                                    - $42,400,000; minus

                                    - the amount of principal previously paid to
                                      the Class C investor (initially SRFG);
                                      minus

                                    - unreimbursed Class C charge-offs
                                      (including unreimbursed Class C
                                      charge-offs from prior months), if any.

                                 The "Series Investor Interest" and the "Series
                                   Invested Amount" equal the sum of the Class A Investor Interest, the Class B Investor Interest and the Class C Investor Interest.

DISTRIBUTION DATES............   A "Distribution Date" is the date in each month
                                   (usually the 15th or the following business day) on which the Trust allocates collections from the preceding calendar month to investors (including investors in this Series) and the Trustee deposits those collections into the appropriate accounts. A Distribution Date is also the date in a particular month on which the Trust pays interest and/or principal due to investors (including investors in this Series). The Due Period related to a particular Distribution Date is the Due Period ending in the calendar month preceding that Distribution Date.

SELLER INTEREST...............   SRFG owns a Seller Certificate which represents
                                   the interest in the Trust not represented by certificates of any series. We refer to this remaining interest as the "Seller Interest." The Seller Interest varies based on the size of the interests of the Trust's investors and the total amount of the Trust's Principal Receivables. Among other things, the Seller Interest will decline as a result of decreases in the amount of the Trust's Receivables that may be caused by a net decline in Account balances. The Seller Certificate reflects SRFG's right to receive each month a portion of the collections paid on the Receivables based on the Seller Interest.

ALLOCATIONS...................   Your Certificate reflects your right to receive
                                   each month a portion of the collections paid on the Receivables and the Additional Funds SRFG adds to the Trust minus your share of charge-offs. "Finance Charge Collections" are all collections on the Receivables in any month up to the aggregate amount of Finance Charge Receivables billed for the applicable Due Period. "Principal Collections" are all collections on the Receivables in any month other than Finance Charge Collections. The Trust will allocate Principal Collections, Finance Charge Collections, and charge-offs among the outstanding series on a pro rata basis based on the Series Investor Interest for each series. The Trust will also allocate Additional Funds to each series (including this Series) pro rata based on its series investor interest. Once this allocation among the series has been made, then the Trust will further allocate a percentage of the collections allocable to each series among that series' classes. The Series Supplement specifies the percentages of these collections and charge-offs that are allocated to each Class of this Series at each point in time. Each of these percentages, which we refer to as "Class Percentages," will be based on:

                                    - the Class Investor Interest at certain
                                      points in time;

                                    - the amount of Principal Receivables in the
                                      Trust;

                                    - the amount of cash in certain cash
                                      accounts designated as excess funding
                                      accounts;

                                    - the interests of other series in the
                                      Trust;

                                    - whether this Series is in its Revolving
                                      Period, its Controlled Amortization Period or its Rapid Amortization Period; and

                                    - how much principal will be available to
                                      reallocate to this Series from other
                                      series during the Controlled Amortization
                                      Period.

                                 The Class Percentages may vary for Principal
                                   Collections, Finance Charge Collections and charge-offs.

                                 Finance Charge Collections and Principal
                                   Collections can only be used to fund certain payments, deposits and reimbursements. When Sears charges off a receivable as uncollectible, it allocates a portion of the amount charged off against your interest in Principal Receivables based on your Class Percentage. Typically, the Trust uses Finance Charge Collections and other income allocated to you to pay interest on your Certificates, to pay to the Servicer the portion of the servicing fee allocated to you, and to reimburse you for charge-offs that the Trust previously allocated to you, thus reinstating your interest in Principal Receivables. When you are scheduled to receive principal payments, the Trust generally uses Principal Collections to pay the principal of your Certificates.

                                 In general, the Trust will use collections
                                   allocated to you to make required payments, to pay its share of servicing fees and to reimburse your share of charge-offs. If this Series has more collections than it needs in any month, the Trust may reallocate the excess collections to other series so those series may make their payments. You will not be entitled to receive these excess collections. If this Series does not have enough collections in any month, the Trust may use excess collections from other series to make payments to you.

SERVICING COMPENSATION........   Each month the Trust will pay to the Servicer
                                   from available funds an amount equal to 2.00% per year of the Series 1999-3 investors' interest in Receivables (generally, the Series Investor Interest).

REVOLVING PERIOD..............   During the "Revolving Period," the Trust will
                                   not pay Class A and Class B principal.
                                   However, if it is permitted to do so by the Rating Agencies, the Trust may pay a portion of the Class C principal during the Revolving Period. Currently, the Rating Agencies do not permit the Trust to pay Class C principal during the Revolving Period.

                                 In general, during the Revolving Period, the
                                   Trust pays Principal Collections allocated to you to SRFG. During the Revolving Period, the Trust may also use Principal Collections to pay the principal of other series.

                                 The Revolving Period for this Series begins on
                                   the first day of the Due Period that ends in November 1999, and ends on the earlier of:

                                    - the last business day before the
                                      Controlled Amortization Period begins; or

                                    - the day a Rapid Amortization Event occurs.

CONTROLLED AMORTIZATION
PERIOD........................   During the "Controlled Amortization Period,"
                                   the Trust will apply Principal Collections allocated to this Series to pay principal on the Certificates, up to the amount of the scheduled monthly principal payment.

                                 The Trust will pay Class A principal on each
                                   Distribution Date during the Controlled
                                   Amortization Period until the Trust has paid the Class A principal in full. The Trust is scheduled to pay Class A principal in twenty-four monthly payments of $16,666,666.67. On each Distribution Date during the Controlled Amortization Period, the Trust will pay Class B principal only if the Trust has paid the Class A principal in full. The Trust expects to pay Class B principal in two monthly payments of $14,125,000. The Trust is scheduled to pay a portion of the Class C principal before the Trust pays the Class A principal in full. The Trust will pay the remaining portion of Class C principal only after the Trust has paid the Class B principal in full.

                                 Unless a Rapid Amortization Event occurs
                                   earlier, the Controlled Amortization Period will begin on the first day of the Due Period related to the Distribution Date in December 2003. The Controlled Amortization Period will end on the earlier of:

                                    - the day the Trust repays the principal of
                                      this Series in full;

                                    - the day a Rapid Amortization Event occurs;
                                      or

                                    - the business day after November 15, 2009
                                      (or, if November 15, 2009 is not a
                                      business day, the second business day
                                      after November 15, 2009).

RAPID AMORTIZATION EVENTS.....   "Rapid Amortization Events" are certain events
                                   that might impair the long-term ability of the Trust to make all required payments for this Series. Examples of these events include:

                                    - legal issues with transferring Receivables
                                      to the Trust;

                                    - legal issues with the status of the Trust;

                                    - certain breaches of representations,
                                      warranties or covenants;

                                    - economic performance that may unfavorably
                                      impact the Trust and cause the Trust to
                                      accelerate payment of principal; or

                                    - certain events of insolvency with respect
                                      to SRFG, Sears National Bank (the "Bank") or Sears.

                                 For some of these events to become Rapid
                                   Amortization Events, the Trustee or a
                                   specified percentage of investors must
                                   declare them to be Rapid Amortization Events; others become Rapid Amortization Events automatically when they occur. We discuss these events in more detail in "The Certificates--Rapid Amortization Events."

RAPID AMORTIZATION PERIOD.....   If a Rapid Amortization Event for this Series
                                   occurs, the Trust will repay the principal of this Series on a monthly basis and as quickly as possible under the Cash Flows for this Series. The "Cash Flows" are the allocation, payment and reimbursement priorities for this Series as set forth in "The
                                   Certificates--Cash Flows" and "Annex A--Cash
                                   Flows." The "Rapid Amortization Period"
                                   begins when a Rapid Amortization Event occurs and continues until the Trust has fully paid the principal of this Series or until this Series terminates.

SERIES TERMINATION DATE.......   The business day after November 15, 2009 (or,
                                   if November 15, 2009 is not a business day, the second business day after November 15,
                                   2009). The "Series Termination Date" is the last day on which the Trust may make payments on the Certificates.

SUBORDINATION; ADDITIONAL
AMOUNTS AVAILABLE TO CLASS A
  AND CLASS B INVESTORS.......   The Class B Certificates and the Class C
                                   Certificates will be subordinate to the Class A Certificates. The Class C Certificates will be subordinate to the Class B Certificates. However, the Trust generally will not use Class B Principal Collections and Class C Principal Collections to pay Class A principal.

                                 The Trust uses all Finance Charge Collections
                                   and other income allocated to this Series to pay or reimburse:

                                    - first, Class A interest;

                                    - second, Class B interest, if any;

                                    - third, Class C interest, if any;

                                    - fourth, this Series' monthly servicing
                                      fees;

                                    - fifth, Class A charge-offs;

                                    - sixth, Class B charge-offs; and

                                    - seventh, Class C charge-offs.

                                 The Trust may also reallocate Principal
                                   Collections originally allocated to Class C or Class C Investor Interest to pay Class A or Class B interest or to reimburse Class A or Class B charge-offs. If the Trust does this, it will increase Class C charge-offs, and may decrease the Class C Investor Interest, to reflect the reallocated amount.

                                 The Trust may also reallocate Principal
                                   Collections originally allocated to Class B or Class B Investor Interest to pay Class A interest or to reimburse Class A charge-offs. If the Trust does this, it will increase Class B charge-offs, and may decrease the Class B Investor Interest, to reflect the reallocated amount.

                                 This Series of Certificates will not be
                                   subordinated to any other series of
                                   certificates that the Trust has issued or may issue in the future.

CLEAN-UP CALL.................   SRFG will have the right to repurchase the
                                   Class A Certificates on any Distribution Date if:

                                    - this Series is in a Rapid Amortization
                                      Period, or the proposed date of repurchase is on or after January 15, 2006; and

                                    - the Class A Investor Interest (excluding
                                      Class A's pro rata share of the funds on deposit in the cash accounts designated as excess funding accounts) is less than

                                     $40,000,000 (10% of the face amount of the Class A Certificates).

                                 The purchase price will equal the sum of the
                                   Class A Investor Interest and accrued but unpaid interest on the Class A Certificates.

PARTICIPATION WITH OTHER
SERIES........................   This Series is included in a group of series
                                   that the Trust has designated as "Group One." SRFG has included each other outstanding series, and may include other series in the future, in Group One. Under certain circumstances, the Trust may reallocate collections allocated to this Series to other series in Group One. In addition, the Trust may reallocate collections allocated to other series in Group One to this Series. Under certain circumstances, the Trust may move this Series or any other series from one group to another group.

ERISA CONSIDERATIONS..........   Under the regulations issued by the Department
                                   of Labor, the Trust's assets will not be considered "plan assets" of any employee benefit plan that holds interests in the Class A Certificates if the Class A Certificates meet the requirements necessary to be considered "publicly offered securities." One of those requirements is that, upon completion of the public offering under this Prospectus Supplement, at least 100 persons independent of SRFG and each other hold interests in the Class A Certificates. The Underwriters expect, although they cannot assure you, that at least 100 independent persons will hold interests in the Class A Certificates. SRFG also expects that the other requirements will be met so that the Class A Certificates will be considered "publicly offered securities." If, however, the Class A Certificates do not meet the requirements of a "publicly offered security" and the Trust's assets are considered to be "plan assets" of an employee benefit plan, then the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), may apply to certain transactions involving the Trust's assets. Accordingly, employee benefit plans should consult their counsel before purchasing Class A Certificates. See "ERISA Considerations" in the accompanying Prospectus for additional information concerning this and other ERISA issues.

TAX STATUS....................   Sears and SRFG will receive an opinion of
                                   counsel that, although the matter is not free from doubt, the Class A Certificates will be treated as debt for federal income tax purposes. If you hold a beneficial interest in a Class A Certificate, you should:

                                    - include in your gross income all interest
                                      paid or accrued on your Certificate;

                                    - include in your gross income a ratable
                                      share of any de minimis original issue
                                      discount as principal payments are made on your Certificate; and

                                    - treat as a return of capital any principal
                                      payments on your Certificate, to the
                                      extent of your allocable basis in your
                                      Certificate.

                                 Payments on the Class A Certificates held by
                                   foreign persons will generally be exempt from United States federal income tax and withholding, subject to compliance with applicable certification requirements. See "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the Prospectus for information concerning the application of tax laws.

REGISTRATION, CLEARANCE AND
  SETTLEMENT..................   Your Class A Certificate will be registered in
                                   the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). You will not receive a definitive certificate representing your interest in the Trust's assets, except in limited circumstances. See "Description of the Investor
                                   Certificates--Definitive Certificates" in the accompanying Prospectus for more detailed information.

                                 You may elect to hold your Class A Certificate
                                   through one of the following clearing
                                   organizations (all of which permit transfers of securities or interests in securities by computer entries instead of paper transfers):

                                    - DTC (in the United States);

                                    - Cedelbank (in Europe); or

                                    - the Euroclear System (in Europe).

                                 You may transfer your interest within DTC,
                                   Cedelbank or Euroclear in accordance with the usual rules and operating procedures of the relevant system. Parties holding directly or indirectly through DTC, on the one hand, and other parties holding directly or indirectly through Cedelbank or Euroclear, on the other hand, may make cross-market transfers through the relevant depositories of Cedelbank and Euroclear. See "Description of the Investor Certificates--Book-Entry Registration" in the accompanying Prospectus for more detailed information.

                                 SRFG expects to deliver the Class A
                                   Certificates in book-entry form through the facilities of DTC, Cedelbank and Euroclear on or about November 23, 1999.

CLASS A CERTIFICATE RATING....   The Trust will issue the Class A Certificates
                                   only if at least two nationally recognized rating agencies rate the Class A Certificates in the highest rating category. The rating agencies base their ratings primarily on the value of the Receivables and the subordination of the Class B Certificates and the Class C Certificates. See "Risk Factors--Rating of the Investor Certificates" in the Prospectus.

                                  RISK FACTORS

SUBORDINATION OF THE CLASS B AND CLASS C CERTIFICATES; LIMITED SUBORDINATION

     You should consider the following six aspects of the subordination provisions:

     - First, the Trust will use all Series Finance Charge Collections and other income for this Series (including amounts allocated to the Class B Investor Interest and the Class C Investor Interest), to pay Class A interest first, then Class B interest (if any) and finally Class C interest (if any).

     - Second, the Trust will use remaining Series Finance Charge Collections and other income for this Series to reimburse Class A charge-offs first, then Class B charge-offs and finally Class C charge-offs. Class A charge-offs that are not reimbursed will result in a reduction of the aggregate amount of principal and interest you ultimately receive on your Class A Certificate.

     - Third, the Trust will not use Class B Principal Collections or Class C Principal Collections to pay Class A principal although it may use Class B Principal Collections or Class C Principal Collections in some circumstances to pay Class A interest or to reimburse Class A charge-offs.

     - Fourth, if the Trust allocates charge-offs to the Class A Certificates or the Class B Certificates that it cannot otherwise reimburse, it will reallocate Class C Investor Interest to reimburse those charge-offs. (For example, if the Class A Investor Interest was $500, no subordination was available, and the Trust could not reimburse $3 of Class A charge-offs, the Trust would reduce the Class A Investor Interest to $497. If, however, the Class C Investor Interest at that time was $20, the Trust would instead reallocate $3 of this interest to reimburse those Class A charge-offs; the Class A Investor Interest would remain at $500 and the Trust would reduce the Class C Investor Interest to $17.) Similarly, if the Trust allocates charge-offs to the Class A Certificates that it cannot otherwise reimburse, and the Class C Investor Interest is zero, the Trust will reallocate Class B Investor Interest to reimburse those charge-offs.

     - Fifth, the Trust may pay a portion of Class C principal during the Revolving Period (if the Rating Agencies advise SRFG that this will not cause them to reduce or withdraw their ratings on the Class A Certificates) and will pay limited amounts of Class C principal during the Controlled Amortization Period as the Trust pays Class A principal. The Class C Investor Interest will decline by the amount of these payments.

     - Sixth, the amount of Collections allocated to each Class is generally related to its Class Investor Interest, so reductions in the Class B Investor Interest or the Class C Investor Interest may also reduce the amount of Collections allocated to these Classes and to this Series in later months. (However, once a Rapid Amortization Event occurs, the Trust will generally use the Class Investor Interest immediately prior to the Rapid Amortization Event to allocate Collections to each Class.)

Although the Class B Certificates and the Class C Certificates provide credit enhancement to the Class A Certificates, and the Class C Certificates provide credit enhancement to the Class B Certificates, the amount of this credit enhancement is limited by the Class Investor Interest of each subordinate Class. If you own a Class A Certificate and both the Class C Investor Interest and the Class B Investor Interest are reduced to zero, you will bear directly all credit and other risks associated with your interest in the Trust. To the extent that the Trust cannot fully reinstate any reduction in your Class Investor Interest, the aggregate amount of principal you ultimately receive will be less than the face amount of your Certificates. We encourage you to review the Cash Flows for this Series, summarized in "The Certificates--Cash Flows," which describe in greater detail how the Trust prioritizes allocations, payments and reimbursements.

                            MATURITY CONSIDERATIONS

     The Trust will not pay any Class A principal until the December 2003 Distribution Date, unless a Rapid Amortization Event occurs. If a Rapid Amortization Event occurs, the Trust will pay Class A principal on each Distribution Date following the calendar month in which the Rapid Amortization Event occurs until it has paid the Class A Invested Amount in full. The Trust will not pay any Class B principal until it has made its final Class A principal payment. The Trust will not make any payments to you or the other investors after the November 2009 Distribution Date.

     On each Distribution Date during the Controlled Amortization Period, until the Class A principal is paid in full, the Trust is scheduled to make a Class A principal payment ($16,666,666.67) using:

     - first, funds available in the Series Principal Collections Account; and

     - second, this Series' pro rata share of funds in the Group One Principal Collections Reallocation Account.

     We cannot assure you that the terms of any other series currently outstanding or that the Trust may issue in the future will not affect the timing or amount of principal payments the Trust makes to you. Although we expect that the Trust will make each scheduled Class A principal payment, we cannot assure you that the Trust will meet this schedule.

EFFECT OF PAYMENT RATES AND OTHER FACTORS

     Monthly payment rates on the Receivables may vary because, among other things, credit account customers may not make their required minimum payment, may pay only the minimum required payment or may pay up to their entire outstanding balance. Monthly payment rates may also vary due to customers' seasonal purchasing and payment habits. We cannot predict the credit account customers' actual future monthly payment rates, the actual rate at which the Trust will pay Class A principal, or whether the terms of any subsequently issued series might have an impact on the amount or timing of any payment of Class A principal.

     In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new charges on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual credit account customers. We cannot assure you that the Trust will receive Principal Collections at rates similar to those Sears and the Bank (as defined in "Sears Credit Business--General") have historically experienced.

FLOATING PRINCIPAL ALLOCATION

     The Trust allocates Principal Collections to each Class of this Series based on its Class Percentage, which in general is proportionate to its Class Investor Interest. As the Trust pays Class A principal for this Series, we expect this Series to receive fewer Principal Collections in each month to reflect its declining interest in the Receivables in the Trust. In these circumstances, the Trust will use reallocations from other series to this Series to make scheduled principal payments. If adequate reallocations will not be available, the Trust will determine the Class Percentage of Principal Collections for each Class of this Series using a fixed Class Investor Interest that does not decline as the Trust pays principal to that Class. If a rapid amortization event occurs for any series that would have reallocated Principal Collections to this Series:

     - this Series may no longer receive reallocations adequate for the Trust to make the scheduled Class A principal payments; and

     - the Class Percentages of Principal Collections for each Class of this Series may have declined to levels that will not allow the Trust to allocate sufficient Principal Collections to this Series to make these scheduled principal payments.

Consequently, the Trust may not be able to pay Class A principal in full and on time. We encourage you to review the information in "The Certificates--Series Collections and Charge-offs" and the definition of "Class Percentage" in the Glossary of Terms in this Prospectus Supplement for more information about how the Trust uses Class Percentages to allocate Principal Collections to this Series and how the Trust calculates those Class Percentages.

RAPID AMORTIZATION EVENTS

     We have described the events that the Trust will treat as "Rapid Amortization Events" for this Series in "The Certificates--Rapid Amortization Events" and we encourage you to review that description.

     If a Rapid Amortization Event occurs, the Trust will pay the principal of this Series on each Distribution Date, beginning on the Distribution Date in the calendar month following the month in which the Rapid Amortization Event occurs. The Trust will use:

     - the Series Principal Collections minus the Principal Collections allocable to the Class B Certificates and the Class C Certificates;

     - Class A's allocable share of funds in the Excess Funding Account (General); and

     - this Series' allocable share of funds in the Group One Principal Collections Reallocation Account

to pay Class A principal until the Class A Invested Amount is zero. In any event, the Trust will not make any payments to you after the November 2009 Distribution Date. If a Rapid Amortization Event occurs:

     - you may receive payments of principal earlier or later than scheduled, which could cause the average life and maturity of your Certificates to be significantly reduced or extended and yield to maturity to be significantly affected; and

     - we cannot predict how much principal the Trust will pay in any month, how long it will take to pay your Invested Amount in full, or whether you will ultimately receive an aggregate amount of principal less than the face amount of your Certificates.

EFFECT OF PAIRED SERIES

     During the Controlled Amortization Period, if the Trust allocates Principal Collections based on a percentage that does not decline as the Trust pays Class A principal, the Trust may issue a "Paired Series" to finance the increase in the Seller Interest that results when the Trust pays Class A principal. The Trust will pay to SRFG the proceeds from selling the Paired Series certificates. The Paired Series invested amount will equal the face amount of the Paired Series certificates, but initially the Trust will allocate a lower amount of Principal Collections to the Paired Series than it would if it were not a Paired Series. The numerator for the allocation percentage for the Paired Series may increase to the level of the Paired Series invested amount if a rapid amortization event for the Paired Series occurs.

     If a rapid amortization event for the Paired Series occurs before the Trust pays Class A principal and Class B principal in full, the following may occur:

     - SRFG may reduce the numerator of the Class Percentages the Trust uses to allocate Principal Collections for this Series, thereby reducing the amount of Principal Collections allocated to each Class of this Series;

     - you may receive smaller principal payments than your scheduled payments; and

     - the Trust's final payment of principal to you may be delayed.

We have described the characteristics of a Paired Series in "The
Certificates--Paired Series" and we encourage you to review that description.

                             SEARS CREDIT BUSINESS

GENERAL

     Sears National Bank (the "Bank") issues three primary types of open-end revolving credit plans, or "accounts," under which customers may purchase goods and services sold and made available through Sears stores and its affiliates, licensees or concessionaires. We refer to all of these accounts (together with other credit products formerly issued by Sears), and the receivables arising under them (including the Receivables in the Trust), as the "Sears Portfolio." If the receivables arising under an account are part of the Trust's assets, we refer to that account as an "Account." The three primary types of accounts are:

     - Sears Card: Sears Card is the traditional charge card that customers may use to purchase goods and services, generally in an amount up to the customer's credit limit. Sears Card receivables accounted for approximately 90% of the Sears Portfolio as of the end of December 1998.

     - SearsCharge PLUS: Customers in most states may use SearsCharge PLUS to purchase certain merchandise that costs at least $400 (if their account is new) or $100 (if they have an existing account). SearsCharge PLUS receivables accounted for approximately 7% of the Sears Portfolio as of the end of December 1998.

     - Sears Home Improvement Account: Under Sears Home Improvement Accounts ("SHIAs") customers may only purchase various goods and services relating to home improvements. SHIA (and its predecessors') receivables accounted for approximately 3% of the Sears Portfolio as of the end of December 1998.

Each of these three types of accounts requires different minimum monthly payments, and the Bank imposes different finance charges on outstanding balances under each type of account. The Bank may alter the terms of these accounts or issue additional types of accounts from time to time.

     Sears and the Bank service all the accounts in the Sears Portfolio at:

     - nine regional credit card operations centers, each located in a different state;

     - a national account authorization center;

     - four credit processing centers;

     - Sears headquarters in Hoffman Estates, Illinois; and

     - the Bank's headquarters in Tempe, Arizona.

The Bank and Sears have entered into agreements under which Sears acts as the primary Servicer of all the Receivables that Sears has designated with respect to the Trust. The Sears Credit Department and the Bank employ approximately 10,000 individuals on a full-time or part-time basis.

CREDIT GRANTING PROCEDURES

     Each credit account customer enters into a "Credit Agreement" with the Bank (the "Account Issuer") governing the terms and conditions of the account. A small percentage of existing accounts that Sears issued continue to be governed by Credit Agreements between the customer and Sears (with respect to these accounts, Sears is also an "Account Issuer"). Because each state regulates retail charge accounts differently, the terms of the Credit Agreements for accounts still owned by Sears are not identical nationally. The Account Issuer reserves the right to change credit terms, including the rate of the finance charge, upon notice. In addition, the Account Issuer and, when applicable, its affiliates take a purchase money security interest to the extent permitted by law in all goods that customers purchase through their accounts.

     The Account Issuer uses statistical scoring models to enhance its ability to evaluate the creditworthiness of an applicant and minimize its exposure to high credit risk individuals. The Account Issuer also uses scoring models to evaluate existing accounts, modify credit limits and approve purchases that exceed a customer's credit limit. The Account Issuer tracks and audits model performance to assure that the model is recommending appropriate credit decisions.

     The Account Issuer obtains credit bureau reports, including risk scores prepared by the credit bureau, from an independent credit reporting agency for all applications. The applicable credit bureau report is used as an input to scoring models that recommend whether or not to approve an application based on all available predictive information about that applicant.

     The Bank periodically issues pre-screened accounts. It obtains lists of applicants for pre-screened accounts from credit bureaus or other list sources. The credit bureaus qualify the lists without regard to the source of the list based on credit criteria specified by the Bank.

     In the year ended January 2, 1999, the Account Issuers approved on average approximately 319,000 new accounts each month. Approximately 26 million accounts in the Sears Portfolio (excluding accounts from Puerto Rico, which are not included in the Accounts) had been active during the billing cycles that ended in December 1998. The number of active accounts tends to be higher in the fourth quarter of the year.

BILLING AND PAYMENTS

     The accounts have various billing cycles, which are not based on the historical or expected performance of the accounts. Each billing cycle has a separate monthly billing date; the billing cycle is the period of approximately 30 days ending on that billing date. On each billing date, Sears and the Bank process and bill customers for their purchases and related finance charges and fees for the billing cycle.

     The accounts have various billing and payment structures, including varying minimum payment levels and finance charges. This "--Billing and Payments" section contains information on the most common current billing and payment characteristics of these accounts, although practices in some states vary in accordance with local law.

     Sears or the Bank sends monthly billing statements to customers who have more than $1.00 of outstanding charges or credits. Each month, except in certain circumstances involving prepayment, low balances or special promotions (described below), a Sears Card customer generally must make a minimum payment equal to:

     - 1/42 of the amount outstanding on the customer's account; plus

     - any amount that is past due.

     The Bank assesses a finance charge on Sears Card accounts each month a credit account customer has an unpaid balance from a prior month. The Bank calculates the finance charge by multiplying the daily balances of the account for each day of the billing period by the applicable daily periodic finance charge rate. The daily balance owing on an account equals:

     - the account balance at the start of the day; plus

     - new purchases, unpaid finance charges, late payment charges, returned payment charges and insurance charges, if any; minus

     - payments and credits processed that day.

The Bank does not assess finance charges on purchases during a billing cycle if the customer pays the entire account balance shown on the billing statement for that billing cycle on or before the account's due date.

     Currently, the equivalent annual rate of periodic finance charge on Sears Card and SearsCharge PLUS accounts is generally 21% and the rate on SHIAs is 15.9%. However, Sears new credit card receivables processing system, described in "Collection Efforts" below, allows the Bank and Sears to change the terms of accounts based on the performance of the accounts, or otherwise, including changing the minimum monthly payment, changing the annual rate of periodic finance charge or offering variable rate accounts. The Account Issuers are testing accounts with various finance charge rates, along with other product and pricing strategies designed to increase customers' utilization of credit. The Account Issuers have solicited new cardholders and issued accounts with various introductory and subsequent rates.

     The Bank may allow special credit promotions, in conjunction with Sears, which permit customers to defer payments (in some circumstances without incurring finance charges) for limited periods of time. For example, the Bank may have a "zero-percent financing" promotion. If credit account customers make purchases during the promotion, they will not be billed for those purchases for a specified period (generally ranging from three to twelve months). During the promotion period:

     - customers are not required to make payments on the balance for those purchases; and

     - customers will not accrue finance charges on that balance.

The Bank will assess customary finance charges in the usual manner on the unpaid promotional balance after the promotion period ends. The Accounts may include Principal Receivables originated during zero-percent financing promotions or other promotions.

COLLECTION EFFORTS

     Sears personnel who staff the regional credit card operations centers make most of the efforts to collect past due receivables. In some instances, however, Sears retains collection agencies and attorneys. Under current practices, Sears requests payment of overdue amounts on all billing statements with past due balances. Collections personnel generally initiate telephone contact with credit account customers who have not paid their past due balances by the first billing date after they have been notified that their account is past due. Sears begins telephone contact for high risk/high balance accounts sooner. If the customer does not pay after the initial telephone contact, Sears or its agent continues to contact the customer by telephone and by mail. Sears may also arrange with credit account customers to extend or otherwise change payment schedules.

     The following discussion and analysis of Sears conversion to a new credit card receivables processing system contains forward-looking statements that involve risks and uncertainties. The actual effects of this conversion could differ materially from those anticipated in the forward-looking statements as a result of certain factors including, but not limited to, changes in social and economic factors and credit policies that affect delinquencies, charge-offs and customer payment behaviors. In addition, numerous other social and economic factors and credit policies may also affect delinquency and charge-off levels following the conversion.

     In May 1998, Sears entered into an agreement with Total System Services, Inc. ("TSYS") to provide processing services relating to the Sears Portfolio, including the Receivables. The new system will allow Sears and the Bank to enhance their customer relationships and improve service support of Sears multiple business formats. Sears converted from its proprietary processing system to a TSYS processing system in three phases, completing the first in October 1998 (affecting approximately 12% of the accounts in the Sears Portfolio), the second in March 1999 (affecting approximately 38% of accounts), and the last in April 1999 (affecting the remaining 50% of accounts). TSYS now processes all accounts.

     The new processing system also has enabled Sears to change its methodology for aging and charging off accounts. Under the new aging methodology, a customer's account generally is considered delinquent when the customer has failed to make a required payment in each of the last three billing cycles. Formerly, under Sears proprietary credit system, an account generally was considered delinquent when the customers's cumulative past due balance was three or more times the scheduled minimum monthly payment. As a result, accounts generally are considered delinquent earlier and charged off sooner under the TSYS system than was the case under the former, proprietary system. Changes in delinquency status based on changes in methodology reflect a reclassification of account status rather than a change in actual performance of the account.

     Under the new charge-off methodology, Sears generally charges off an account automatically when a customer has failed to make a required payment in each of the eight billing cycles following a missed payment. Under Sears former, proprietary system, Sears generally charged off an account automatically when the account's cumulative past due balance was at least eight times the scheduled minimum monthly payment. The old system permitted and the new system permits Sears to charge off accounts earlier if the credit account customer initiates bankruptcy proceedings.

     To assess the potential effect of the new aging methodology, Sears used historical account activity for a 10% random sample of accounts to simulate the differences between the historical methodology and the new methodology. Under the simulations, delinquencies as a percentage of managed receivables at the conversion date were approximately 275 to 300 basis points higher than under the proprietary system. After a transition period of approximately eight months, the change in delinquency levels decreased to approximately 200 basis points above the levels reported under the historical methodology. Based on the simulations, Sears believes that delinquency trends over the three-year period covered in the simulations would have been consistent under either methodology.

     The simulations also modeled the gross charge-offs that would have been reported under the new methodology based upon the actual transaction activity of the 10% sample of accounts. Under the simulations, using historical account activity, the percentage of account balances charged off as uncollectible increased in the range of 75 to 100 basis points during the eight-month period after the conversion date. The increase then declined over the next four months. An increase in gross charge-off levels in the range of 15 to 25 basis points remained after this twelve-month period. The actual effect of the new methodology on charge-offs cannot be predicted or determined with precision, and may be offset in part by benefits of earlier collection efforts due to an earlier recognition of delinquencies and improved authorization and line management strategies.

     Over time, Sears and the Bank may change the credit evaluation, servicing and charge-off policies and collection practices that they apply to the Accounts in accordance with their business judgment and applicable law. Under the Pooling and Servicing Agreement, SRFG retains all recoveries on Charged-Off Amounts; however, SRFG has agreed to add to the Trust certain recoveries it receives on receivables owned by it in accounts that Sears has charged off as uncollectible. See "Description of the Investor Certificates--Additional Funds" in the Prospectus.

EFFECTS OF THE SELECTION PROCESS

     Sears selected the Accounts for the Trust (including Additional Accounts) in a manner intended to include Sears Card and SearsCharge PLUS accounts and SHIAs. The Accounts may contain a higher or lower percentage of newly solicited or unseasoned accounts than the Sears Portfolio, in part due to the following factors:

     - Sears did not select the Accounts according to the creditworthiness of the credit account customers (except that Sears did not select charged-off accounts);

     - Sears selected some of the Accounts from previously segregated pools of more seasoned accounts; and

     - Sears selected some of the Accounts from accounts not previously segregated into pools.

Sears generally does not charge off a new account until at least eight months after a customer has failed to make a payment. Thus, charge-offs for new accounts will generally be more variable than for more seasoned accounts. The Receivables will include delinquent Receivables and may include amounts owed by credit account customers who are about to become bankrupt or insolvent.

     Sears believes that the Accounts are distributed geographically in similar proportions to the accounts in the Sears Portfolio, except that accounts from Puerto Rico are not included in the Accounts. Sears cannot, however, assure you that Accounts from all fifty states and the District of Columbia are represented. Receivables from accounts from Puerto Rico represented 1.3%, 1.2% and 1.3% of the receivable balances in the Sears Portfolio as of December 28, 1996, January 3, 1998 and January 2, 1999, respectively.

     Sears makes all monthly calculations for the Trust based on the activity during the Accounts' billing cycles ending in that month. We refer to each of these billing cycles as a "Due Period." For example, on the December 1999 Distribution Date, monthly collections will be based on the November 1999 Due Period and will reflect activity for billing cycles beginning at the opening of business on various days in October 1999 and ending at the close of business on various days in November 1999 with respect to the Accounts in each of the billing cycles. The amount of Principal Receivables and Finance Charge Receivables billed to the Accounts as of the last day of the Due Period ending in October 1999 equaled $9,629,437,514 and $155,497,678, respectively. Under the Pooling and Servicing Agreement, SRFG has the right, and in some circumstances, the obligation, to designate additional accounts to be included as Accounts, or to add participation interests in other pools of receivables to the Trust, subject to certain conditions.

     Sears has no reason to believe that the performance characteristics of the Accounts will not be representative of the Sears Portfolio in all material respects. However, based on historical experience, fixed pools of accounts (like the Accounts) in general experience somewhat higher yields and charge-offs and more volatile performance characteristics (particularly in the first few months after the selection of the fixed pool of accounts) than the Sears Portfolio and monthly variations tend to be greater than annual changes. We also note that Sears calculates certain performance statistics for the Trust in accordance with the terms of the Pooling and Servicing Agreement, instead of in accordance with generally accepted accounting principles. You should expect the reported performance statistics for the Accounts in the Trust to differ from the reported performance statistics for the accounts in the Sears Portfolio as a result of the different calculation methodologies. See "Composition and Historical Performance of the Sears Portfolio" below.

         COMPOSITION AND HISTORICAL PERFORMANCE OF THE SEARS PORTFOLIO

     The tables below describe the composition and historical performance of the accounts in the Sears Portfolio, excluding accounts from Puerto Rico (which are not included in the Trust). These tables do not reflect the composition and historical performance of the Accounts in the Trust. Sears uses different methodologies to calculate the performance characteristics of the accounts in the Sears Portfolio than those the Trust uses to calculate the performance characteristics of the Accounts. We have described some of these differences and the performance characteristics they may affect below.

     - The total amount of receivables in the Sears Portfolio is used as the denominator for its yield and charge-off calculations. The Trust uses the amount of Principal Receivables in the Accounts as the denominator for its yield and charge-off calculations. "Principal Receivables" include late fees, returned check fees and insurance charges.

     - The Sears Portfolio's yield calculation includes late fees in its numerator. The Trust's yield calculation does not.

     - The charge-off rate for the Sears Portfolio is calculated using only charge-offs of principal receivables. The Trust calculates its charge-off rate using the total amount of Receivables charged off as uncollectible.

COMPOSITION OF THE SEARS PORTFOLIO

                    COMPOSITION OF ACCOUNTS BY CREDIT LIMIT

     The accounts in the Sears Portfolio had the following distributions of credit limits(1):

                                                 PERCENTAGE OF SEARS
                                                   PORTFOLIO AS OF
                                                 BILLING CYCLES ENDED
                CREDIT LIMIT                       IN DECEMBER 1998
                ------------                     --------------------
$    0 - $   99(2)...........................            18.1%
   100 -    499..............................             2.8%
   500 -    999..............................             5.4%
 1,000 -  1,499..............................             6.8%
 1,500 -  1,999..............................             6.1%
 2,000 -  2,999..............................            14.0%
 3,000 -  3,999..............................            18.1%
 4,000 and over..............................            28.7%
                                                        ------
                                                        100.0%
                                                        ======

------------------
(1) Sears based this information on accounts with balances at any time in the twenty-four months ended with the billing cycles ended in December 1998.

(2) The Bank or Sears may impose zero credit limits (i) due to delinquency, (ii) upon customer request, (iii) temporarily in the case of lost or stolen credit cards or (iv) under certain circumstances in which the customer's credit may be in question. The customer must obtain specific approval from the Bank or Sears for purchases on an account with a zero credit limit. Specific approval generally is automatic for accounts that are current or for which the customer has failed to make a required payment only in the last billing cycle, and automatically denied for accounts for which the customer has failed to make a required payment in each of the last two or more billing cycles.

                                 LARGEST STATES

     The Sears Portfolio is not concentrated geographically. As of the billing cycles ended in December 1998, the following five states had the largest receivables balances and number of accounts:

            SEARS PORTFOLIO                 CALIFORNIA      FLORIDA      NEW YORK      PENNSYLVANIA      TEXAS
            ---------------                 ----------      -------      --------      ------------      -----
% of active accounts....................      10.5%          6.9%          6.5%            5.9%          6.7%
% of balances...........................      10.6%          7.4%          6.1%            5.2%          8.2%

     No other state accounted for more than 5% of the number of active accounts in the Sears Portfolio or 5% of the balances as of the billing cycles ended in December 1998.

                                   SEASONING

     More than 56% of the accounts in the Sears Portfolio were at least five years old as of the billing cycles ended in December 1998. The ages of accounts in the Sears Portfolio were distributed as follows:

                                                   PERCENTAGE OF
                                                 SEARS PORTFOLIO AS
                                                     OF BILLING
                                                    CYCLES ENDED
AGE OF ACCOUNTS                                   IN DECEMBER 1998
---------------                                  ------------------
Up to 1 year...................................          7.6%
1 year up to 2 years...........................          8.4%
2 years up to 3 years..........................         12.5%
3 years up to 4 years..........................          8.7%
4 years up to 5 years..........................          6.2%
5 years up to 10 years.........................         18.5%
10 years and older.............................         38.1%
                                                       ------
                                                       100.0%
                                                       ======

     Sears based this information on accounts with balances at any time in the twenty-four months ended with the billing cycles ended in December 1998.

                           SUMMARY YIELD INFORMATION

     The accounts in the Sears Portfolio had the following annualized aggregate monthly yields:

                                    THREE MONTHS   TWELVE MONTHS
                                       ENDED           ENDED
                                    OCTOBER 31,     OCTOBER 31,
                                        1999           1999          1998      1997      1996
                                    ------------   -------------    ------    ------    ------
Aggregate Monthly Yield...........     19.57%          20.00%       20.59%    20.27%    18.67%

     Aggregate monthly yield is the unweighted average of monthly yields annualized for each period shown. Sears calculates "monthly yield" by dividing:

     - monthly finance charges and late fees minus estimated accumulated finance charges and late fees billed to accounts charged off in that month; by

     - the balance outstanding as of the beginning of the month.

     For additional information concerning periodic finance charges, see "Sears Credit Business--Billing and Payments."

                         SUMMARY CHARGE-OFF INFORMATION

     The accounts in the Sears Portfolio had the following annualized gross charge-off and recoveries percentages:

                                             THREE MONTHS    TWELVE MONTHS
                                                ENDED            ENDED
                                             OCTOBER 31,      OCTOBER 31,
                                                 1999            1999         1998     1997     1996
                                             ------------    -------------    -----    -----    -----
Gross Charge-Offs as a % of balances.....       7.76%            8.34%        8.82%    7.61%    5.12%
Recoveries as a % of balances............       1.59%            1.56%        1.35%    1.06%    0.79%

     All rates shown are unweighted averages of monthly rates annualized for each period shown. Sears calculates the monthly rate by dividing:

     - either (i) the amount of charged-off receivables for that month minus estimated accumulated finance charges and late fees billed to those accounts, or (ii) the amount of recoveries for that month, as applicable; by

     - the balance outstanding as of the beginning of the month.

     For a discussion of Sears change to a new aging methodology in connection with the conversion of its proprietary receivables processing system to the TSYS account processing system, which will have an effect on gross charge-off levels, see "Sears Credit Business--Collection Efforts."

                     SUMMARY DELINQUENCY AGING INFORMATION

     The accounts in the Sears Portfolio had the following delinquency profiles(1):

                                                           TEN MONTHS
                                                              ENDED
                                                           OCTOBER 31,
                                                             1999(2)      1998(3)    1997     1996
                                                           -----------    -------    -----    -----
Delinquencies as a % of balances(4)
  60-89 days past due....................................     2.01%        1.99%     1.96%    1.66%
  90-119 days past due...................................     1.55%        1.53%     1.45%    1.16%
  120 days or more past due..............................     4.34%        3.46%     2.97%    2.18%
                                                              -----        -----     -----    -----
     Total Delinquencies.................................     7.90%        6.98%     6.38%    5.00%
                                                              =====        =====     =====    =====

------------------
(1) Sears reported delinquencies for 1998, 1997 and 1996 using data from its proprietary receivables processing system. Sears reported delinquencies for the ten months ended October 31, 1999 using data from the TSYS account processing system.

(2) Sears calculated these percentages using the monthly percentages for accounts converted to the TSYS account processing system. For the following months within 1999, the converted accounts represented the following percentages of the portfolio balances: January, 14%; February, 13%; March, 45%; April, 70%; and thereafter, 100%. Prior to May, the converted portions of the receivables may not have been representative of results for the entire portfolio.

(3) Sears calculated these percentages using the monthly percentages for all accounts for months ended on or prior to October 31, 1998, and the monthly percentages for the approximately 88% of accounts that had not been converted for the months ended November 30 and December 31, 1998.

(4) The TSYS delinquency data reflect accounts for which the customer has failed to make a required payment in each of the last three, four, and five or more billing cycles, respectively.

    Sears calculates delinquencies reported for accounts processed under TSYS by dividing delinquencies as of the end of each month by balances at the beginning of each month.

    The proprietary system delinquency data reflect the percentage of account balances for which the cumulative past due amount was three, four, and five or more times, respectively, the scheduled minimum monthly payment. Delinquencies reported under the proprietary system were calculated by dividing delinquencies as of the end of each billing cycle by balances at the beginning of that month.

                        SUMMARY PAYMENT RATE INFORMATION

     The accounts in the Sears Portfolio had the following monthly payment rates:

                                                   TWELVE MONTHS
                                                       ENDED
                                                    OCTOBER 31,
PAYMENT RATES                                          1999         1998     1997     1996
-------------                                      -------------    -----    -----    -----
Average Monthly Rate...........................        6.72%        6.51%    6.14%    6.29%
Highest Monthly Rate...........................        7.42%        6.89%    6.64%    6.83%
Lowest Monthly Rate............................        6.16%        6.15%    5.81%    5.86%

Sears calculates the payment rate by dividing:

     - cash received during each month; by

     - the balance outstanding as of the beginning of that month.

                                THE CERTIFICATES

     The Trust will issue the Certificates of this Series pursuant to the Pooling and Servicing Agreement and the Series Supplement. The Series Supplement will consist of two parts, a Series Term Sheet and an Annex. The Annex includes detailed definitions, cash flows, payment provisions and other important provisions of this Series. The Annex is designed to be used for a variety of different types of series and, accordingly, contains some provisions that do not apply to this Series. The Series Term Sheet sets forth the specific terms of this Series and identifies which provisions of the Annex apply to this Series. Although we summarize the Series Supplement in this section, our summary is not complete and we encourage you to review the Series Supplement and the Pooling and Servicing Agreement. If you write to the Trustee at its principal corporate office, the Trustee will send you, without charge, a copy of the Series Supplement (without exhibits) and the Pooling and Servicing Agreement (without exhibits). Although the Class B Certificates and Class C Certificates will be part of this Series, you may not purchase them in this offering.

INVESTED AMOUNTS

     Your Certificate will initially have an invested amount equal to its face amount. Your invested amount will decrease by:

     - the amount of principal we pay you; and

     - the amount of any investor loss you incur if we cannot fully reimburse the charge-offs allocated to your Certificate.

The "Class A Invested Amount" will initially be $400,000,000, the "Class B Invested Amount" will initially be $28,250,000, and the "Class C Invested Amount" will initially be $42,400,000. These

Class Invested Amounts will equal the face amounts of all Certificates in the Class. Each Class Invested Amount will decrease by:

     - the amount of principal we pay to investors in that Class; and

     - the amount of investor losses that investors in that Class incur if we cannot fully reimburse the charge-offs allocated to their Certificates.

The "Series Invested Amount" will be the sum of the Class Invested Amounts for all Classes in this Series.

INVESTOR INTERESTS

     Your investor interest is your interest in Principal Receivables and certain cash amounts in the Trust. In this Series, your investor interest will always equal your invested amount. Consequently,

     - the Class A Investor Interest equals the Class A Invested Amount;

     - the Class B Investor Interest equals the Class B Invested Amount;

     - the Class C Investor Interest equals the Class C Invested Amount; and

     - the Series Investor Interest equals the Series Invested Amount.

For other series, including Paired Series, the investor interest for a certificate may be less than its invested amount at certain times. Accordingly, the "Aggregate Investor Interest"--which is the sum of the series investor interests for all series--may be less than the face amounts of all certificates issued by the Trust.

INTEREST PAYMENTS

     The Trust will generally pay you interest on your invested amount at the interest rate of 6.45% per year if you own a Class A Certificate. The Trust will pay you this interest on the 15th day of each month (or, if not a business day, the following business day), beginning in December 1999, if your Certificate was registered in your name as of the last day of the preceding calendar month. The interest payable on any interest payment date will accrue:

     - for the first interest payment date, from and including the date the Trust issues your Certificate, to but excluding the 15th day of the calendar month in which that first interest payment date occurs; and

     - for each other interest payment date, from and including the preceding interest payment date, to but excluding that interest payment date.

The Trust will only pay you this interest, however, to the extent that the Trust has adequate funds to use for this payment in accordance with the terms of the Cash Flows for this Series. We encourage you to review these Cash Flows to see how the Trust uses its assets to pay interest on the Certificates. See "--Cash Flows" and "Annex A--Cash Flows." As long as SRFG owns the Class B Certificates and the Class C Certificates, the Trust will not pay interest on those Certificates.

     The Trust generally will calculate the interest payment on your Certificate based on a 360-day year of twelve 30-day months. For the first interest payment date, however, the Trustee will calculate the interest on your Certificate based on the number of days elapsed from and including the date the Trust issues your Certificate, to but excluding the 15th day of the calendar month in which that first interest payment date occurs, assuming a 360-day year comprised of twelve 30-day months. The

Trustee will generally determine your interest payment by multiplying your invested amount by your interest rate, and dividing it by twelve, as shown below:

       Monthly Interest Payment Amount = Invested Amount x Interest Rate
                                                      12

PRINCIPAL PAYMENTS

     The amount of principal the Trust pays to you each month will depend on whether this Series is in the Revolving Period, the Controlled Amortization Period or the Rapid Amortization Period.

     Revolving Period. The Trust will not pay principal to you during the Revolving Period. Similarly, the Trust will not pay Class B principal during the Revolving Period. However, if it is permitted to do so by the Rating Agencies, the Trust may pay a portion of the Class C principal during the Revolving Period. Currently, the Rating Agencies do not permit the Trust to pay Class C principal during the Revolving Period. The Revolving Period begins on the first day of the Due Period ending in November 1999 and ends on the day before either the Controlled Amortization Period or the Rapid Amortization Period begins.

     Controlled Amortization Period. The Trust will pay principal to you during the Controlled Amortization Period to the extent that the Trust has available funds to make scheduled principal payments. The Trust is scheduled to pay Class A principal in 24 monthly installments of $16,666,666.67 starting on the December 2003 Distribution Date and continuing on each subsequent Distribution Date. The Trust is scheduled to pay Class B principal in two monthly installments of $14,125,000 beginning on the December 2005 Distribution Date. The Trust will not, however, pay Class B principal until the Trust pays the Class A Invested Amount in full. The Trust will pay up to $1,650,126.48 of Class C principal on each Distribution Date during the Controlled Amortization Period, until the first month after the Class C Invested Amount has been reduced to or below $14,119,500. After the Class B Invested Amount has been paid in full, the Trust will pay any remaining Class C principal until the Class C Invested Amount is paid in full.

     Rapid Amortization Period. The Rapid Amortization Period begins when a Rapid Amortization Event occurs. We have described the events that the Trust will treat as Rapid Amortization Events for this Series in "--Rapid Amortization Events." The Trust will pay principal to you during the Rapid Amortization Period to the extent that it has available funds. On each Distribution Date related to the Rapid Amortization Period, the Trust will pay Class A principal up to the Class A Invested Amount, until the Class A Invested Amount is paid in full.

     The Trust will not pay any Class B principal during the Rapid Amortization Period until the final Class A principal payment is made. Similarly, the Trust will not pay any Class C principal during the Rapid Amortization Period until the final Class B principal payment is made.

     The Trust will make all payments of principal to you in accordance with and in the amounts determined by the Cash Flows for this Series. We encourage you to review these Cash Flows to see how the Trust will use its assets to pay your principal. See "--Cash Flows" and "Annex A--Cash Flows." In no event, however, will the Trust make any principal payments to you or any other investor in this Series after the November 2009 Distribution Date.

SUBORDINATION

     The Class B Certificates will be subordinate to the Class A Certificates, and the Class C Certificates will be subordinate to the Class A Certificates and the Class B Certificates. Accordingly, the Trust will allocate certain funds to the Class A Certificates before the Class B Certificates and the Class C Certificates and will allocate certain funds to the Class B Certificates before the Class C Certificates. The subordination provisions in the Cash Flows for this Series are summarized in "Risk Factors" above.

     We encourage you to review the Cash Flows for this Series to see how the Trust prioritizes payments and reimbursements. See "--Cash Flows" and "Annex A--Cash Flows."

SERIES COLLECTIONS AND CHARGE-OFFS

     The Trust allocates a pro rata share of Finance Charge Collections, Principal Collections and charge-offs to each Class of this Series on each Distribution Date based on the Class Percentage for each Class. The Class Percentage generally equals the numerator set forth in the table on the following page, divided by the total amount of Principal Receivables in the Trust (or by the sum of the numerators used to calculate that percentage, if that sum is a greater amount).

                 CLASS PERCENTAGE OF FINANCE CHARGE COLLECTIONS

                   PERIOD:                                      NUMERATOR:
                   -------                                      ----------
Revolving Period.............................  Class Investor Interest* as of the beginning of the prior calendar month.
Controlled Amortization Period...............  Class Investor Interest* as of the beginning of the prior calendar month.
Rapid Amortization Period....................  Class Investor Interest* as of the end of the
                                               calendar month preceding the Rapid
                                               Amortization Event.

                   CLASS PERCENTAGE OF PRINCIPAL COLLECTIONS

                   PERIOD:                                      NUMERATOR:
                   -------                                      ----------
Revolving Period.............................  Class Investor Interest* as of the beginning of the prior calendar month.
Controlled Amortization Period:
     No Fixed Principal Allocation Event.....  Class Investor Interest* as of the beginning of the prior calendar month.
     Fixed Principal Allocation Event........  Class Investor Interest* as of the beginning of the calendar month preceding the Fixed
                                               Principal Allocation Event.
       -- and Fixed Principal Allocation
         Adjustment..........................  Class Investor Interest* as of the beginning of the calendar month preceding the Fixed
                                               Principal Allocation Event, multiplied by the
                                               Fixed Principal Allocation Adjustment Factor
                                               (but not less than the Class Investor
                                               Interest as of the beginning of the prior
                                               calendar month).
       -- and paired with a Paired Series for
         which a rapid amortization event has
         occurred............................  To be determined by the Servicer (but not less than the Class Investor Interest* as of
                                               the last day of the revolving period for the
                                               Paired Series).
Rapid Amortization Period....................  Not less than the Class Investor Interest* as of the beginning of the calendar month in
                                               which the Rapid Amortization Event
                                               occurred.**

                        CLASS PERCENTAGE FOR CHARGE-OFFS

                   PERIOD:                                      NUMERATOR:
                   -------                                      ----------
All Periods..................................  Class Investor Interest* as of the beginning of the prior calendar month.

------------------
 * Minus, in each case, a pro rata share of funds on deposit in the Excess Funding Account (General) and the Excess Funding Account (SRC).
** May be higher if a Fixed Principal Allocation Event has previously occurred.

     Series Finance Charge Collections. The Trust allocates a pro rata share of Finance Charge Collections to each Class of this Series on each Distribution Date by multiplying the Finance Charge Collections received during the previous calendar month by the Class Percentage for that Class:

Class Finance Charge Collections = Finance Charge Collections x Class Percentage

"Series Finance Charge Collections" equal:

     - Class A Finance Charge Collections; plus

     - Class B Finance Charge Collections; plus

     - Class C Finance Charge Collections.

As the Trust pays principal on this Series, we expect this Series to receive fewer Finance Charge Collections in each month to reflect:

     - its declining interest in the Receivables in the Trust;

     - its correspondingly smaller allocation of charge-offs; and

     - its interest payments on a smaller principal amount.

However, if a Rapid Amortization Event occurs, the percentage of Finance Charge Collections allocated to this Series will no longer decline because of principal payments. We encourage you to review clauses (e) and (f) of the definition of "Class Percentage" in the Glossary of Terms in this Prospectus Supplement, which describe in more detail how the Trust calculates these pro rata shares.

     Series Principal Collections. The Trust allocates a pro rata share of Principal Collections to each Class of this Series on each Distribution Date by multiplying the Principal Collections received during the previous calendar month by the Class Percentage for that Class:

     Class Principal Collections = Principal Collections x Class Percentage

"Series Principal Collections" equal:

     - Class A Principal Collections; plus

     - Class B Principal Collections; plus

     - Class C Principal Collections.

     As the Trust pays principal on this Series, we expect this Series to receive fewer Principal Collections in each month to reflect its declining interest in the Receivables in the Trust. For example, if this Series typically received $20,000,000 in Principal Collections in each month of the Revolving Period, it might receive only $10,000,000 in Principal Collections after twelve months of the Controlled Amortization Period. The Trust would use Principal Collections reallocated from other series to continue to make the scheduled monthly Class A principal payment of $16,666,666.67. If a Fixed Principal Allocation Event occurs, however, the percentage of Principal Collections allocated to this Series will no longer decline because of principal payments to the investors in this Series. In general, a Fixed Principal Allocation Event may occur:

     - if this Series would not be able to make its principal payments on time even using the amounts deposited in the Group One Principal Collections Reallocation Account that would be available to it;

     - if the Servicer elects to cause a Fixed Principal Allocation Event to occur; or

     - if a Rapid Amortization Event occurs.

If a Fixed Principal Allocation Event other than a Rapid Amortization Event occurs, and the Trust subsequently issues a new series from which the Servicer expects to reallocate Principal Collections to this Series, the Servicer may lower the Class Percentage for Principal Collections for each Class of this Series, subject to the limit described in the table above. We refer to this as a "Fixed

Principal Allocation Adjustment." We encourage you to review clauses (b), (c) and (d) of the definition of "Class Percentage" and the definitions of "Fixed Principal Allocation Event" and "Fixed Principal Allocation Adjustment" in the Glossary of Terms in this Prospectus Supplement, which describe in more detail how the Trust calculates these pro rata shares and when a Fixed Principal Allocation Event or Fixed Principal Allocation Adjustment will occur.

     Series Charge-offs. The Trust allocates a pro rata share of charge-offs to each Class of this Series on each Distribution Date by multiplying:

     - the amount of Receivables in the Trust that the Servicer charged off as uncollectible during the prior Due Period; minus

     - the amount of these Receivables repurchased by SRFG during that Due Period because they were in accounts that contained Ineligible Receivables by the Class Percentage for that Class:

Class Charge-offs = (Charged-Off Receivables - Repurchased Receivables) x Class
                                   Percentage

     We encourage you to review clause (a) of the definition of "Class Percentage" in the Glossary of Terms in this Prospectus Supplement, which describes in more detail how the Trust calculates this pro rata share.

     The Class B charge-offs will also increase by:

     - the amount of Class B Principal Collections that the Trust uses to pay Class A interest and reimburse Class A charge-offs in steps (17) and (21) of the Cash Flows for this Series; and

     - the amount of the Class B Investor Interest used to reimburse Class A charge-offs in step (22) of the Cash Flows for this Series.

Similarly, the Class C charge-offs will also increase by:

     - the amount of Class C Principal Collections that the Trust uses to pay Class A interest and reimburse Class A charge-offs in steps (16) and (19) of the Cash Flows for this Series;

     - the amount of the Class C Investor Interest used to reimburse Class A charge-offs in step (20) of the Cash Flows for this Series;

     - the amount of Class C Principal Collections that the Trust uses to pay Class B interest and reimburse Class B charge-offs in steps (18) and (23) of the Cash Flows for this Series; and

     - the amount of the Class C Investor Interest used to reimburse Class B charge-offs in step (24) of the Cash Flows for this Series.

     If the Trust cannot reimburse all of the charge-offs for any Class in any month, it will carry forward the amount of unreimbursed charge-offs and will try to reimburse them in the following month. The unreimbursed charge-offs on any Distribution Date are an investor loss, and the Trust reduces the Class Investor Interest and the Class Invested Amount for each Class by the amount of investor loss for that Class. To the extent that the Trust subsequently reimburses these charge-offs, it will reinstate the Class Investor Interest and the Class Invested Amount. On any Distribution Date the Trust will not reinstate the Class Investor Interest and the Class Invested Amount to exceed the initial Class Investor Interest minus the aggregate amount of principal paid to investors in that Class before the Distribution Date.

     If the Trust reimburses all investor losses, it will also pay interest on those investor losses for the periods in which the interest payments to investors were reduced because of those investor losses. The Trust will pay this additional interest--referred to in the Glossary of Terms in this Prospectus Supplement as the "Reimbursed Loss Interest Gross-up Amount"--as part of Class A interest in steps (1), (9), (16) and (17) of the Cash Flows, and as part of Class B interest in steps (2), (10) and (18) of the Cash Flows. If the Class Investor Interest is reduced to zero on any

Distribution Date, it will not be reinstated. If your Class incurs an investor loss, and the Trust does not subsequently reimburse that investor loss and reinstate any reduction in your investor interest, the aggregate amount of principal you ultimately receive will be less than the face amount of your Certificates.

SERIES YIELD COLLECTIONS

     The Series Supplement provides that a portion of Series Principal Collections may be recharacterized as "Series Yield Collections." The Trust uses Series Yield Collections in the same way it uses Series Finance Charge Collections--to pay interest and servicing fees and to reimburse charge-offs. Sears will calculate the amount of Series Yield Collections by multiplying:

     - the Series Yield Factor, by

     - the amount of Series Principal Collections.

Initially, the Series Yield Factor for this Series will be zero. Sears may change the Series Yield Factor in the future, only if:

     - Sears does not reduce the Series Yield Factor below zero;

     - Sears delivers a certificate to the Trustee stating that Sears reasonably believes that the change in the Series Yield Factor will not

        - delay the payment of principal for any series outstanding on the date of the change (including this Series), or

        - cause a rapid amortization event to occur for any series outstanding on the date of the change (including this Series); and

     - the Rating Agencies advise Sears and SRFG that the proposed change in the Series Yield Factor will not cause them to reduce or withdraw their ratings on the certificates of any series outstanding on the date of the change (including this Series).

Recharacterizing a portion of Series Principal Collections as Series Yield Collections may lower the amount of principal the Trust may have available to make payments in any month.

SERIES INVESTMENT INCOME

     On each Distribution Date the Trust will allocate to this Series investment income earned on funds allocated to this Series but not yet paid. The Trust calculates the Series Investment Income on each Distribution Date by adding:

     - the income from the investment of funds on deposit in the Series Interest Funding Account;

     - the income from the investment of funds with respect to the Series Aggregate Excess Funding Amount;

     - this Series' pro rata share of the income from the investment of funds on deposit in the Collections Account; and

     - this Series' pro rata share of the income from the investment of funds on deposit in the Group One Collections Account,

in each case for the calendar month preceding the Distribution Date.

SERIES ADDITIONAL FUNDS

     On January 30, 1998, SRFG agreed to add additional funds to the Trust. These "Additional Funds" are a pro rata share of the amounts the Servicer collects on the receivables that it had previously charged off as uncollectible, including amounts received from the sale of the charged-off receivables. The Servicer will calculate this pro rata share by dividing the total amount of Principal Receivables in the Trust by the total amount of principal receivables in the Sears Portfolio. The amount of Additional Funds added to the Trust under the agreement dated January 30, 1998, will be limited by the amount of recoveries that SRFG receives on the portfolio of charged-off receivables owned by SRFG. SRFG may in the future elect to add more cash to the Trust as Additional Funds.

     On each Distribution Date, the Trust will allocate to this Series a pro rata share of the Additional Funds added to the Trust on that Distribution Date, based on the Series Investor Interest (adjusted to reflect only this Series' interest in the Principal Receivables in the Trust) on the first day of the calendar month preceding the Distribution Date. The Trustee will deposit the Additional Funds allocated to this Series into the Series Collections Account.

     Because SRFG adds Additional Funds based on the total amount of Principal Receivables in the Trust (which is generally the sum of the Series Investor Interest for all series plus the Seller Interest) and the Servicer allocates Additional Funds to each series based on the series investor interest (without any allocation to the Seller Interest), the amount of Additional Funds allocated to this Series will depend not only on the amount the Servicer collects on the receivables it had previously charged off, but also on the size of the Seller Interest. The Seller Interest will generally:

     - increase as credit account customers generate new Receivables in the Accounts;

     - decrease when credit account customers pay Principal Receivables;

     - decrease as the Trust issues new series or additional certificates;

     - increase when SRFG designates Receivables in Additional Accounts to be added to the Trust;

     - decrease when SRFG designates Receivables in specified Accounts to be removed from the Trust; and

     - increase when the Trust pays principal for any series.

REALLOCATIONS

     Under certain circumstances, the Trust may reallocate to this series collections initially allocated to another series in Group One. Similarly, the Trust may reallocate to another series in Group One collections initially allocated to this Series. The Trust will not, however, reallocate collections initially allocated to this Series until the Trust has made all required payments, deposits and reimbursements for this Series. The Trust uses the Group One Finance Charge Collections Reallocation Account and the Group One Principal Collections Reallocation Account to reallocate collections from one series to the other series.

     Group One Finance Charge Collections Reallocation Account. After the Trust uses Series Finance Charge Collections and other income for this Series to pay interest and servicing fees and reimburse charge-offs for this Series on any Distribution Date, the Trustee will deposit any remaining Series Finance Charge Collections and other income for this Series into the Group One Finance Charge Collections Reallocation Account. Other series in Group One have similar cash flow provisions that require the Trust to deposit excess Finance Charge Collections and other income in the Group One Finance Charge Collections Reallocation Account. The Trust, if necessary, will use funds in the Group One Finance Charge Collections Reallocation Account to pay interest and servicing fees and to reimburse charge-offs for other series in Group One. If the Trust has not been able to pay all interest and servicing fees and to reimburse all charge-offs for this Series using Series Finance Charge Collections and other income for this Series on any Distribution Date, it may draw from the Group One Finance Charge Collections Reallocation Account, in an amount proportionate to its needs, as described in steps (9) through (15) of the Cash Flows. Other series will also draw from this account in proportion to their needs.

     We encourage you to review the Cash Flows in this Prospectus Supplement to see how the Trust, if necessary, uses funds in the Group One Finance Charge Collections Reallocation Account to pay interest and servicing fees and to reimburse charge-offs for this Series.

     Group One Principal Collections Reallocation Account. During the Revolving Period, the Trust will deposit into the Group One Principal Collections Reallocation Account:

     - amounts the Trust uses to reimburse charge-offs for this Series; and

     - Class A Principal Collections (excluding those recharacterized as Series Yield Collections).

During the Controlled Amortization Period, the Trust will deposit into the Series Principal Collections Account:

     - amounts the Trust uses to reimburse charge-offs for this Series; and

     - Class A Principal Collections (excluding those recharacterized as Series Yield Collections).

After the Trust uses the funds on deposit in the Series Principal Collections Account to pay principal for this Series on any Distribution Date, the Trustee will deposit any remaining funds into the Group One Principal Collections Reallocation Account. Other series in Group One have similar cash flow provisions that require the Trust to deposit excess funds in their principal collections accounts into the Group One Principal Collections Reallocation Account. The Trust uses funds in the Group One Principal Collections Reallocation Account to pay principal to series in Group One. If the Trust has not been able to pay all scheduled principal payments for this Series using the funds on deposit in the Series Principal Collections Account on any Distribution Date, it may draw from the Group One Principal Collections Reallocation Account in an amount proportionate to its needs, as described in steps (7) through (9) of the Cash Flows for the Controlled Amortization Period. Other series in their controlled amortization or controlled accumulation periods will also draw from this account in proportion to their needs. During the Rapid Amortization Period, if funds remain in the Group One Principal Collections Reallocation Account after the Trust has drawn from the account for all series in their controlled amortization or controlled accumulation periods, the Trust may draw on this account, in an amount proportionate to its needs, as described in steps (7) through (9) of the Cash Flows for the Rapid Amortization Period, to pay principal for this Series. Other series in their rapid amortization periods will also draw from the account in proportion to their needs.

     We encourage you to review the Cash Flows in this Prospectus Supplement to see how the Trust, if necessary, uses funds in the Group One Principal Collections Reallocation Account to pay principal to this Series. If funds remain in the Group One Principal Collections Reallocation Account after the Trust has made all required reallocations to outstanding series (including this Series), the Trustee will either deposit the remaining funds in the Excess Funding Account (General) or pay them to SRFG, as required by the Cash Flows.

INVESTOR ACCOUNTS

     The Trustee has established or will establish the following accounts in the name of the Trust:

     - the Series Collections Account;

     - the Series Principal Collections Account;

     - the Series Interest Funding Account;

     - the Series Distribution Account;

     - the Group One Collections Account;

     - the Group One Finance Charge Collections Reallocation Account;

     - the Group One Principal Collections Reallocation Account;

     - the Collections Account;

     - the Excess Funding Account (General); and

     - the Excess Funding Account (SRC).

Each of these accounts will be either a segregated trust account or a segregated deposit account at a bank or other institution that satisfies certain Rating Agency criteria described in the Definitions section of the Prospectus under "Qualified Trust Institution" or "Eligible Institution." We refer to these accounts as "Investor Accounts." The Servicer has the revocable power to instruct the Trustee to make withdrawals from any Investor Account to carry out its duties under the Pooling and Servicing Agreement and the Series Supplement. The Paying Agent, which will initially be the Trustee, will have the revocable power to withdraw funds from the Series Distribution Account and the Series Interest Funding Account to pay to investors. A successor Paying Agent may be appointed in the future.

     The Trustee must invest funds on deposit in the Investor Accounts for more than one business day in "Permitted Investments." We describe these Permitted Investments under "Description of the Investor Certificates--Investment of Funds in Investor Accounts" in the Prospectus.

CASH FLOWS

     We have summarized the cash flow provisions for this Series and we have used familiar terms in this summary instead of the more complex defined terms that the Series Supplement uses. For example, we refer to "Class A interest" where the Series Supplement refers to the "Class A Modified Required Amount." The "Class A Modified Required Amount" is more than the simple concept of interest, however; it includes complex provisions to pay deferred interest, to reduce required interest if you lose a portion of your principal under the provisions of these Cash Flows, and to compensate you for that reduced interest to the extent that the Trust later reimburses the lost principal. We also refer to "charge-offs" instead of "Class Cumulative Investor Charged-off Amounts," which includes amounts carried forward from prior months and certain amounts related to the effect of the subordination provisions. Because these complexities are important, we have included the full text of the Series Supplement cash flow provisions in Annex A to this Prospectus Supplement, and we encourage you to read Annex A and the related definitions in the Glossary of Terms in full.

     Funds Distributed to this Series. On or before each Distribution Date, the Trustee will, acting for the Trust on the Servicer's instructions, withdraw the following funds from the Group One Collections Account and deposit them into the Series Collections Account:

     - Series Finance Charge Collections for the preceding month;

     - Series Principal Collections for the preceding month; and

     - Series Excess Funding Amount (SRC) for the preceding month.

     To the extent not already deposited in the Series Collections Account, the Trustee will also deposit into the Series Collections Account other income for this Series including:

     - Series Yield Collections;

     - Series Investment Income; and

     - Series Additional Funds that are not used to pay the Investor Servicing Fee.

     The Trustee will distribute funds from the Series Collections Account as described below:

     Revolving Period. On each Distribution Date during the Revolving Period, the Trustee, acting for the Trust on the Servicer's instructions, will apply funds, to the extent they are available (but only to the extent necessary to make any required payment, deposit or reimbursement) in the order set forth below to the accounts indicated below in parentheses or otherwise:

     (1) CLASS A INTEREST. The Trust will use

     - Series Finance Charge Collections; and
     - other income for this Series, if any,

to pay Class A interest. (To the Series Distribution Account.)

     (2) CLASS B INTEREST. The Trust will use

     - Series Finance Charge Collections remaining after step (1); and
     - other income for this Series remaining after step (1)

to pay Class B interest, if any. (To the Series Distribution Account.)

     (3) CLASS C INTEREST. The Trust will use

     - Series Finance Charge Collections remaining after step (2); and
     - other income for this Series remaining after step (2)

to pay Class C interest, if any. (To the Series Distribution Account.)

     (4) SERIES MONTHLY SERVICING FEE. The Trust will use

     - Series Finance Charge Collections remaining after step (3); and
     - other income for this Series remaining after step (3)

to pay all accrued but unpaid monthly servicing fees for this Series. (To the Series Distribution Account.)

     (5) CLASS A CHARGE-OFFS. The Trust will use

     - Series Finance Charge Collections remaining after step (4); and
     - other income for this Series remaining after step (4)

to reimburse Class A charge-offs. (To the Group One Principal Collections Reallocation Account.)

     (6) CLASS B CHARGE-OFFS. The Trust will use

     - Series Finance Charge Collections remaining after step (5); and
     - other income for this Series remaining after step (5)

to reimburse Class B charge-offs. (To the Group One Principal Collections Reallocation Account.)

     (7) CLASS C CHARGE-OFFS. The Trust will use

     - Series Finance Charge Collections remaining after step (6); and
     - other income for this Series remaining after step (6)

to reimburse Class C charge-offs. (To the Group One Principal Collections Reallocation Account.)

     (8) REALLOCATION TO OTHER SERIES. The Trust will reallocate

     - Series Finance Charge Collections remaining after step (7); and
     - other income for this Series remaining after step (7)

to pay interest and monthly servicing fees and reimburse charge-offs for other series in Group One, as described in steps (9) through (15) below. (To the Group One Finance Charge Collections Reallocation Account.)

     (9) CLASS A INTEREST. If the Trust cannot pay Class A interest in full in step (1), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series to pay Class A interest. The pro rata share equals:

     - the amount of Class A interest unpaid after step (1); divided by
     - the amount of Class A interest unpaid for all series after step (1) of the Cash Flows for each series (or an equivalent step).

(To the Series Distribution Account.)

     (10) CLASS B INTEREST. If the Trust cannot pay Class B interest, if any, in full in step (2), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (9) of the Cash Flows for each series (or an equivalent step)

to pay Class B interest. The pro rata share equals:

     - the amount of Class B interest unpaid after step (2); divided by
     - the amount of Class B interest unpaid for all series after step (2) of the Cash Flows for each series (or an equivalent step).

(To the Series Distribution Account.)

     (11) CLASS C INTEREST. If the Trust cannot pay Class C interest, if any, in full in step (3), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (10) of the Cash Flows for each series (or an equivalent step)

to pay Class C interest. The pro rata share equals:

     - the amount of Class C interest unpaid after step (3); divided by
     - the amount of Class C interest unpaid for all series after step (3) of the Cash Flows for each series (or an equivalent step).

(To the Series Distribution Account.)

     (12) CLASS A CHARGE-OFFS. If the Trust cannot reimburse the Class A charge-offs in full in step (5), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (11) of the Cash Flows for each series (or an equivalent step)

to reimburse Class A charge-offs. The pro rata share equals:

     - the amount of Class A charge-offs after step (5); divided by
     - the amount of Class A charge-offs for all series after step (5) of the Cash Flows for each series (or an equivalent step).

(To the Group One Principal Collections Reallocation Account.)

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

     (13) CLASS B CHARGE-OFFS. If the Trust cannot reimburse Class B charge-offs in full in step (6), it will also use

     - A pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (12) of the Cash Flows for each series (or an equivalent step)

to reimburse Class B charge-offs. The pro rata share equals:

     - the amount of Class B charge-offs after step (6); divided by
     - the amount of Class B charge-offs for all series after step (6) of the Cash Flows for each series (or an equivalent step).

(To the Group One Principal Collections Reallocation Account.)

     (14) SERIES MONTHLY SERVICING FEE. If the Trust cannot pay the series monthly servicing fees in full in step (4), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (13) of the Cash Flows for each series (or an equivalent step)

to pay all accrued but unpaid monthly servicing fees for the Series. The pro rata share equals:

     - the amount of accrued but unpaid monthly servicing fees for this Series after step (4); divided by
     - the amount of accrued but unpaid monthly servicing fees for all series after step (4) of the Cash Flows for each series (or an equivalent step).

(To the Series Distribution Account.)

     (15) CLASS C CHARGE-OFFS. If the Trust cannot reimburse the Class C charge-offs in full in step (7), it will also use

     - A pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (14) of the Cash Flows for each series (or an equivalent step)

to reimburse Class C charge-offs. The pro rata share equals:

     - the amount of Class C charge-offs after step (7); divided by
     - the amount of Class C charge-offs for all series after step (7) of the Cash Flows for each series (or an equivalent step).

(To the Group One Principal Collections Reallocation Account.)

     (16) CLASS A INTEREST. If the Trust cannot pay Class A interest in full in steps (1) and (9), it will also use

     - the Series Excess Funding Amount (SRC); and
     - Class C Principal Collections minus the Class C Principal Collections already used as income for this Series under the Series Yield Factor provisions to pay the Class A interest. Class C charge-offs will increase by the amount used in this step. (To the Series Distribution Account.)

     (17) CLASS A INTEREST. If the Trust cannot pay Class A interest in full in steps (1), (9) and (16), it will also use

     - Class B Principal Collections minus the Class B Principal Collections already used as income for this Series under the Series Yield Factor provisions to pay the Class A interest. Class B charge-offs will increase by the amount used in this step. (To the Series Distribution Account.)

     (18) CLASS B INTEREST. If the Trust cannot pay Class B interest, if any, in full in steps (2) and (10), it will also use

     - the Series Excess Funding Amount (SRC) remaining after step (16); and
     - Class C Principal Collections remaining after step (16) minus the Class C Principal Collections already used as income for this Series under the Series Yield Factor provisions to pay the Class B interest. Class C charge-offs will increase by the amount used in this step. (To the Series Distribution Account.)

     (19) CLASS A CHARGE-OFFS. If the Trust cannot reimburse Class A charge-offs in full in steps (5) and (12), it will also use

     - the Series Excess Funding Amount (SRC) remaining after step (18); and
     - Class C Principal Collections remaining after step (18) minus the Class C Principal Collections already used as income for this Series under the Series Yield Factor provisions to reimburse Class A charge-offs. Class C charge-offs will increase by the amount used in this step. (To the Group One Principal Collections Reallocation Account.)

     (20) CLASS A CHARGE-OFFS. If the Trust cannot reimburse Class A charge-offs in full in steps (5), (12) and (19), it will reallocate

     - the Class C Investor Interest

to reimburse Class A charge-offs. The Class C charge-offs will increase by the amount reallocated in this step. In this step, the Trust may reallocate the Class C Investor Interest only to the extent that the cumulative Class C charge-offs after steps (16), (18) and (19) (including unreimbursed Class C charge-offs from prior months) do not exceed the initial Class C Investor Interest minus any Class C principal paid in prior months pursuant to step (27) below.

     (21) CLASS A CHARGE-OFFS. If the Trust cannot reimburse Class A charge-offs in full in steps (5), (12), (19) and (20), it will also use

     - Class B Principal Collections remaining after step (17) minus the Class B Principal Collections already used as income for this Series under the Series Yield Factor provisions to reimburse Class A charge-offs. Class B charge-offs will increase by the amount used in this step. (To the Group One Principal Collections Reallocation Account.)

     (22) CLASS A CHARGE-OFFS. If the Trust cannot reimburse Class A charge-offs in full in steps (5), (12), (19), (20) and (21), it will reallocate

     - the Class B Investor Interest

to reimburse Class A charge-offs. The Class B charge-offs will increase by the amount reallocated in this step. In this step, the Trust may reallocate the Class B Investor Interest only to the extent that the cumulative Class B charge-offs after steps (17), (21) and (22) (including unreimbursed Class B charge-offs from prior months) do not exceed the initial Class B Investor Interest. (To the Group One Principal Collections Reallocation Account.)

     (23) CLASS B CHARGE-OFFS. If the Trust cannot reimburse Class B charge-offs in full in steps (6) and (13) as increased in steps (17), (21) and (22), it will also use

     - the Series Excess Funding Amount (SRC) remaining after step (18); and
     - Class C Principal Collections remaining after step (18) minus the Class C Principal Collections already used as income for this Series under the Series Yield Factor provisions to reimburse Class B charge-offs. Class C charge-offs will increase by the amount used in this step. (To the Group One Principal Collections Reallocation Account.)

     (24) CLASS B CHARGE-OFFS. If the Trust cannot reimburse Class B charge-offs in full in steps (6), (13) and (23) as increased in steps (17), (21) and (22), it will reallocate

     - the Class C Investor Interest

to reimburse Class B charge-offs. The Class C charge-offs will increase by the amount reallocated in this step. In this step, the Trust may reallocate the Class C Investor Interest only to the extent that the cumulative Class C charge-offs after steps (16), (18), (19), (20) and (23) (including unreimbursed Class C charge-offs from prior months) do not exceed the initial Class C Investor Interest minus any Class C principal paid in prior months pursuant to step (27) below.

     (25) PAYMENT TO SRFG. The Trust will pay to SRFG all amounts remaining in the Group One Finance Charge Collections Reallocation Account after steps (1) through (24) and the equivalent steps for all other series in Group One.

     (26) PRINCIPAL COLLECTIONS FROM EXCESS FUNDING ACCOUNT (GENERAL). The Trust will first use the Principal Collections in the Excess Funding Account (General) to pay the principal of series that are in their rapid amortization periods. To the extent that funds remain in the account after this use, the Trustee will deposit

     - the Group One pro rata share of funds in the Excess Funding Account (General)

into the Group One Principal Collections Reallocation Account. The Group One pro rata share equals:

     - the sum of the series investor interests of all series in Group One minus the amount of those series investor interests represented by certificates that SRFG owns; divided by
     - the sum of the series investor interests of all series in the Trust minus the amount of those series investor interests represented by certificates that SRFG owns.

(To the Group One Principal Collections Reallocation Account.)

     (27) CLASS C PRINCIPAL. If the Rating Agencies permit the Trust to pay Class C principal during the Revolving Period, the Trust will use:

     - first, the Series Excess Funding Amount (SRC) and Class C Principal Collections remaining in the Series Collections Account after steps (1) through (8), (16), (18), (19) and (23);
     - second, Class B Principal Collections remaining in the Series Collections Account after steps (1) through (8), (17) and (21); and
     - third, Class A Principal Collections remaining in the Series Collections Account after steps (1) through (8)

to pay Class C principal to the extent permitted. (To the Series Distribution Account.)

     (28) REALLOCATION TO OTHER SERIES. The Trust will reallocate

     - Class A Principal Collections remaining after step (27) minus the Class A Principal Collections already used as income for this Series under the Series Yield Factor provisions to pay principal for other series in Group One. (To the Group One Principal Collections Reallocation Account.)

     (29) DEPOSIT TO EXCESS FUNDING ACCOUNT (SRC) AND PAYMENT TO SRFG. To the extent necessary to maintain the Seller Interest at the minimum level that the Pooling and Servicing Agreement requires, the Trustee will deposit

     - amounts remaining in the Series Collections Account after step (28)

into the Excess Funding Account (SRC). The Trustee will pay to SRFG any funds remaining in the Series Collections Account after step (28) that it does not need to deposit in the Excess Funding Account (SRC) to maintain that minimum Seller Interest. (This provision will be applied to each series in the order in which the series were issued.)

     (30) DEPOSIT TO EXCESS FUNDING ACCOUNT (GENERAL) AND PAYMENT TO SRFG. To the extent necessary to maintain the Seller Interest at the minimum level that the Pooling and Servicing Agreement requires, the Trustee will deposit

     - amounts remaining in the Group One Principal Collections Reallocation Account

into the Excess Funding Account (General). The Trustee will pay to SRFG any funds remaining in the Group One Principal Collections Reallocation Account that it does not need to deposit in the Excess Funding Account (General) to maintain that minimum Seller Interest.

     Controlled Amortization Period. On each Distribution Date during the Controlled Amortization Period, the Trustee, acting for the Trust on the Servicer's instructions, will apply funds, to the extent they are available (but only to the extent necessary to make any required payment, deposit or reimbursement) in the order set forth below to the accounts indicated below in parentheses or otherwise:

     (1) The Trustee will apply funds as described in steps (1) through (26) for the Revolving Period, except that:

     - The Trustee will deposit funds used to reimburse charge-offs in steps
       (5), (6), (7), (12), (13), (15), (19), (21) and (23) into the Series
       Principal Collections Account instead of the Group One Principal Collections Reallocation Account. (The Trust will use these funds to pay Class A principal); and
     - In steps (20) and (24), the Trust may reallocate the Class C Investor Interest only to the extent that the cumulative Class C charge-offs after steps (16), (18), (19), (20) and (23) do not exceed the initial Class C Investor Interest minus any Class C principal paid in prior months.

     (2) PRINCIPAL COLLECTIONS. The Trustee will deposit

     - Class A Principal Collections remaining after step (1) minus the Class A Principal Collections already used as income for this Series under the Series Yield Factor provisions into the Series Principal Collections Account.

     (3) CLASS A PRINCIPAL. The Trust will use

     - funds in the Series Principal Collections Account

to pay the scheduled Class A principal payment. (To the Series Distribution Account.)

     (4) CLASS C PRINCIPAL. The Trust will use

     - funds remaining in the Series Collections Account after step (2)

to pay the permitted Class C principal payment, if any. (To the Series Distribution Account.)

     (5) CLASS B PRINCIPAL. After the Class A Expected Final Payment Date, if the Trust has paid all Class A principal in full, the Trust will use

     - funds remaining in the Series Collections Account after step (2)

to pay the scheduled Class B principal payment. (To the Series Distribution Account.)

     (6) CLASS C PRINCIPAL. On each Distribution Date after the Distribution Date on which the Trust has paid Class B principal in full, the Trust will use

     - funds remaining in the Series Collections Account after step (2)

to pay the scheduled Class C principal payment. (To the Series Distribution Account.)

     (7) CLASS A PRINCIPAL. If the Trust cannot make the scheduled Class A principal payment in full in step (3), the Trust will also use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series to make the scheduled Class A principal payment. The pro rata share equals:

     - the amount of Class A principal unpaid after step (3); divided by
     - the amount of Class A principal unpaid for all series after step (3) of the Cash Flows for each series (or an equivalent step).

(To the Series Distribution Account.)

     (8) CLASS B PRINCIPAL. If the Trust cannot make the scheduled Class B principal payment in full in step (5), the Trust will also use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series remaining after step (7) of the Cash Flows for each series (or an equivalent step)

to make the scheduled Class B principal payment. The pro rata share equals:

     - the amount of Class B principal unpaid after step (5); divided by
     - the amount of Class B principal unpaid for all series after step (5) of the Cash Flows for the Controlled Amortization Period for each series (or an equivalent step).

(To the Series Distribution Account.)

     (9) CLASS C PRINCIPAL. If the Trust cannot make the scheduled Class C principal payment in full in step (6), the Trust will use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series remaining after step (8) of the Cash Flows for each series (or an equivalent step)

to make the scheduled Class C principal payment. The pro rata share equals:

     - the amount of Class C principal unpaid after step (6); divided by
     - the amount of Class C principal unpaid for all series after step (6) of the Cash Flows for the Controlled Amortization Period for each series (or an equivalent step).

(To the Series Distribution Account.)

     (10) CLASS A PRINCIPAL. If the Trust cannot make the scheduled Class A principal payment in full in steps (3) and (7), the Trust will use

     - a pro rata share of funds in the Group One Pre-Funding Reallocation Account from pre-funded series, if any, to make the scheduled Class A principal payment. The pro rata share equals:

     - the amount of Class A principal unpaid after steps (3) and (7); divided by
     - the amount of Class A principal unpaid for all series after steps (3) and
       (7) of the Cash Flows for the Controlled Amortization Period for each series (or equivalent steps).

(To the Series Distribution Account.)

     (11) CLASS B PRINCIPAL. If the Trust cannot make the scheduled Class B principal payment in full in steps (5) and (8), the Trust will use

     - a pro rata share of funds in the Group One Pre-Funding Reallocation Account from pre-funded series, if any, remaining after step (10) of the Cash Flows for each series (or an equivalent step)

to make the scheduled Class B principal payment. The pro rata share equals:

     - the amount of Class B principal unpaid after steps (5) and (8); divided by
     - the amount of Class B principal unpaid for all series after steps (5) and
       (8) of the Cash Flows for the Controlled Amortization Period for each series (or equivalent steps).

(To the Series Distribution Account.)

     (12) CLASS C PRINCIPAL. If the Trust cannot make the scheduled Class C principal payment in full in steps (6) and (9), the Trust will use

     - a pro rata share of funds in the Group One Pre-Funding Reallocation Account from pre-funded series, if any, remaining after step (11) of the Cash Flows for each series (or an equivalent step)

to make the scheduled Class C principal payment. The pro rata share equals:

     - the amount of Class C principal unpaid after steps (6) and (9); divided by
     - the amount of Class C principal unpaid for all series after steps (6) and
       (9) of the Cash Flows for the Controlled Amortization Period for each series (or equivalent steps).

(To the Series Distribution Account.)

     (13) REALLOCATION TO OTHER SERIES. The Trustee will deposit

     - funds remaining in the Series Principal Collections Account into the Group One Principal Collections Reallocation Account.

     (14) DEPOSIT TO EXCESS FUNDING ACCOUNT (SRC) AND PAYMENT TO SRFG. To the extent necessary to maintain the Seller Interest at the minimum level that the Pooling and Servicing Agreement requires, the Trustee will deposit

     - amounts remaining in the Series Collections Account

into the Excess Funding Account (SRC). The Trustee will pay to SRFG any funds remaining in the Series Collections Account that it does not need to deposit in the Excess Funding Account (SRC) to maintain that minimum Seller Interest. (This provision will be applied to each series in the order in which the series were issued.)

     (15) DEPOSIT TO EXCESS FUNDING ACCOUNT (GENERAL) AND PAYMENT TO SRFG. To the extent necessary to maintain the Seller Interest at the minimum level that the Pooling and Servicing Agreement requires, the Trustee will deposit

     - amounts remaining in the Group One Principal Collections Reallocation Account

into the Excess Funding Account (General). The Trustee will pay to SRFG any funds remaining in the Group One Principal Collections Reallocation Account that it does not need to deposit in the Excess Funding Account (General) to maintain that minimum Seller Interest.

     Rapid Amortization Period. On each Distribution Date during the Rapid Amortization Period, the Trustee, acting for the Trust on the Servicer's instructions, will apply funds, to the extent they are available (but only to the extent necessary to make any required payment, deposit or reimbursement) in the order set forth below to the accounts indicated below in the parentheses or otherwise:

     (1) The Trustee will apply funds as described in steps (1) through (25) for the Revolving Period, except that:

     - The Trustee will deposit funds used to reimburse charge-offs in steps
       (5), (6), (7), (12), (13), (15), (19), (21) and (23) into the Series
       Principal Collections Account instead of the Group One Principal Collections Reallocation Account. (The Trust will use these funds to pay Class A principal);

     - In steps (20) and (24), the Trust may reallocate the Class C Investor Interest only to the extent that the cumulative Class C charge-offs after steps (16), (18), (19), (20) and (23) do not exceed the initial Class C Investor Interest minus any Class C principal paid in prior months; and

     - In step (22), the Trust may reallocate the Class B Investor Interest only to the extent that the cumulative Class B charge-offs after steps (17) and (21) do not exceed the initial Class B Investor Interest minus any Class B principal paid in prior months.

     (2) PRINCIPAL COLLECTIONS FROM EXCESS FUNDING ACCOUNT (GENERAL). The Trustee will deposit

     - a pro rata share of funds in the Excess Funding Account (General)

into the Series Principal Collections Account. The pro rata share equals:

     - the sum of the Series Investor Interest for this Series minus the amount of the Series Investor Interest for this Series represented by certificates that SRFG owns; divided by

     - the sum of the series investor interests of all series in rapid amortization periods in the Trust minus the amount of those series investor interests represented by certificates that SRFG owns.

(To the Series Principal Collections Account.)

     (3) PRINCIPAL COLLECTIONS. The Trustee will deposit

     - Class A Principal Collections remaining after step (1) minus the Class A Principal Collections already used as income for this Series under the Series Yield Factor provisions into the Series Principal Collections Account.

     (4) CLASS A PRINCIPAL. The Trust will use

     - funds deposited in the Series Principal Collections Account to pay Class A principal. (To the Series Distribution Account.)

     (5) CLASS B PRINCIPAL. If the Trust has paid all Class A principal in full, the Trust will use

     - funds remaining in the Series Collections Account after step (3)

to pay Class B principal. (To the Series Distribution Account.)

     (6) CLASS C PRINCIPAL. On each Distribution Date after the Distribution Date on which the Trust has paid Class B principal in full, the Trust will use

     - funds remaining in the Series Collections Account after step (1)

to pay Class C principal. (To the Series Distribution Account.)

     (7) CLASS A PRINCIPAL. The Trust will first use funds in the Group One Principal Collections Reallocation Account to pay the principal of series that are in their controlled amortization periods or controlled accumulation periods. To the extent that funds remain in the account after this use, if the Trust cannot pay all Class A principal in full in step (4), the Trust will also use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series to pay Class A principal. The pro rata share equals:

     - the amount of Class A principal unpaid after step (4); divided by
     - the amount of Class A principal unpaid for all series in their rapid amortization periods after step (4) of the Cash Flows for the Rapid Amortization Period for each series (or an equivalent step).

(To the Series Distribution Account.)

     (8) CLASS B PRINCIPAL. If the Trust cannot pay all Class B principal in full in step (5), the Trust will also use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series remaining after step (7)

to pay Class B principal. The pro rata share equals:

     - the amount of Class B principal unpaid after step (5); divided by
     - the amount of Class B principal unpaid for all series in their rapid amortization periods after step (5) of the Cash Flows for the Rapid Amortization Period for each series (or an equivalent step).

(To the Series Distribution Account.)

     (9) CLASS C PRINCIPAL. If the Trust cannot pay all Class C principal in full in step (6), the Trust will use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series remaining after step (8)
to pay Class C principal. The pro rata share equals:

     - the amount of Class C principal unpaid after step (6); divided by
     - the amount of Class C principal unpaid for all series in their rapid amortization periods after step (6) of the Cash Flows for the Rapid Amortization Period for each series (or an equivalent step).

(To the Series Distribution Account.)

     (10) REALLOCATION TO OTHER SERIES. The Trustee will deposit

     - Funds remaining in the Series Principal Collections Account after step
       (4)

into the Group One Principal Collections Reallocation Account.

     (11) DEPOSIT TO EXCESS FUNDING ACCOUNT (SRC) AND PAYMENT TO SRFG. To the extent necessary to maintain the Seller Interest at the minimum level that the Pooling and Servicing Agreement requires, the Trustee will deposit

     - amounts remaining in the Series Collections Account

into the Excess Funding Account (SRC). The Trustee will pay to SRFG any funds remaining in the Series Collections Account that it does not need to deposit in the Excess Funding Account (SRC) to maintain that minimum Seller Interest. (This provision will be applied to each series in the order in which the series were issued.)

     (12) DEPOSIT TO EXCESS FUNDING ACCOUNT (GENERAL) AND PAYMENT TO SRFG. To the extent necessary to maintain the Seller Interest at the minimum level that the Pooling and Servicing Agreement requires, the Trustee will deposit

     - amounts remaining in the Group One Principal Collections Reallocation Account

into the Excess Funding Account (General). The Trustee will pay to SRFG any funds remaining in the Group One Principal Collections Reallocation Account that it does not need to deposit in the Excess Funding Account (General) to maintain that minimum Seller Interest.

PAYMENTS

     Interest and Monthly Servicing Fees. On each Distribution Date, after the Trustee applies the funds as described in "--Cash Flows," the Trustee, acting for the Trust on the Servicer's instructions, will apply funds, to the extent they are available, in the order set forth below to the accounts indicated below in parentheses or otherwise:

     (1) CLASS A INTEREST. The Trust will use

     - funds deposited into the Series Distribution Account for Class A to pay Class A interest. (To the Series Interest Funding Account.)

     (2) CLASS B INTEREST. The Trust will use

     - funds deposited into the Series Distribution Account for Class B to pay Class B interest, if any. (To the Series Interest Funding Account.)

     (3) CLASS C INTEREST. The Trust will use

     - funds deposited into the Series Distribution Account for Class C to pay Class C interest, if any. (To the Series Interest Funding Account.)

     (4) INTEREST PAYMENT TO INVESTORS. the Trust will use

     - funds deposited into the Series Interest Funding Account in steps (1),
       (2) and (3)

to pay Class A interest, Class B interest, if any, and Class C interest, if any.

     (5) SERIES MONTHLY SERVICING FEES. The Trust will use

     - funds deposited into the Series Distribution Account for accrued and unpaid monthly servicing fees for this Series to pay accrued and unpaid monthly servicing fees for this Series to the Servicer.

     Principal. The Trustee, acting for the Trust on the Servicer's instructions, will apply funds to the extent they are available in the order set forth below on the following dates:

     (1) CLASS A PRINCIPAL. On each Distribution Date during the Controlled Amortization Period, the Trust will use

     - funds remaining in the Series Distribution Account after the Trust pays interest and monthly servicing fees as described above to make the scheduled Class A principal payment.

     (2) CLASS B PRINCIPAL. On each Distribution Date during the Controlled Amortization Period after the Trust has paid Class A principal in full, the Trust will use

     - funds remaining in the Series Distribution Account after the Trust pays interest and monthly servicing fees as described above to make the scheduled Class B principal payment.

     (3) CLASS C PRINCIPAL. On each Distribution Date during the Controlled Amortization Period, the Trust will use

     - funds remaining in the Series Distribution Account after step (1) or (2), as applicable to make the permitted Class C principal payment.

     (4) CLASS C PRINCIPAL. On each Distribution Date during the Controlled Amortization Period after the Trust has paid Class A principal and Class B principal in full, the Trust will use

     - funds in the Series Distribution Account

to pay all Class C principal.

     (5) SERIES PRINCIPAL. On each of the following dates:

     - each Distribution Date during the Rapid Amortization Period; and
     - each Distribution Date after the scheduled final principal payment date for each Class if the Trust has not paid all principal to that Class on or before the scheduled final principal payment date, the Trust will use

     - funds remaining in the Series Distribution Account after the Trust pays interest and monthly servicing fees as described above in the following order:

     - first, the Trust will pay Class A principal;
     - second, the Trust will pay Class B principal; and
     - third, the Trust will pay Class C principal.

SUBORDINATE SERIES

     This Series will not be subordinate to any other series. In the future, the Trust may issue a series that is subordinate to this Series. If the Trust issues a subordinate series, the Trust will use funds from that series to cover certain shortfalls in this Series before the Trust uses funds in the Group One Finance Charge Collections Reallocation Account to cover those shortfalls. The extent to which any new series is subordinate to this Series will be set forth in the Series Supplement for that series. SRFG does not at this time have any plans to cause the Trust to issue a series subordinate to this Series and we cannot assure you that the Trust will issue a subordinate series in the future.

SALE OF CLASS B CERTIFICATES AND CLASS C CERTIFICATES

     Although SRFG initially will own the Class B Certificates and the Class C Certificates and currently intends to keep them, it may on any date that is at least two months before the beginning of the Controlled Amortization Period sell or transfer all of the Class B Certificates or all of the Class C Certificates. SRFG may also increase the interest rate on the Class B Certificates or the Class C Certificates in connection with any sale or transfer of them. SRFG may sell or transfer the Class B Certificates or the Class C Certificates and increase the applicable interest rate only if:

     - SRFG notifies the Trustee, the Servicer and the Rating Agencies of the proposed sale or transfer of the Class B Certificates or the Class C Certificates, and any proposed increase in the interest rate, at least five days before the transfer or sale takes place;

     - the Rating Agencies advise the Trustee that the proposed sale or transfer of the Class B Certificates or the Class C Certificates, and any proposed increase in the interest rate, will not cause them to reduce or withdraw their ratings on the certificates of any outstanding series (including this Series);

     - SRFG delivers to the Trustee a certificate stating that SRFG reasonably believes that the sale of the Class B Certificates or the Class C Certificates will not have a material adverse effect on the Class A Certificates;

     - there are no outstanding investor losses for any Class of this Series on the day that SRFG sells or transfers the Class B Certificates or the Class C Certificates;

     - the new holders of the Class B Certificates or the Class C Certificates agree that they will not be entitled to receive Class B principal payments or Class C principal payments, as applicable, until the Class A Investor Interest has been reduced to zero;

     - a Rapid Amortization Event for this Series has not occurred; and

     - SRFG delivers to the Trustee an opinion of tax counsel that the proposed sale or transfer will not affect the treatment of certain certificates as debt and the treatment of the Trust as an entity not subject to tax.

ISSUANCE OF ADDITIONAL CERTIFICATES

     During the Revolving Period, the Trust may issue additional Certificates that will be identical to the Certificates described in this Prospectus Supplement. Each time the Trust issues additional Certificates, it will issue a pro rata principal amount of each Class of Certificates, based on the aggregate face amount of the outstanding Certificates; the initial Class Investor Interest and the scheduled principal payments for each Class will be increased proportionately to reflect the aggregate face amount of the additional Certificates.

     The Trust may issue additional Certificates in any aggregate amount at any time during the Revolving Period if:

     - SRFG notifies the Trustee, the Servicer and the Rating Agencies of the proposed issuance of the additional Certificates at least five business days before the Trust issues them;

     - after the Trust issues the additional Certificates, the total amount of Principal Receivables will be greater than or equal to the minimum level required under the Pooling and Servicing Agreement;

     - SRFG delivers to the Trustee an executed copy of any agreement relating to credit enhancement provided by a third party in connection with issuing the additional Certificates;

     - the Rating Agencies advise SRFG in writing that the proposed issuance of additional Certificates will not cause them to reduce or withdraw their ratings on the certificates of any outstanding series (including this Series);

     - SRFG delivers to the Trustee a certificate stating that SRFG reasonably believes that issuing the additional Certificates will not have a material adverse effect on the outstanding Certificates of this Series;

     - there are no outstanding investor losses for any Class of this Series on the day that the Trust issues the additional Certificates; and

     - SRFG delivers to the Trustee an opinion of tax counsel that issuance of the additional Certificates will not affect the treatment of certain certificates as debt and the treatment of the Trust as an entity not subject to tax.

PAIRED SERIES

     During the Controlled Amortization Period and after a Fixed Principal Allocation Event occurs, the Trust may issue a new series that is paired with this Series. The Trust will use this "Paired Series" to finance the increase in the Seller Interest that results when the Trust pays Class A principal. The Trust may issue a Paired Series if it can meet the conditions that apply to the issuance of any new series. We have described those conditions under "Description of the Investor Certificates--Establishing and Issuing New Series" in the Prospectus.

     The Trust will pay the proceeds from the sale of the Paired Series certificates to SRFG. We expect that the Paired Series invested amount would equal the face amount of the Paired Series certificates, but initially the Trust would allocate a lower amount of Principal Collections to the Paired Series than it would if it were not a Paired Series. The numerator for the allocation percentage for the Paired Series may increase to the level of the Paired Series invested amount if a rapid amortization event for the Paired Series occurs.

     We cannot assure you that the terms of any Paired Series will not have an impact on the timing or amount of payments to this Series. In particular, if a rapid amortization event for the Paired Series occurs while this Series is in its Controlled Amortization Period or Rapid Amortization Period, SRFG may decrease the numerator the Trust uses to calculate the Class Percentage for Principal Collections for each Class of this Series. SRFG may not, however, reduce this numerator below what it would have been for that Class as of the last day of the revolving period for the Paired Series. This reduction in the Class Percentage for this Series would result in a corresponding increase in the class percentage used to allocate Principal Collections to the Paired Series. Consequently, the amount of Principal Collections allocated to this Series may decrease while the amount of Principal Collections allocated to the Paired Series may increase. As a result, you may receive principal payments smaller than your scheduled payments and the Trust's final payment of principal to you may be delayed.

RAPID AMORTIZATION EVENTS

     If a Rapid Amortization Event occurs, the Rapid Amortization Period will begin. A Rapid Amortization Event will occur if:

     - SRFG fails to make any payment or deposit on the date required under the Pooling and Servicing Agreement or the Series Supplement and fails to make that payment or deposit within five business days after that date; or

     - SRFG materially fails to observe or perform any other material covenant or agreement of SRFG in the Pooling and Servicing Agreement or the Series Supplement and SRFG does not remedy the problem within 60 days after notice is given to:

        - SRFG, by the Trustee; or

        - SRFG and the Trustee, by investors holding at least 25% of the Class Invested Amount of any Class materially adversely affected by SRFG's failure to observe or perform the covenant; or

     - any representation or warranty made by SRFG in the Pooling and Servicing Agreement or the Series Supplement, or any information required to be given by SRFG to the Trustee to identify the Accounts, proves to have been materially incorrect when made and continues to be materially incorrect for 60 days after notice is given to:

        - SRFG, by the Trustee; or

        - SRFG and the Trustee, by investors holding at least 25% of the Class Invested Amount of any Class materially adversely affected by the incorrect representation or warranty; or

        - any Servicer Termination Event occurs that would have a material adverse effect on the investors in this Series;

and either the Trustee or investors whose aggregate investor interests equal at least 51% of the Series Investor Interest declare in writing to SRFG and the Servicer (and to the Trustee if declared by the investors) that a Rapid Amortization Event has occurred for this Series.

     A Rapid Amortization Event will occur for all series (including this Series) without notice from the Trustee or the investors if:

     - certain events of bankruptcy, insolvency or receivership relating to SRFG, the Bank or Sears, when Sears is not the Servicer, occur; or

     - SRFG becomes unable to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days; or

     - the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

     - the amount of Principal Receivables in the Trust at the end of any Due Period is less than the minimum amount of Principal Receivables required under the Pooling and Servicing Agreement and SRFG fails to assign Receivables in additional Accounts or participation interests in other pools of receivables to the Trust in at least the amount of the deficiency by the Distribution Date related to the second subsequent Due Period.

     A Rapid Amortization Event will occur for this Series without notice from the Trustee or the investors if, since November 23, 1999 or the last Distribution Date on which the investor loss for each Class of this Series equaled zero (whichever is later), there have been three Distribution Dates on which the Net Yield is less than the Base Rate.

     - "Net Yield" equals the annualized percentage of:

        - Series Finance Charge Collections and other income for this Series;
          plus

        - Series Finance Charge Collections and other series income that the Trust reallocated to this Series from other series; minus

        - this Series' pro rata share of the amount of Receivables in the Trust that the Servicer charged off as uncollectible during the prior Due Period; plus

        - this Series' pro rata share of the amount of these charged-off Receivables repurchased by SRFG during that Due Period because they were in accounts that contained Ineligible Receivables; divided by

        - the Series Invested Amount.

     - "Base Rate" equals 2.00% (the investor servicing fee percentage) plus the weighted average of the Class A, Class B and Class C interest rates. Initially, the Base Rate will be 7.481781%.

TERMINATION OF SERIES; CLEAN-UP CALL

     This Series will terminate upon the earlier of:

        - the business day after the November 2009 Distribution Date; or

        - the day that the Trust makes the final Class C principal payment.

     If the Series Investor Interest is greater than zero after the October 2009 Distribution Date, the Trust will sell Receivables or interests in the Receivables for an amount equal to the remaining Series Investor Interest plus interest on the Certificates that will be accrued but unpaid on the November 2009 Distribution Date; provided, however, that the Trust may not sell more than this Series' pro rata share of the Receivables in the Trust. That pro rata share will equal:

     - the aggregate amount of Receivables in the Trust; multiplied by

     - the Series Investor Interest on the October 2009 Distribution Date; divided by

     - the Aggregate Investor Interest on the October 2009 Distribution Date.

The Trust will not sell Receivables that are materially different from the Receivables remaining in the Trust. The Trustee will deposit the proceeds from this sale into the Series Distribution Account. The Trust will use those proceeds to pay the remaining Class A, Class B and Class C principal and interest, to the extent funds are available. This will be the Trust's final payment to the investors.

     Under certain circumstances, SRFG may terminate the series by repurchasing and canceling the Certificates. The Series Supplement provides that SRFG may purchase the remaining Series Investor Interest from the Trust if, after the Trust makes payments on any Distribution Date during the Controlled Amortization Period (on or after the January 2006 Distribution Date) or the Rapid Amortization Period,

     - the Series Investor Interest; minus

     - the Class B Investor Interest and the Class C Investor Interest if SRFG owns the Class B and Class C Certificates; minus

     - Class A's pro rata share of funds on deposit in the Excess Funding Account (General) and the Excess Funding Account (SRC)
is less than or equal to $40,000,000. If SRFG elects to purchase the remaining Series Investor Interest, it will deposit into the Series Distribution Account on the next Distribution Date an amount equal to:

     - the Series Investor Interest at the end of the prior calendar month; plus

     - all interest accrued but unpaid as of the end of the prior calendar month.

SRFG may not purchase and cancel any Class B Certificates or Class C Certificates until it purchases and cancels all Class A Certificates.

                             SERVICING COMPENSATION

     The Trust will pay the Servicer a monthly servicing fee to compensate the Servicer for its activities and to reimburse the Servicer's expenses. On each Distribution Date, the Trust will use Series Finance Charge Collections and other income for this Series, and this Series' pro rata share of funds in the Group One Finance Charge Collections Reallocation Account, to the extent available, to pay the monthly servicing fee. The Trust will calculate the monthly servicing fee for each Class as follows:

     - 2.00% of the Series Investor Interest minus this Series' pro rata share of funds on deposit in the Excess Funding Account (General) and the Excess Funding Account (SRC), divided by twelve; multiplied by

     - the Class Investor Interest; divided by

     - the Series Investor Interest.

SRFG and the Servicer may agree in the future to reduce the 2.00% investor servicing fee percentage.

                                  UNDERWRITING

     The Underwriters named below, SRFG and Sears have entered into an underwriting agreement. Pursuant to the underwriting agreement, SRFG has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates set forth opposite its name:

                                                                         PRINCIPAL
                                                                         AMOUNT OF
                                                                          CLASS A
                                UNDERWRITERS                            CERTIFICATES
                                ------------                            ------------
        Morgan Stanley & Co. Incorporated...........................    $ 80,000,000
        Bear, Stearns & Co. Inc.....................................      80,000,000
        Credit Suisse First Boston Corporation......................      80,000,000
        Goldman, Sachs & Co.........................................      80,000,000
        Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated...................................      80,000,000
                                                                        ------------
             Total..................................................    $400,000,000
                                                                        ============

     The underwriting agreement provides that the Underwriters will be obligated to pay for and accept delivery of the Certificates only if their counsel approves of certain legal matters and various other conditions are met. If the Trust issues any of the Class A Certificates, it must issue all of the Class A Certificates. Under the terms and conditions of the underwriting agreement, the Underwriters must take and pay for all of the Class A Certificates, if they take any of them.

     The Underwriters have advised SRFG that they propose to offer the Class A
Certificates:

     - to the public at the price set forth on the cover page of this Prospectus Supplement; and

     - to certain dealers at the price set forth on the cover page of this Prospectus Supplement minus concessions of up to 0.175% of the principal amount of the Class A Certificates.

The Underwriters may allow, and the dealers may reallow, concessions of up to 0.125% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the Underwriters may change the public offering price and other selling terms.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of these transactions. None of SRFG, Sears or the Underwriters represents that the Underwriters will engage in any of these transactions. These transactions, once commenced, may be discontinued without notice at any time.

     There currently is no secondary market for the Class A Certificates, and SRFG and the Underwriters cannot assure you that one will develop. If a secondary market for the Class A Certificates does develop, it may not continue until the Trust has paid the Class A Certificates in full.

     SRFG has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in connection with those liabilities.

     In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with SRFG, Sears and their affiliates.

     The Underwriters and SRFG have agreed that the closing of the sale of the Certificates to the Underwriters will occur six business days after the date on the cover of this Prospectus Supplement or at such later date as they may mutually agree.

     SRFG estimates that its expenses for this offering will be approximately $600,000.

                                 LEGAL MATTERS

     Latham & Watkins and Steven M. Cook, Deputy General Counsel, Transactions and Securities, of Sears, will pass upon the legality of the Certificates for SRFG. Steven M. Cook owns 329 shares of Sears common stock and has been granted stock options with respect to an additional 4,932 shares of Sears common stock. Latham & Watkins also will pass upon certain legal matters for SRFG relating to the tax consequences of the Certificates' issuance. Skadden, Arps, Slate, Meagher & Flom LLP will pass upon the legality of the Certificates for the underwriters. From time to time, Skadden, Arps, Slate, Meagher & Flom LLP performs legal services for Sears and its affiliates.

                               GLOSSARY OF TERMS

     "ACCOUNT ISSUER" is defined in "Sears Credit Business--Credit Granting Procedures."

     "ACCOUNT SELECTION DATE" means, collectively, the last day of the billing cycles ended in September 1989, November 1989, June 1990, January 1991, February 1991, March 1991, May 1991, October 1991, November 1991, December 1992, February 1993, February 1994, February 1995 and June 1995.

     "AGGREGATE EXCESS FUNDING AMOUNT" means the sum of the amounts on deposit in the Excess Funding Account (General) and the Excess Funding Account (SRC).

     "BASE RATE" for each Distribution Date means 2.00% (the investor servicing fee percentage) plus the weighted average of the Class A, Class B and Class C interest rates. The Base Rate initially will be 7.481781%.

     "CHARGED-OFF AMOUNT" means for any Distribution Date:

     - the aggregate amount of Receivables in Accounts that became Charged-Off Accounts in the related Due Period; minus

     - the full amount of any of those Receivables that SRFG repurchased because those Receivables were Ineligible Receivables.

     "CLASS A CERTIFICATE INTEREST" means for any Distribution Date:

     - the Class A Invested Amount for that Distribution Date; multiplied by

     - 6.45%; divided by

     - twelve (or, for the Distribution Date in December 1999, 360 divided by 22--the actual number of days from November 23, 1999 to but excluding December 15, 1999, assuming the month of November has 30 days).

     "CLASS A CONTROLLED AMORTIZATION AMOUNT" means, for any Distribution Date during the Controlled Amortization Period, the sum of:

     - $16,666,666.67; and

     - any Class A Controlled Amortization Amount Shortfall.

     "CLASS A CONTROLLED AMORTIZATION AMOUNT SHORTFALL" is defined in step (3) for the Controlled Amortization Period in "Annex A--Cash Flows."

     "CLASS A CUMULATIVE INVESTOR CHARGED-OFF AMOUNT" means for any Distribution
Date:

     - the Class A Cumulative Investor Charged-Off Amount remaining as of the end of the Due Period related to the prior Distribution Date; plus

     - the Class A Investor Charged-Off Amount as of the end of the Due Period related to the applicable Distribution Date,

in each case as adjusted on each Distribution Date as described in "Annex A--Cash Flows."

     "CLASS A EXPECTED FINAL PAYMENT DATE" means the November 2005 Distribution Date.

     "CLASS A INVESTED AMOUNT" is defined in "Summary of Series Terms--Class Invested Amounts and Class Investor Interests."

     "CLASS A INVESTOR CHARGED-OFF AMOUNT" means for any Distribution Date:

     - the Charged-Off Amount for that Distribution Date; multiplied by

     - the Class A Percentage for the Charged-Off Amount.

     "CLASS A INVESTOR INTEREST" is defined in "Summary of Series Terms--Class Invested Amounts and Class Investor Interests."

     "CLASS A MODIFIED REQUIRED AMOUNT" means on any Distribution Date:

     - the Class A Required Amount for that Distribution Date; minus

     - the sum of all accrued but unpaid Class Monthly Servicing Fees for the Class A Certificates.

     "CLASS A MODIFIED REQUIRED AMOUNT SHORTFALL" on any Distribution Date, means the amount, if any, by which the Class A Modified Required Amount exceeds the sum of the Series Finance Charge Collections and Series Additional Allocable Amounts on that Distribution Date.

     "CLASS A PRINCIPAL COLLECTIONS" means on any day or any Distribution Date:

     - the Class A Percentage for Principal Collections for the related Distribution Date; multiplied by

     - the amount of Principal Collections for such day or for the related Due Period, as applicable.

     "CLASS A RAPID AMORTIZATION AMOUNT SHORTFALL" is defined in step (4) for the Rapid Amortization Period in "Annex A--Cash Flows."

     "CLASS A REQUIRED AMOUNT" means, on any Distribution Date, the Class Required Amount for the Class A Certificates.

     "CLASS B CERTIFICATE INTEREST" means, for any Distribution Date on which SRFG owns the Class B Certificates, zero.

     "CLASS B CONTROLLED AMORTIZATION AMOUNT" means, for any Distribution Date with respect to the Controlled Amortization Period occurring after the November 2005 Distribution Date, the sum of:

     - $14,125,000; and

     - any Class B Controlled Amortization Amount Shortfall.

     "CLASS B CONTROLLED AMORTIZATION AMOUNT SHORTFALL" is defined in step (5) for the Controlled Amortization Period in "Annex A--Cash Flows."

     "CLASS B CUMULATIVE INVESTOR CHARGED-OFF AMOUNT" means for any Distribution
Date:

     - the Class B Cumulative Investor Charged-Off Amount as of the end of the Due Period related to the prior Distribution Date; plus

     - the Class B Investor Charged-Off Amount as of the end of the Due Period related to the applicable Distribution Date,

in each case as adjusted on each Distribution Date as described in "Annex A--Cash Flows."

     "CLASS B EXPECTED FINAL PAYMENT DATE" means the January 2006 Distribution Date.

     "CLASS B INVESTED AMOUNT" is defined in "Summary of Series Terms--Class Invested Amounts and Class Investor Interests."

     "CLASS B INVESTOR CHARGED-OFF AMOUNT" means for any Distribution Date:

     - the Charged-Off Amount for that Distribution Date; multiplied by

     - the Class B Percentage for the Charged-Off Amount.

     "CLASS B INVESTOR INTEREST" is defined in "Summary of Series Terms--Class Invested Amounts and Class Investor Interests."

     "CLASS B MODIFIED REQUIRED AMOUNT" means on any Distribution Date:

     - the Class B Required Amount for that Distribution Date; minus

     - the sum of all accrued but unpaid Class Monthly Servicing Fees for the Class B Certificates.

     "CLASS B MODIFIED REQUIRED AMOUNT SHORTFALL" on any Distribution Date, means the amount, if any, by which the Class B Modified Required Amount exceeds the sum of the Series Finance Charge Collections and Series Additional Allocable Amounts on that Distribution Date minus the Class A Modified Required Amount.

     "CLASS B PRINCIPAL COLLECTIONS" means for any day or any Distribution Date:

     - the Class B Percentage for Principal Collections for the related Distribution Date; multiplied by

     - the amount of Principal Collections for that day or for the related Due Period, as applicable.

     "CLASS B RAPID AMORTIZATION AMOUNT SHORTFALL" is defined in step (5) for the Rapid Amortization Period in "Annex A--Cash Flows."

     "CLASS B REQUIRED AMOUNT" on any Distribution Date, means the Class Required Amount for the Class B Certificates.

     "CLASS C CERTIFICATE INTEREST" means, for any Distribution Date on which SRFG owns the Class C Certificates, zero.

     "CLASS C CONTROLLED AMORTIZATION AMOUNT" means the Class C Invested Amount.

     "CLASS C CONTROLLED AMORTIZATION AMOUNT SHORTFALL" is defined in step (6) for the Controlled Amortization Period in "Annex A--Cash Flows."

     "CLASS C CUMULATIVE INVESTOR CHARGED-OFF AMOUNT" means for any Distribution
Date:

     - the Class C Cumulative Investor Charged-Off Amount as of the end of the Due Period related to the prior Distribution Date; plus

     - the Class C Investor Charged-Off Amount as of the end of the Due Period related to the applicable Distribution Date,

in each case as adjusted on each Distribution Date as described in "Annex A--Cash Flows."

     "CLASS C FIXING DEADLINE" means the earliest date on which:

     - a Rapid Amortization Event occurs;

     - SRFG transfers or sells the Class C Certificates; or

     - the Class C Invested Amount is less than or equal to $14,119,500 (3% of the initial Series Investor Interest) or a lower amount permitted by the Rating Agencies. (The Trust may decrease this amount without the consent of the investors in this Series if SRFG receives written notice from the Rating Agencies that such a decrease will not cause them to reduce or withdraw their ratings on the certificates of any outstanding series (including this Series).)

     "CLASS C INVESTED AMOUNT" is defined in "Summary of Series Terms--Class Invested Amounts and Class Investor Interests."

     "CLASS C INVESTOR CHARGED-OFF AMOUNT" means for any Distribution Date:

     - the Charged-Off Amount for that Distribution Date; multiplied by

     - the Class C Percentage for the Charged-Off Amount.

     "CLASS C INVESTOR INTEREST" is defined in "Summary of Series Terms--Class Invested Amounts and Class Investor Interests."

     "CLASS C MODIFIED REQUIRED AMOUNT" means on any Distribution Date:

     - the Class C Required Amount for that Distribution Date; minus

     - the sum of all accrued but unpaid Class Monthly Servicing Fees for the Class C Certificates.

     "CLASS C MODIFIED REQUIRED AMOUNT SHORTFALL" on any Distribution Date, means the amount, if any, by which the Class C Modified Required Amount exceeds

     - the sum of the Series Finance Charge Collections and Series Additional Allocable Amounts on that Distribution Date minus the sum of the Class A Modified Required Amount and the Class B Modified Required Amount.

     "CLASS C PERMITTED CONTROLLED AMORTIZATION AMOUNT," if applicable, for any Distribution Date in the Controlled Amortization Period (before the Class C Fixing Deadline) means an amount equal to:

     - $1,650,126.48; plus

     - the Class C Permitted Controlled Amortization Amount Shortfall, if any.

The Trust may increase the Class C Permitted Controlled Amortization Amount (including designating a Class C Permitted Controlled Amortization Amount payable during the Revolving Period) without the consent of the investors in this Series if SRFG receives written notice from the Rating Agencies that such an increase will not cause them to reduce or withdraw their ratings on the certificates of any outstanding series (including this Series).

     "CLASS C PERMITTED CONTROLLED AMORTIZATION AMOUNT SHORTFALL" is defined in step (4) for the Controlled Amortization Period in "Annex A--Cash Flows." The Class C Permitted Controlled Amortization Amount Shortfall initially will be zero.

     "CLASS C PRINCIPAL COLLECTIONS" means for any day or any Distribution Date:

     - the Class C Percentage for Principal Collections for the related Distribution Date; multiplied by

     - the amount of Principal Collections for that day or for the related Due Period, as applicable.

     "CLASS C RAPID AMORTIZATION AMOUNT SHORTFALL" is defined in step (6) for the Rapid Amortization Period in "Annex A--Cash Flows."

     "CLASS C REQUIRED AMOUNT" means, on any Distribution Date, the Class Required Amount for the Class C Certificates.

     "CLASS ALTERNATIVE DEFICIENCY AMOUNT" means, for any Class, on any Distribution Date, the Class Deficiency Amount that would have been calculated for that Class on that Distribution Date if the aggregate unreimbursed Investor Losses on that Distribution Date equaled zero.

     "CLASS CONTROLLED AMORTIZATION AMOUNT" means the Class A Controlled Amortization Amount, the Class B Controlled Amortization Amount or the Class C Controlled Amortization Amount, as applicable.

     "CLASS CUMULATIVE INVESTOR CHARGED-OFF AMOUNT" means the Class A Cumulative Investor Charged-Off Amount, the Class B Cumulative Investor Charged-Off Amount, or the Class C Cumulative Investor Charged-Off Amount, as applicable.

     "CLASS DEFICIENCY AMOUNT" means, for each Class, on any Distribution Date, the sum of:

     - interest for that Class accrued since the immediately preceding Distribution Date;

     - if, since the immediately preceding Distribution Date and before the current Distribution Date, a Reimbursed Loss Event has occurred, the sum of:

        - the Reimbursed Loss Interest for that Class for each previous Distribution Date since the last Distribution Date on which Investor Losses for that Class equaled zero, and

        - the Reimbursed Loss Interest Gross-up Amount for that Class for each previous Distribution Date since the last Distribution Date on which the aggregate amount of unreimbursed Investor Losses for that Class equaled zero;

     - the Class Deficiency Amount on the immediately preceding Distribution Date; and

     - the Class Deficiency Amount on the immediately preceding Distribution Date multiplied by the interest rate, if any, for that Class and divided by twelve.

     "CLASS FINANCE CHARGE COLLECTIONS" means for each Class on any day or any Distribution Date:

     - the Class Percentage for Finance Charge Collections determined as of the related Distribution Date; multiplied by

     - the amount of Finance Charge Collections for that day or the related Due Period, as applicable.

     "CLASS INVESTED AMOUNT" means the Class A Invested Amount, the Class B Invested Amount or the Class C Invested Amount, as applicable.

     "CLASS INVESTOR INTEREST" means the Class A Investor Interest, the Class B Investor Interest or the Class C Investor Interest, as applicable.

     "CLASS MONTHLY DEFICIENCY AMOUNT" means, for any Class on any Distribution Date, the amount, if any, by which:

     - the Class Modified Required Amount for that Class for that Distribution Date; exceeds

     - the amount deposited into the Series Interest Funding Account to pay that Class Modified Required Amount on that Distribution Date.

     "CLASS MONTHLY SERVICING FEE" means for any Class on any Distribution Date:

     - the Class Investor Interest divided by the Series Investor Interest (or, in the case of the first Distribution Date, $470,650,000), in each case on the first day of the related Due Period; multiplied by

     - the amount of the Investor Servicing Fee for the related Due Period.

     "CLASS PERCENTAGE" means for any Class on any Distribution Date:

     (a) when used for the Charged-Off Amount, the percentage equivalent of a fraction:

     - the numerator of which will be the Class Investor Interest minus the Supplemental Cash allocable to that Class; and

     - the denominator of which will be the greater of:

        - the amount of Principal Receivables in the Trust, and

        - the Aggregate Investor Interest minus the Excess Funding Amount (General), the Excess Funding Amount (SRC) and the sum of the series pre-funding amounts, if any, for all outstanding series,

in each case on the first day of the related Due Period; or

     (b) when used for Principal Collections before a Fixed Principal Allocation Event occurs, the percentage equivalent of a fraction:

     - the numerator of which will be the Class Investor Interest minus the Supplemental Cash allocable to that Class on the first day of the related Due Period; and

     - the denominator of which will be the greater of:

        - the amount of Principal Receivables in the Trust on the first day of the related Due Period, and

        - the sum of the numerators used in calculating the components of the series percentage for Principal Collections for each series then outstanding (including this Series) as of that Distribution Date; or

     (c) when used for Principal Collections on and after a Fixed Principal Allocation Event has occurred (unless a Fixed Principal Allocation Adjustment has occurred), the percentage equivalent of a fraction:

     - the numerator of which will be the Class Investor Interest minus the Supplemental Cash allocable to that Class on the first day of the Due Period before the Fixed Principal Allocation Event; and

     - the denominator of which will be the greater of:

        - the amount of Principal Receivables in the Trust on the first day of the related Due Period; and

        - the sum of the numerators used in calculating the components of the series percentage for Principal Collections for each series then outstanding (including this Series) as of that Distribution Date.

However, because each Class may be paired with a class of a Paired Series, SRFG may designate a different numerator to calculate this fraction if:

     - after the pairing, a rapid amortization event for the Paired Series occurs;

     - the new numerator is not less than the Class Investor Interest minus the Supplemental Cash allocable to that Class as of the last day of the revolving period for the Paired Series; and

     - SRFG delivers to the Trustee a certificate of an authorized officer stating that, based on the facts known to that officer at the time, in the reasonable belief of SRFG, the designation of a different numerator will not cause a Rapid Amortization Event or an event that, after the giving of notice or the lapse of time, would constitute a Rapid Amortization Event, to occur for this Series.

If a Rapid Amortization Event for this Series nonetheless occurs, then, on each Distribution Date beginning with the Distribution Date related to the Due Period in which the Rapid Amortization Event occurs, the numerator will not be less than the Class Investor Interest minus the Supplemental Cash allocable to that Class as of the first day of the Due Period in which that Rapid Amortization Event occurs; or

     (d) when used for Principal Collections on and after the date the Servicer has made a Fixed Principal Allocation Adjustment, the percentage equivalent of a fraction:

     - the numerator of which will be the greater of:

        - the amount of the Class Investor Interest minus Supplemental Cash allocable to such Class on the first day of the Due Period before the Fixed Principal Allocation Event multiplied by the Fixed Principal Allocation Adjustment Factor; and

        - the amount of the Class Investor Interest minus the Supplemental Cash allocable to that Class on the first day of that Due Period; and

     - the denominator of which will be the greater of:

        - the amount of Principal Receivables in the Trust on the first day of the related Due Period; and

        - the sum of the numerators used in calculating the components of the series percentage for Principal Collections for each series then outstanding (including this Series) as of the Distribution Date.

However, after a Rapid Amortization Event for this Series, on each Distribution Date beginning with the Distribution Date related to the Due Period in which the Rapid Amortization Event occurred, the numerator will be the Class Investor Interest minus the Supplemental Cash allocable to that Class on the first day of the Due Period in which the Rapid Amortization Event occurred; or

     (e) when used for Finance Charge Collections during the Revolving Period or the Controlled Amortization Period, the percentage equivalent of a fraction:

     - the numerator of which will be the amount of the applicable Class Investor Interest minus the Supplemental Cash allocable to that Class on the first day of the related Due Period; and

     - the denominator of which will be the greater of:

        - the amount of Principal Receivables in the Trust on the first day of the related Due Period; and

        - the sum of the numerators used in calculating the components of the series percentage for Finance Charge Collections for each series then outstanding (including this Series) as of that Distribution Date; or

     (f) when used for Finance Charge Collections during the Rapid Amortization Period, on each Distribution Date beginning with the Distribution Date related to the Due Period in which the Rapid Amortization Event occurs, the percentage equivalent of a fraction:

     - the numerator of which will be the amount of the Class Investor Interest minus the Supplemental Cash allocable to that Class on the last day of the related Due Period before the Rapid Amortization Event; and

     - the denominator of which will be the greater of:

        - the amount of Principal Receivables in the Trust on the first day of the related Due Period; and

        - the sum of the numerators used in calculating the components of the series percentage for Finance Charge Collections for each series then outstanding (including this Series) as of that Distribution Date.

     "CLASS PRINCIPAL COLLECTIONS" means the Class A Principal Collections, the Class B Principal Collections and the Class C Principal Collections, as applicable.

     "CLASS RAPID AMORTIZATION AMOUNT" means, for each Class on any Distribution Date during the Rapid Amortization Period, the Class Investor Interest for that Class.

     "CLASS REQUIRED AMOUNT" means, for any Class on any Distribution Date, the sum of:

     - interest for that Class for that Distribution Date;

     - the Class Monthly Deficiency Amount on the immediately preceding Distribution Date;

     - the Class Deficiency Amount on the immediately preceding Distribution Date multiplied by the interest rate, if any, for the Class plus two percent per year divided by twelve;

     - if on the immediately preceding Distribution Date a Reimbursed Loss Event occurred, the sum of:

        - the Reimbursed Loss Interest for each previous Distribution Date since the last Distribution Date on which the aggregate amount of unreimbursed Investor Losses for the Class equaled zero;

        - the Reimbursed Loss Interest Gross-up Amount for each previous Distribution Date since the last Distribution Date on which the aggregate amount of unreimbursed Investor Losses for the Class equaled zero; and

        - for any Distribution Date following the Distribution Date immediately following the Reimbursed Loss Event to and including the next Distribution Date, the Reimbursed Loss Interest Gross-up Amount for the Class for the Distribution Date; and

     - the sum of all accrued but unpaid Class Monthly Servicing Fees.

     "CONTROLLED AMORTIZATION PERIOD" means the period commencing at the opening of business on the first day of the Due Period related to the Distribution Date in December 2003 and ending upon the earliest to occur of:

     - the date on which a Rapid Amortization Event for this Series occurs;

     - the payment in full of the Series Invested Amount; and

     - the Series Termination Date.

     "CREDIT AGREEMENT" is defined in "Sears Credit Business--Credit Granting Procedures."

     "DETERMINATION DATE" for any month means the second Business Day before the Distribution Date for the month.

     "DISTRIBUTION DATE" means the 15th day of each calendar month (or, if not a business day, the next business day), beginning in December 1999.

     "EXCESS FUNDING AMOUNT (GENERAL)" for any Distribution Date means the amount on deposit in the Excess Funding Account (General) less investment earnings.

     "EXCESS FUNDING AMOUNT (SRC)" for any Distribution Date means the amount on deposit in the Excess Funding Account (SRC) less investment earnings.

     "FIXED PRINCIPAL ALLOCATION ADJUSTMENT" means, if:

     - a Fixed Principal Allocation Event has occurred; and

     - a Rapid Amortization Event has not occurred,

an adjustment by the Servicer of the Class Percentage for Principal Collections in accordance with the provisions of the Series Supplement and set forth in the Monthly Servicer Certificate.

     "FIXED PRINCIPAL ALLOCATION ADJUSTMENT FACTOR" means, for any Class for any Distribution Date, a fraction:

     - the numerator of which is the Class Controlled Amortization Amount, and

     - the denominator of which is the sum of:

        - the Class Controlled Amortization Amount; and

        - the Group Available Principal Amount (as adjusted to deduct any portion of the Group Available Principal Amount used, in the discretion of the Servicer, to determine the Fixed Principal Allocation Adjustment Factor for any class of any of the other series in Group One) on the Distribution Date.

     "FIXED PRINCIPAL ALLOCATION EVENT" means the earliest of:

     - the beginning of the Due Period immediately following the Due Period related to the Distribution Date during the Controlled Amortization Period of this Series on which the Series Available Principal Amount is less than zero;

     - the date on which a Rapid Amortization Event for this Series occurs; or

     - a date selected by the Servicer, if any, provided that the Servicer provides notification of that date to SRFG, the Trustee and the Rating Agencies no later than two Business Days before the selected date.

     "GROUP AVAILABLE PRINCIPAL AMOUNT" means for each Distribution Date:

     - the amount remaining on deposit in the Group One Principal Collections Reallocation Account on that Distribution Date after all withdrawals have been made from that account for the benefit of any series in Group One (including this Series), but before that amount is withdrawn from the Group One Principal Collections Reallocation Account and paid to SRFG; minus

     - the amount deposited in the Group One Principal Collections Reallocation Account from the series collections accounts of any series in Group One that has a controlled amortization period or controlled accumulation period, as applicable, beginning before February 15, 2006; minus

     - the amount deposited in the Group One Principal Collections Reallocation Account from the series principal collections accounts of any series in Group One that has a controlled amortization period or controlled accumulation period, as applicable, ending before February 15, 2006; minus

     - the amount deposited in the Group One Principal Collections Reallocation Account from the series principal collections account of any series in Group One that is in its rapid amortization period.

     "GROUP EXCESS FUNDING AMOUNT" means:

     - the Aggregate Excess Funding Amount; multiplied by

     - the sum of the numerators used in calculating the class percentage for Principal Collections for all classes of all series (including the Classes of this Series) in Group One; divided by

     - the sum of the numerators used in calculating the class percentage for principal collections for all classes (including the Classes of this Series) of all outstanding series.

     "GROUP ONE" is defined in "Summary of Series Terms--Participation with Other Series."

     "GROUP ONE PRE-FUNDING REALLOCATION ACCOUNT" means an account established with an Eligible Institution or a Qualified Trust Institution in connection with the pre-funding of any series in Group One.

     "INTEREST PAYMENT DATE" means the 15th day of each calendar month (or if not a business day, the next business day), beginning in December 1999.

     "INVESTOR ACCOUNTS" is defined in "The Certificates--Investor Accounts."

     "INVESTOR LOSS" means, for each Class as of any Distribution Date, the Class Cumulative Investor Charged-Off Amount after giving effect to the allocations and payments on that Distribution Date, and if the Receivables are sold in connection with the termination of the Trust or this Series, the amount, if any, by which the Class Investor Interest (determined immediately before the sale) exceeds the net proceeds of the sale that are payable to the Class.

     "INVESTOR SERVICING FEE" means for any Distribution Date or the related Due
Period:

     - the investor servicing fee percentage (2.00% per year), divided by twelve; multiplied by

     - the Series Investor Interest minus the Supplemental Cash, if any, allocable to this Series on the first day of the related Due Period.

     "MCP" is defined in "Sears Credit Business--General."

     "MINIMUM SELLER INTEREST" for any day or Distribution Date means the positive difference, if any, between:

     - the Minimum Principal Receivables Balance; and

     - the Aggregate Investor Interest minus the sum of:

        - the series pre-funding amounts, if any, for all outstanding series;

        - the Excess Funding Amount (General); and

        - the Excess Funding Amount (SRC),

for that day or Distribution Date.

     "MONTHLY SERVICER CERTIFICATE" means the certificate of an officer of the Servicer, in the form attached as an exhibit to the Series Supplement.

     "NET YIELD" means, for any Due Period or any Distribution Date, the annualized percentage equivalent of a fraction:

     - the numerator of which is:

        - the sum of the Series Finance Charge Collections, Series Additional Allocable Amounts, and finance charge collections and series additional allocable amounts, if any, reallocated to this Series; minus

        - the Series Investor Charged-Off Amount; and

     - the denominator of which is the Series Invested Amount.

     "PAIRED SERIES" is defined in "The Certificates--Paired Series."

     "RAPID AMORTIZATION EVENT" means any event specified in "The
Certificates--Rapid Amortization Events."

     "RAPID AMORTIZATION PERIOD" means the period from, and including, the date on which a Rapid Amortization Event occurs to, and including, the earlier of:

     - the date of the final distribution to the investors in this Series; or

     - the Series Termination Date.

The first Distribution Date of the Rapid Amortization Period will be the Distribution Date in the calendar month following the date on which a Rapid Amortization Event occurs.

     "REIMBURSED LOSS EVENT" means, for each Class, any Distribution Date on which the aggregate amount of unreimbursed Investor Losses for that Class is reduced to zero; provided that if the Class Invested Amounts for all Classes senior to that Class have been reduced to zero and the Reimbursed Loss Event occurs on the Expected Final Payment Date for that Class, the Reimbursed Loss Event will be deemed to occur on the current Distribution Date for the purposes of calculating the Class Modified Required Amount for that Class.

     "REIMBURSED LOSS INTEREST" means for each Class for any Distribution Date:

     - the aggregate amount of Investor Losses that have not been reimbursed before the beginning of the related Due Period; multiplied by

     - the interest rate, if any, for the Class for the related Due Period divided by twelve.

     "REIMBURSED LOSS INTEREST GROSS-UP AMOUNT" means for each Class for any Distribution Date:

     - the amount, if any, by which the Class Alternative Deficiency Amount for the immediately preceding Distribution Date exceeds the Class Deficiency Amount for the immediately preceding Distribution Date, multiplied by

     - the interest rate, if any, for that Class for the related Due Period divided by twelve.

     "REQUIRED DAILY DEPOSIT" will mean during any month the Servicer is required to deposit Collections into the Collections Account on a daily basis pursuant to the Pooling and Servicing Agreement, amounts that will be available to pay interest and principal, as applicable, under the Cash Flows, up to the amount of interest and principal expected to be paid to investors in this Series on the related Distribution Date, as more fully specified in the Series Supplement.

     "REVOLVING PERIOD" is defined in "Summary of Series Terms--Revolving
Period."

     "SERIES" and "THIS SERIES" means Sears Credit Account Master Trust II, Master Trust Certificates, Series 1999-3, established pursuant to the Pooling and Servicing Agreement and the Series Supplement.

     "SERIES ADDITIONAL ALLOCABLE AMOUNTS," if any, means, for any Distribution Date, the sum of:

     - Series Yield Collections;

     - Series Investment Income; and

     - Series Additional Investor Funds.

     "SERIES ADDITIONAL FUNDS," if any, means, for any Distribution Date, the Additional Funds deposited into the Series Collections Account on that Distribution Date.

     "SERIES ADDITIONAL INVESTOR FUNDS," if applicable, means, for any Distribution Date, the Series Additional Funds, if any, that the Trust does not apply to pay the Investor Servicing Fee.

     "SERIES AGGREGATE EXCESS FUNDING AMOUNT" means:

     - the Series Investor Interest; divided by

     - the sum of the series investor interests for all outstanding series in Group One; multiplied by

     - the Group Excess Funding Amount.

     "SERIES ALLOCABLE INVESTMENT AMOUNT" means, for any Distribution Date, the sum of:

     - the investment income on funds on deposit in the Collections Account for the related Due Period, multiplied by the sum of the numerators for all Classes in this Series used in calculating the Class Percentage for Finance Charge Collections, divided by the sum of the numerators used in calculating the class percentage for Finance Charge Collections for all classes of all outstanding series; plus

     - the investment income on funds on deposit in the Group One Collections Account for the related Due Period, multiplied by the sum of the numerators for all Classes in this Series used in calculating the Class Percentage for Finance Charge Collections, divided by the sum of the numerators used in calculating the class percentage for Finance Charge Collections for all classes of all series in Group One.

     "SERIES AVAILABLE PRINCIPAL AMOUNT" means, for any Distribution Date, for each series in Group One (including this Series) that is in its controlled amortization period or controlled accumulation period, as applicable, an amount calculated as follows: For each such series, seriatim, beginning with the series with the largest series investor interest as of that Distribution Date (and if more than one series has the same series investor interest on that Distribution Date, beginning with whichever of such series has the longest time remaining in its controlled amortization period or controlled accumulation period, as applicable (assuming that no rapid amortization event occurs with respect to that series)), an amount equal to:

     - the Group Available Principal Amount; minus

     - the difference between the series required principal amount and the amount of such series' controlled amortization amount or controlled accumulation amount, as applicable, that was funded on the Distribution Date (including any portion of the amount that was funded by amounts withdrawn from the Group One Principal Collections Reallocation Account as described in "Annex A--Cash Flows").

For purposes of calculating the series available principal amount for each other such series, the Group Available Principal Amount shall be reduced by the amount calculated in the second bullet point above for each prior series for which the series available principal amount was calculated.

     "SERIES CUT-OFF DATE" means the last day of the Due Period ending in October 1999.

     "SERIES EXCESS FUNDING AMOUNT (SRC)" means:

     - the Group Excess Funding Amount (SRC); multiplied by

     - the sum of the numerators used in calculating the Class Percentage for Class B Principal Collections and Class C Principal Collections divided by the sum of the numerators used in calculating the class percentage for principal collections for all seller retained classes in Group One.

     "SERIES EXCESS SERVICING" is defined in "Annex A--Cash Flows."

     "SERIES FINANCE CHARGE COLLECTIONS" means, for any day or any Distribution Date, the sum of the amount of Class Finance Charge Collections for each Class of this Series for that day or for the related Due Period, as applicable.

     "SERIES INVESTED AMOUNT" with respect to any Distribution Date, means the sum of the Class Invested Amounts for each Class of this Series on that Distribution Date.

     "SERIES INVESTMENT INCOME" means, for any Distribution Date, the sum of:

     - the income from the investment of funds on deposit in the Series Interest Funding Account;

     - the income from the investment of funds with respect to the Series Aggregate Excess Funding Amount; and

     - the Series Allocable Investment Amount.

     "SERIES INVESTOR INTEREST" means for any Distribution Date the sum of the Class Investor Interests for each Class of this Series on that Distribution Date.

     "SERIES INVESTOR CHARGED-OFF AMOUNTS" means the sum of the Class Investor Charged-Off Amounts for all Classes of this Series.

     "SERIES MINIMUM PRINCIPAL RECEIVABLES BALANCE" means, for this Series, on any Determination Date the greater of:

     - the Series Investor Interest minus Supplemental Cash on that Determination Date, divided by 0.909; or

     - if a Fixed Principal Allocation Event has occurred (and a Fixed Principal Allocation Adjustment has not occurred), the Series Investor Interest minus Supplemental Cash as of the first day of the Due Period before the Fixed Principal Allocation Event (this may be reduced if a Rapid Amortization Event occurs for any series with which this Series is paired, to an amount equal to the sum of the then applicable numerators for the class percentages for Principal Collections for all classes in the Paired Series); or

     - if a Fixed Principal Allocation Adjustment has occurred, the Series Investor Interest minus Supplemental Cash as of the first day of the Due Period before the Fixed Principal Allocation Event multiplied by the Fixed Principal Allocation Adjustment Factor; provided, however, that after a Rapid Amortization Event, this amount will be the Series Investor Interest minus Supplemental Cash as of the first day of the Due Period before the Rapid Amortization Event.

SRFG may, upon 30 days' prior notice to the Trustee and the Rating Agencies, reduce the Series Minimum Principal Receivables Balance by increasing the divisor set forth above, if:

     - SRFG receives written notice from the Rating Agencies that such an increase will not cause them to reduce or withdraw their ratings on the certificates of any outstanding series (including this Series); and

     - the divisor used to calculate the Series Minimum Principal Receivables Balance is not increased to more than 0.980.

     "SERIES MONTHLY SERVICING FEE" means, for any Distribution Date, the sum of the Class Monthly Servicing Fees for each Class of this Series on that Distribution Date.

     "SERIES PERCENTAGE" for any specified type of collections or charge-offs means, on any Distribution Date, the sum of the Class Percentages for that specified type of collections or charge-offs for each Class of this Series on that Distribution Date.

     "SERIES PRINCIPAL COLLECTIONS" means, for any day or any Distribution Date, the sum of the amount of Class Principal Collections for each Class of this Series for that day or for the related Due Period, as applicable.

     "SERIES REQUIRED PRINCIPAL AMOUNT" means, for each Distribution Date and each series in Group One (including this Series) that is in its controlled amortization period or controlled accumulation period, as applicable:

     - 1.20; multiplied by

     - the controlled amortization amount or the controlled accumulation amount, as applicable, for the series for each Distribution Date.

     "SERIES SUPPLEMENT" means the Series 1999-3 Supplement dated as of November 23, 1999 to the Pooling and Servicing Agreement, as amended, modified or supplemented from time to time.

     "SERIES TERMINATION DATE" means the business day following the November 2009 Distribution Date.

     "SERIES YIELD COLLECTIONS" means for any day or any Distribution Date:

     - the Series Yield Factor; multiplied by

     - the amount of Series Principal Collections for that day or the related Due Period, as applicable.

     "SERIES YIELD FACTOR" is initially zero, but may be increased in accordance with the terms of the Series Supplement.

     "SHIA" is defined in "Sears Credit Business--General."

     "SUPPLEMENTAL CASH" for any Distribution Date means the Series Aggregate Excess Funding Amount for that Distribution Date. For purposes of this Prospectus Supplement, allocations of Supplemental Cash for any Class shall be made according to the following calculation:

     - the Supplemental Cash; multiplied by

     - the Class Investor Interest for that Class divided by the Series Investor Interest.

     "TSYS" is defined in "Sears Credit Business--Collection Efforts."

     "UNDERWRITERS" means Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                                                         ANNEX A

                                   CASH FLOWS

     We provide below descriptions of the Cash Flows that use the language of the Series Supplement. We refer you also to the summaries of these provisions in "The Certificates--Cash Flows."

     Deposits to Series Collections Account or Series Principal Collections Account. On or before each Distribution Date, the Trustee, acting for the Trust pursuant to the Servicer's instructions, will withdraw from the Group One Collections Account and deposit into the Series Collections Account an amount equal to:

     - the sum of the Series Finance Charge Collections and the Series Principal Collections; and

     - the Series Excess Funding Amount (SRC),

each for the related Due Period. On or before each Distribution Date, the Trustee, acting for the Trust pursuant to the Servicer's instructions, will also deposit the Series Additional Allocable Amounts, if any, which have not previously been deposited into the Series Collections Account.

     Allocation of Interest, Fees and Other Items During the Revolving
Period. On each Distribution Date during the Revolving Period, the Trustee, acting for the Trust pursuant to the Servicer's instructions, will apply funds to be paid or deposited in the following order of priority, to the extent those amounts are available on that Distribution Date.

     (1) CLASS A INTEREST. An amount equal to the lesser of:

     - the Class A Modified Required Amount; and
     - the sum of any Series Finance Charge Collections and Series Additional Allocable Amounts

will be withdrawn from the Series Collections Account and deposited in the Series Distribution Account.

     (2) CLASS B INTEREST. An amount equal to the lesser of:

     - the Class B Modified Required Amount, if any; and
     - the sum of any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.

     (3) CLASS C INTEREST. An amount equal to the lesser of:

     - the Class C Modified Required Amount, if any; and
     - the sum of any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.

     (4) SERIES MONTHLY SERVICING FEE. An amount equal to the lesser of:

     - the sum of the Series Monthly Servicing Fee and all accrued but unpaid Series Monthly Servicing Fees as of the prior Distribution Date; and
     - the sum of any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.

     (5) CLASS A CHARGE-OFFS. An amount equal to the lesser of:

     - the Class A Cumulative Investor Charged-Off Amount; and
     - the sum of any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class A Cumulative Investor Charged-Off Amount will be reduced by the amount of this deposit.

     (6) CLASS B CHARGE-OFFS. An amount equal to the lesser of:

     - the Class B Cumulative Investor Charged-Off Amount; and
     - the sum of any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class B Cumulative Investor Charged-Off Amount will be reduced by the amount of this deposit.

     (7) CLASS C CHARGE-OFFS. An amount equal to the lesser of:

     - the Class C Cumulative Investor Charged-Off Amount; and
     - the sum of any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class C Cumulative Investor Charged-Off Amount will be reduced by the amount of this deposit.

     (8) REALLOCATION TO OTHER SERIES. An amount equal to any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts (together, "Series Excess Servicing") will be withdrawn from the Series Collections Account and deposited into the Group One Finance Charge Collections Reallocation Account.

     (9) CLASS A INTEREST. If one or more other series included in Group One which is outstanding with respect to the Distribution Date provides for the reallocation of finance charge collections and series additional allocable amounts, series excess servicing relating to that series will be deposited into the Group One Finance Charge Collections Reallocation Account. An amount equal to the lesser of:

     - the Class A Modified Required Amount Shortfall; and
     - the product of:
        - a fraction the numerator of which is the Class A Modified Required Amount Shortfall and the denominator of which is the sum of the class modified required amount shortfalls for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals from that account with respect to any other series pursuant to a comparable clause in the applicable series supplement for the purpose of covering class modified required amount shortfalls, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class A Modified Required Amount Shortfall will be reduced by the amount of this deposit.

     (10) CLASS B INTEREST. An amount equal to the lesser of:

     - the Class B Modified Required Amount Shortfall; and
     - the product of:

        - a fraction the numerator of which is the Class B Modified Required Amount Shortfall and the denominator of which is the sum of the class modified required amount shortfalls for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals from that account with respect to any other series pursuant to a comparable clause in the applicable series supplement for any class with the same alphabetical designation and after any withdrawals from that account for the benefit of classes of those other series with a higher alphabetical designation, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class B Modified Required Amount Shortfall will be reduced by the amount of this deposit.

     (11) CLASS C INTEREST. An amount equal to the lesser of:

     - the Class C Modified Required Amount Shortfall; and
     - the product of:
        - a fraction the numerator of which is the Class C Modified Required Amount Shortfall and the denominator of which is the sum of the class modified required amount shortfalls for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals from that account with respect to any other series pursuant to a comparable clause in the applicable series supplement for any class with the same alphabetical designation and after any withdrawals from that account for the benefit of classes with a higher alphabetical designation of those other series, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class C Modified Required Amount Shortfall will be reduced by the amount of this deposit.

     (12) CLASS A CHARGE-OFFS. An amount equal to the lesser of:

     - the Class A Cumulative Investor Charged-Off Amount; and
     - the product of:
        - a fraction the numerator of which is the Class A Cumulative Investor Charged-Off Amount and the denominator of which is the sum of the class cumulative investor charged-off amounts for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals from that account with respect to any other series pursuant to a comparable clause in the applicable series supplement for the purpose of covering cumulative investor charged-off amounts for any class with the same alphabetical designation, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Group One Principal Collections Reallocation Account. The Class A Cumulative Investor Charged-Off Amount will be reduced by the amount of this deposit.

     (13) CLASS B CHARGE-OFFS. An amount equal to the lesser of:

     - the Class B Cumulative Investor Charged-Off Amount; and
     - the product of:

        - a fraction the numerator of which is the Class B Cumulative Investor Charged-Off Amount and the denominator of which is the sum of the class cumulative investor charged-off amounts for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals from that account with respect to any other series pursuant to a comparable clause in the applicable series supplement for the purpose of covering cumulative investor charged-off amounts for any class with the same alphabetical designation and after any withdrawals from that account for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Group One Principal Collections Reallocation Account. The Class B Cumulative Investor Charged-Off Amount will be reduced by the amount of this deposit.

     (14) SERIES MONTHLY SERVICING FEE. An amount equal to the lesser of:

     - all accrued but unpaid Series Monthly Servicing Fees; and
     - the product of:
        - a fraction the numerator of which is all accrued but unpaid Series Monthly Servicing Fees and the denominator of which is the sum of all accrued but unpaid monthly servicing fees for all series in Group One; and
        - the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals from that account pursuant to a comparable clause in the applicable series supplement with respect to any other series to cover payment of accrued but unpaid monthly servicing fees, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account.

     (15) CLASS C CHARGE-OFFS. An amount equal to the lesser of:

     - the Class C Cumulative Investor Charged-Off Amount; and
     - the product of:
        - a fraction the numerator of which is the Class C Cumulative Investor Charged-Off Amount and the denominator of which is the sum of the class cumulative investor charged-off amounts for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals from that account with respect to any other series pursuant to a comparable clause in the applicable series supplement for the purpose of covering cumulative investor charged-off amounts for any class with the same alphabetical designation and after any withdrawals from that account for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Group One Principal Collections Reallocation Account. The Class C Cumulative Investor Charged-Off Amount will be reduced by the amount of this deposit.

     (16) CLASS A INTEREST. An amount equal to the lesser of:

     - the Class A Modified Required Amount Shortfall; and
     - the sum of the Series Excess Funding Amount (SRC) and Class C Principal Collections less Series Yield Collections allocable to the Class C Investor Interest will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account. The Class A Modified Required Amount Shortfall will be reduced by the amount of this deposit, and the Class C Cumulative Investor Charged-Off Amount will be increased by the amount of this deposit.

     (17) CLASS A INTEREST. An amount equal to the lesser of:

     - the Class A Modified Required Amount Shortfall; and
     - the Class B Principal Collections less Series Yield Collections allocable to the Class B Investor Interest will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account. The Class A Modified Required Amount Shortfall will be reduced by the amount of this deposit, and the Class B Cumulative Investor Charged-Off Amount will be increased by the amount of this deposit.

     (18) CLASS B INTEREST. An amount equal to the lesser of:

     - the Class B Modified Required Amount Shortfall; and
     - the sum of any remaining Series Excess Funding Amounts (SRC) and any remaining Class C Principal Collections less Series Yield Collections allocable to the Class C Investor Interest will be withdrawn from the Series Principal Collections Account and deposited into the Series Distribution Account. The Class B Modified Required Amount Shortfall will be reduced by the amount of this deposit, and the Class C Cumulative Investor Charged-Off Amount will be increased by the amount of this deposit.

     (19) CLASS A CHARGE-OFFS. An amount equal to the lesser of:

     - the Class A Cumulative Investor Charged-Off Amount; and
     - the sum of any remaining Series Excess Funding Amounts (SRC) and any remaining Class C Principal Collections less Series Yield Collections allocable to the Class C Investor Interest will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class A Cumulative Investor Charged-Off Amount will be reduced by the amount of this deposit, and the Class C Cumulative Investor Charged-Off Amount will be increased by the amount of this deposit.

     (20) CLASS A CHARGE-OFFS. The Class A Cumulative Investor Charged-Off Amount will be reduced by an amount equal to the lesser of:

     - the Class A Cumulative Investor Charged-Off Amount; and
     - the Class C Investor Interest,

and the Class C Cumulative Investor Charged-Off Amount will be increased by this amount; provided, however, that the Class C Cumulative Investor Charged-Off Amount would not, as a result, exceed the initial Class C Investor Interest.

     (21) CLASS A CHARGE-OFFS. An amount equal to the lesser of:

     - the Class A Cumulative Investor Charged-Off Amount; and
     - any remaining Class B Principal Collections less Series Yield Collections allocable to the Class B Investor Interest will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class A Cumulative Investor Charged-Off Amount will be reduced by the amount of this deposit, and the Class B Cumulative Investor Charged-Off Amount will be increased by the amount of this deposit.

     (22) CLASS A CHARGE-OFFS. The Class A Cumulative Investor Charged-Off Amount will be reduced by an amount equal to the lesser of:

     - the Class A Cumulative Investor Charged-Off Amount; and
     - the Class B Investor Interest,
and the Class B Cumulative Investor Charged-Off Amount will be increased by this amount; provided, however, that the Class B Cumulative Investor Charged-Off Amount would not, as a result, exceed the initial Class B Investor Interest.

     (23) CLASS B CHARGE-OFFS. An amount equal to the lesser of:

     - the Class B Cumulative Investor Charged-Off Amount; and
     - the sum of any remaining Series Excess Funding Amounts (SRC) and any remaining Class C Principal Collections less Series Yield Collections allocable to the Class C Investor Interest will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class B Cumulative Investor Charged-Off Amount will be reduced by the amount of this deposit, and the Class C Cumulative Investor Charged-Off Amount will be increased by the amount of this deposit.

     (24) CLASS B CHARGE-OFFS. The Class B Cumulative Investor Charged-Off Amount will be reduced by an amount equal to the lesser of:

     - the Class B Cumulative Investor Charged-Off Amount; and
     - the Class C Investor Interest,

and the Class C Cumulative Investor Charged-Off Amount will be increased by this amount; provided, however, that the Class C Cumulative Investor Charged-Off Amount would not, as a result, exceed the initial Class C Investor Interest.

     (25) PAYMENT TO SRFG. An amount equal to all remaining amounts on deposit in the Group One Finance Charge Collections Reallocation Account, after all other allocations from this account pursuant to the series supplements for any series in Group One, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and paid to SRFG.

     (26) PRINCIPAL COLLECTIONS FROM EXCESS FUNDING ACCOUNT (GENERAL). If no series is in its rapid amortization period, or if amounts remain on deposit in the Excess Funding Account (General) after all allocations to other series that are in their rapid amortization periods, an amount equal to the product of:

     - a fraction the numerator of which is the sum of the series investor interests for all series in Group One less the sum of class investor interests with respect to seller retained classes for all series in Group One and the denominator of which is the Aggregate Investor Interest less the sum of all class investor interests with respect to seller retained classes for all outstanding series; and
     - the amount on deposit in the Excess Funding Account (General) before any withdrawals from that account with respect to any other series pursuant to a comparable clause in the applicable series supplement, will be withdrawn from the Excess Funding Account (General) and deposited into the Group One Principal Collections Reallocation Account.

     (27) CLASS C PRINCIPAL. An amount equal to the lesser of:

     - the Class C Permitted Controlled Amortization Amount; and
     - the remaining amounts on deposit in the Series Collections Account will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.

     (28) REALLOCATIONS TO OTHER SERIES. An amount equal to the remaining Series Principal Collections minus:

     - Series Yield Collections, if any; and
     - remaining Class B Principal Collections and Class C Principal Collections will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account.

     (29) DEPOSIT TO EXCESS FUNDING ACCOUNT (SRC) AND PAYMENT TO SRFG. An amount equal to the lesser of:

     - the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest (after giving effect to all such payments to SRFG, beginning with the series (including this Series) having the earliest series closing date and continuing seriatim); and
     - any remaining amounts on deposit in the Series Collections Account will be withdrawn from the Series Collections Account and paid to SRFG. If after this payment, amounts remain on deposit in the Series Collections Account, these amounts will be deposited into the Excess Funding Account (SRC). For purposes of this provision, the Seller Interest will be deemed to include:

     - all amounts on deposit in the Series Collection Account after step (28);
     - all amounts on deposit in the Group One Principal Collections Reallocation Account after step (28), plus comparable amounts on deposit in comparable accounts for other Series; and
     - all amounts deposited into the Excess Funding Account (SRC) and the Excess Funding Account (General) on that Distribution Date pursuant to cash flow provisions for other Series.

     (30) DEPOSIT TO EXCESS FUNDING ACCOUNT (GENERAL) AND PAYMENT TO SRFG. An amount equal to the lesser of:

     - the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest; and
     - the product of:
        - any remaining amounts on deposit in the Group One Principal Collections Reallocation Account; and
        - a fraction the numerator of which is the remaining amounts on deposit in the Group One Principal Collections Reallocation Account and the denominator of which is the sum of the remaining amounts on deposit in all group principal collections reallocation accounts (including the Group One Principal Collections Reallocation Account),

will be withdrawn from the Group One Principal Collections Reallocation Account and paid to SRFG. If after this payment, amounts remain on deposit in the Group One Principal Collections Reallocation Account, these amounts will be deposited into the Excess Funding Account (General). For purposes of this provision, the Seller Interest will be deemed to include:

     - all amounts on deposit in the Group One Principal Collections Reallocation Account and in all other group principal collection reallocation accounts; and
     - all amounts deposited into the Excess Funding Account (SRC) and the Excess Funding Account (General) on that Distribution Date pursuant to the cash flow provisions for other series.

     This provision will be applied before any comparable provisions in any previously issued series.

     Allocation of Principal, Interest, Fees and Other Items During the Controlled Amortization Period. On each Distribution Date during the Controlled Amortization Period, the Trustee, acting pursuant to the Servicer's instructions, will apply funds to be paid or deposited in the following order of priority, to the extent these amounts are available on that Distribution Date.

     (1) The allocations and payments described in items 1 through 26 in "--Allocation of Interest, Fees and Other Items During the Revolving Period" will be made; provided, however, that, with respect to items 5, 6, 7, 12, 13, 15, 19, 21 and 23 of that subsection, amounts specified to be deposited into the Group One Principal Collections Reallocation Account will instead be deposited in the Series Principal Collections Account and provided, further, that with respect to the reduction of the Class A Cumulative Investor Charged-Off Amount or the Class B Cumulative Investor Charged-Off Amount, as applicable, as set forth in items 20 and 24 of that subsection, the increased Class C Cumulative Investor Charged-Off Amount will not exceed the initial Class C Investor Interest minus any principal payments made with respect to the Class C Certificates.

     (2) PRINCIPAL COLLECTIONS. An amount equal to the remaining Series Principal Collections minus:

     - Series Yield Collections, if any; and
     - remaining Class B Principal Collections and Class C Principal Collections

will be withdrawn from the Series Collections Account and deposited into the Series Principal Collections Account.

     (3) CLASS A PRINCIPAL. An amount equal to the lesser of:

     - the Class A Controlled Amortization Amount; and
     - amounts on deposit in the Series Principal Collections Account will be withdrawn from the Series Principal Collections Account and deposited into the Series Distribution Account. The amount by which the Class A Controlled Amortization Amount exceeds this deposit will be the "Class A Controlled Amortization Amount Shortfall."

     (4) CLASS C PRINCIPAL. An amount equal to the lesser of:

     - the Class C Permitted Controlled Amortization Amount; and
     - remaining amounts on deposit in the Series Collections Account will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account. The amount by which the Class C Permitted Controlled Amortization Amount exceeds this deposit will be the "Class C Permitted Controlled Amortization Amount Shortfall."

     (5) CLASS B PRINCIPAL. On the Distribution Date following the Class A Expected Final Payment Date if the Class A Invested Amount has been paid in full, or on and after the Distribution Date on which the Class A Invested Amount has been paid in full if the Distribution Date is after the Class A Expected Final Payment Date, an amount equal to the lesser of:

     - the Class B Controlled Amortization Amount; and
     - remaining amounts on deposit in the Series Collections Account will be withdrawn from the Series Principal Collections Account and deposited into the Series Distribution Account. The amount by which the Class B Controlled Amortization Amount exceeds this deposit will be the "Class B Controlled Amortization Amount Shortfall."

     (6) CLASS C PRINCIPAL. On each Distribution Date after the Distribution Date on which the Class B Invested Amount is paid in full, an amount equal to the lesser of:

     - the Class C Controlled Amortization Amount; and
     - remaining amounts on deposit in the Series Collections Account will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account. The amount by which the Class C Controlled Amortization Amount exceeds this deposit will be the "Class C Controlled Amortization Amount Shortfall."

     (7) CLASS A PRINCIPAL. For so long as each previously issued series is included in Group One, and if one or more other series included in Group One provides for the reallocation of principal collections, excess principal collections relating to such series will be deposited into the Group One Principal Collections Reallocation Account. An amount equal to the lesser of:

     - the Class A Controlled Amortization Amount Shortfall; and
     - the product of:
        - a fraction the numerator of which is the Class A Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled accumulation amount shortfalls and class controlled amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals from that account with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the Series Distribution Account. The Class A Controlled Amortization Amount Shortfall will be reduced by the amount of this deposit.

     (8) CLASS B PRINCIPAL. An amount equal to the lesser of:

     - the Class B Controlled Amortization Amount Shortfall; and
     - the product of:
        - a fraction the numerator of which is the Class B Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled accumulation amount shortfalls and class controlled amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals from that account with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation and after any withdrawals from that account for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the Series Distribution Account. The Class B Controlled Amortization Amount Shortfall will be reduced by the amount of this deposit.

     (9) CLASS C PRINCIPAL. An amount equal to the lesser of:

     - the Class C Controlled Amortization Amount Shortfall; and
     - the product of:
        - a fraction the numerator of which is the Class C Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled accumulation amount shortfalls and class controlled amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals from that account with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation and after any withdrawals from that account for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the Series Distribution Account. The Class C Controlled Amortization Amount Shortfall will be reduced by the amount of this deposit.

     (10) CLASS A PRINCIPAL. To the extent that funds are available in the Group One Pre-Funding Reallocation Account as a result of a future series in Group One being pre-funded in accordance with the terms of the series supplement for such series, an amount equal to the lesser of:

     - the Class A Controlled Amortization Amount Shortfall; and
     - the product of:
        - a fraction the numerator of which is the Class A Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for all classes with the same alphabetical designation for all series not in their rapid amortization periods in Group One; and
        - the amount on deposit in the Group One Pre-Funding Reallocation Account, if any, before any withdrawals from that account with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation, will be withdrawn from the Group One Pre-Funding Reallocation Account and deposited in the Series Distribution Account. The Class A Controlled Amortization Amount Shortfall will be reduced by the amount of this deposit.

     (11) CLASS B PRINCIPAL. An amount equal to the lesser of:

     - the Class B Controlled Amortization Amount Shortfall; and
     - the product of:
        - a fraction the numerator of which is the Class B Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for all classes with the same alphabetical designation for all series not in their rapid amortization periods in Group One; and
        - the amount on deposit in the Group One Pre-Funding Reallocation Account, if any, before any withdrawals from that account with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation and after any withdrawals from that account for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Pre-Funding Reallocation Account and deposited in the Series Distribution Account. The Class B Controlled Amortization Amount Shortfall will be reduced by the amount of this deposit.

     (12) CLASS C PRINCIPAL. An amount equal to the lesser of:

     - the Class C Controlled Amortization Amount Shortfall; and
     - the product of:
        - a fraction the numerator of which is the Class C Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for all classes with the same alphabetical designation for all series not in their rapid amortization periods in Group One; and
        - the amount on deposit in the Group One Pre-Funding Reallocation Account, if any, before any withdrawals from that account with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation and after any withdrawals from that account for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Pre-Funding Reallocation Account and deposited in the Series Distribution Account. The Class C Controlled Amortization Amount Shortfall will be reduced by the amount of this deposit.

     (13) REALLOCATION TO OTHER SERIES. An amount equal to all remaining amounts on deposit in the Series Principal Collections Account will be withdrawn from the Series Principal Collections Account and deposited into the Group One Principal Collections Reallocation Account.

     (14) DEPOSIT TO EXCESS FUNDING ACCOUNT (SRC) AND PAYMENT TO SRFG. An amount equal to the lesser of:

     - the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest (after giving effect to all such payments to SRFG, beginning with the series (including this Series) having the earliest series closing date and continuing seriatim); and
     - any remaining amounts on deposit in the Series Collections Account will be withdrawn from the Series Collections Account and paid to SRFG. If after this payment, amounts remain on deposit in the Series Collections Account, these amounts will be deposited into the Excess Funding Account (SRC). For purposes of this provision, the Seller Interest will be deemed to include:

     - all amounts on deposit in the Series Collection Account after step (13); and
     - all amounts on deposit in the Group One Principal Collections Reallocation Account after step (13), plus comparable amounts on deposit in comparable accounts for other Series; and
     - all amounts deposited into the Excess Funding Account (SRC) and the Excess Funding Account (General) on that Distribution Date pursuant to cash flow provisions for other series.

     (15) DEPOSIT TO EXCESS FUNDING ACCOUNT (GENERAL) AND PAYMENT TO SRFG. An amount equal to the lesser of:

     - the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest; and
     - the product of:
        - any remaining amounts on deposit in the Group One Principal Collections Reallocation Account; and
        - a fraction the numerator of which is the remaining amounts on deposit in the Group One Principal Collections Reallocation Account and the denominator of which is the sum of the remaining amounts on deposit in all group principal collections reallocation accounts (including the Group One Principal Collections Reallocation Account),

will be withdrawn from the Group One Principal Collections Reallocation Account and paid to SRFG. If after this payment, amounts remain on deposit in the Group One Principal Collections Reallocation Account, these amounts will be deposited into the Excess Funding Account (General). For purposes of this provision, the Seller Interest will be deemed to include:

     - all amounts on deposit in the Group One Principal Collections Reallocation Account and in all other group principal collection reallocation accounts; and
     - all amounts deposited into the Excess Funding Account (SRC) and the Excess Funding Account (General) on that Distribution Date pursuant to cash flow provisions for other series.

This provision will be applied before any comparable provisions in any previously issued Series.

     Allocation of Principal, Interest, Fees and Other Items During the Rapid Amortization Period. On each Distribution Date during the Rapid Amortization Period, the Trustee, acting pursuant to the Servicer's instructions, will apply funds to be paid or deposited in the following order of priority, to the extent those amounts are available on the Distribution Date.

     (1) The allocations and payments described in items 1 through 25 in "--Allocation of Interest, Fees and Other Items During the Revolving Period" will be made; provided, however, that, with respect to items 5, 6, 7, 12, 13, 15, 19, 21 and 23 of that subsection, amounts specified to be deposited into the Group One Principal Collections Reallocation Account will instead be deposited in the Series Principal Collections Account and provided, further, that:

     - with respect to the reduction of the Class A Cumulative Investor Charged-Off Amount, as set forth in item 20 of such subsection, the increased Class C Cumulative Investor Charged-Off Amount will not exceed the initial Class C Investor Interest minus any principal payments made with respect to the Class C Certificates;

     - with respect to the reduction of the Class A Cumulative Investor Charged-Off Amount, as set forth in item 22 of such subsection, the increased Class B Cumulative Investor Charged-Off Amount will not exceed the initial Class B Investor Interest minus any principal payments made with respect to the Class B Certificates; and

     - with respect to the reduction of the Class B Cumulative Investor Charged-Off Amount, as set forth in item 24 of such subsection, the increased Class C Cumulative Investor Charged-Off Amount will not exceed the initial Class C Investor Interest minus any principal payments made with respect to the Class C Certificates.

     (2) PRINCIPAL COLLECTIONS FROM EXCESS FUNDING ACCOUNT (GENERAL). An amount equal to the product of:

     - the sum of the Series Investor Interests for all Series in Group One minus the sum of Class Investor Interests with respect to Seller Retained Classes for all series in Group One, divided by the Aggregate Investor Interest minus the sum of all Class Investor Interests with respect to Seller Retained Classes for all outstanding Series; and
     - the amount on deposit in the Excess Funding Account (General) before any withdrawals from that account with respect to any other series pursuant to a comparable clause in the applicable series supplement will be withdrawn from the Excess Funding Account (General) and deposited into the Group One Principal Collections Reallocation Account.

     (3) PRINCIPAL COLLECTIONS. An amount equal to the remaining Series Principal Collections minus the sum of:

     - Series Yield Collections, if any; and
     - remaining Class B Principal Collections and Class C Principal Collections

will be withdrawn from the Series Collections Account and deposited in the Series Principal Collections Account.

     (4) CLASS A PRINCIPAL. An amount equal to the lesser of:

     - the Class A Rapid Amortization Amount; and
     - the amount on deposit in the Series Principal Collections Account will be withdrawn from the Series Principal Collections Account and deposited into the Series Distribution Account. The amount by which the Class A Rapid Amortization Amount exceeds this deposit will be the "Class A Rapid Amortization Amount Shortfall."

     (5) CLASS B PRINCIPAL. On and after the Distribution Date on which the Class A Invested Amount is paid in full, an amount equal to the lesser of:

     - the Class B Rapid Amortization Amount; and
     - the amount on deposit in the Series Collections Account

will be withdrawn from the Series Principal Collections Account and deposited into the Series Distribution Account. The amount by which the Class B Rapid Amortization Amount exceeds this deposit will be the "Class B Rapid Amortization Amount Shortfall."

     (6) CLASS C PRINCIPAL. On each Distribution Date after the Distribution Date on which the Class B Rapid Amortization Amount is paid in full, an amount equal to the lesser of:

     - the Class C Rapid Amortization Amount; and
     - the amount on deposit in the Series Collections Account

will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account. The amount by which the Class C Rapid Amortization Amount exceeds this deposit will be the "Class C Rapid Amortization Amount Shortfall."

     (7) CLASS A PRINCIPAL. An amount equal to the lesser of:

     - the Class A Rapid Amortization Amount Shortfall; and
     - the product of:
        - a fraction the numerator of which is the Class A Rapid Amortization Amount Shortfall and the denominator of which is the sum of the class rapid amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals from that account with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering rapid amortization amount shortfalls for any class with the same alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the Series Distribution Account. The Class A Rapid Amortization Amount Shortfall will be reduced by the amount of this deposit.

     (8) CLASS B PRINCIPAL. An amount equal to the lesser of:

     - the Class B Rapid Amortization Amount Shortfall; and
     - the product of:
        - a fraction the numerator of which is the Class B Rapid Amortization Amount Shortfall and the denominator of which is the sum of the class rapid amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals from that account with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering rapid amortization amount shortfalls for any class with the same alphabetical designation and after any withdrawals from that account for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the Series Distribution Account. The Class B Rapid Amortization Amount Shortfall will be reduced by the amount of this deposit.

     (9) CLASS C PRINCIPAL. An amount equal to the lesser of:

     - the Class C Rapid Amortization Amount Shortfall; and
     - the product of:
        - a fraction the numerator of which is the Class C Rapid Amortization Amount Shortfall and the denominator of which is the sum of the class rapid amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One; and
        - the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals from that account with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering rapid amortization amount shortfalls for any class with the same alphabetical designation and after any withdrawals from that account for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the Series Distribution Account. The Class C Rapid Amortization Amount Shortfall will be reduced by the amount of this deposit.

     (10) REALLOCATION TO OTHER SERIES. An amount equal to all remaining amounts on deposit in the Series Principal Collections Account will be withdrawn from the Series Principal Collections Account and deposited into the Group One Principal Collections Reallocation Account.

     (11) DEPOSIT TO EXCESS FUNDING ACCOUNT (SRC) AND PAYMENT TO SRFG. An amount equal to the lesser of:

     - the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest (after giving effect to all such payments to SRFG, beginning with the series (including this Series) having the earliest series closing date and continuing seriatim); and
     - any remaining amounts on deposit in the Series Collections Account will be withdrawn from the Series Collections Account and paid to SRFG. If after this payment, amounts remain on deposit in the Series Collections Account, these amounts will be deposited into the Excess Funding Account (SRC). For purposes of this provision, the Seller Interest will be deemed to include:

     - all amounts on deposit in the Series Collection Account after step (9);
     - all amounts on deposit in the Group One Principal Collections Reallocation Account after step (9), plus comparable amounts on deposit in comparable accounts for other Series; and
     - all amounts deposited into the Excess Funding Account (SRC) and the Excess Funding Account (General) on that Distribution Date pursuant to cash flow provisions for other series.

     (12) DEPOSIT TO EXCESS FUNDING ACCOUNT (GENERAL) AND PAYMENT TO SRFG. An amount equal to the lesser of:

     - the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest; and
     - the product of:
        - any remaining amounts on deposit in the Group One Principal Collections Reallocation Account; and
        - a fraction the numerator of which is the remaining amounts on deposit in the Group One Principal Collections Reallocation Account and the denominator of which is the sum of the remaining amounts on deposit in all group principal collections reallocation accounts (including the Group One Principal Collections Reallocation Account),

will be withdrawn from the Group One Principal Collections Reallocation Account and paid to SRFG. If after this payment, amounts remain on deposit in the Group One Principal Collections Reallocation

Account, these amounts will be deposited into the Excess Funding Account (General). For purposes of this provision, the Seller Interest will be deemed to include:

     - all amounts on deposit in the Group One Principal Collections Reallocation Account and in all other group principal collection reallocation accounts; and
     - all amounts deposited into the Excess Funding Account (SRC) and the Excess Funding Account (General) on that Distribution Date pursuant to cash flow provisions for other series.

This provision will be applied before any comparable provisions in any previously issued Series.

PAYMENTS

     Payments of Interest and Series Monthly Servicing Fees. On each Distribution Date, after giving effect to the payments and allocations described above, the Servicer will direct the Trustee to make the following deposits and payments in the order set forth and to the extent funds are available:

     (1) CLASS A INTEREST. The lesser of:

     - the Class A Modified Required Amount; and
     - the amount on deposit in the Series Distribution Account with respect to the Class A Certificates will be withdrawn from the Series Distribution Account and deposited in the Series Interest Funding Account.

     (2) CLASS B INTEREST. The lesser of:

     - the Class B Modified Required Amount, if any; and
     - the amount on deposit in the Series Distribution Account with respect to the Class B Certificates will be withdrawn from the Series Distribution Account and deposited in the Series Interest Funding Account.

     (3) CLASS C INTEREST. The lesser of:

     - the Class C Modified Required Amount, if any; and
     - the amount on deposit in the Series Distribution Account with respect to the Class C Certificates will be withdrawn from the Series Distribution Account and deposited in the Series Interest Funding Account.

     (4) INTEREST PAYMENT TO INVESTORS. On each Distribution Date, all amounts on deposit in the Series Interest Funding Account will be withdrawn from that account and paid to the Class A Certificateholders, the Class B Certificateholders and the Class C Certificateholders in accordance with the amounts deposited into that account with respect to each respective Class since the preceding Distribution Date.

     (5) SERIES MONTHLY SERVICING FEES. The lesser of:

     - the sum of the Series Monthly Servicing Fees and all accrued but unpaid Series Monthly Servicing Fees as of the prior Distribution Date; and
     - the amount on deposit in the Series Distribution Account with respect to such fees on each Distribution Date will be withdrawn from the Series Distribution Account and paid to the Servicer.

     Payments of Principal. On each Distribution Date following the commencement of the Controlled Amortization Period, the lesser of:

     - all amounts on deposit in the Series Distribution Account; and
     - the Class A Controlled Amortization Amount

will be paid to Class A Certificateholders until the Class A Invested Amount has been paid in full. On each Distribution Date following the payment in full of the Class A Invested Amount, or if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, beginning on the Distribution Date following the Class A Expected Final Payment Date, the lesser of amounts remaining on deposit in the Series Distribution Account following the payments and deposits pursuant to steps (1) through (4) of "--Payments of Interest and Series Monthly Servicing Fees" and the Class B Controlled Amortization Amount will be paid to Class B Certificateholders. On each Distribution Date during the Controlled Amortization Period while payments of principal are being made to the Class A Certificateholders or the Class B Certificateholders, the lesser of amounts remaining on deposit in the Series Distribution Account and the Class C Permitted Controlled Amortization Amount will be paid to the Class C Certificateholders. On each Distribution Date after the Class A Invested Amount and the Class B Invested Amount have been paid in full, all remaining amounts on deposit in the Series Distribution Account will be paid to the Class C Certificateholders, up to an amount equal to the Class C Invested Amount. On each Distribution Date of the Rapid Amortization Period, all amounts on deposit in the Series Distribution Account up to the Class A Invested Amount will be distributed to the Class A Certificateholders, and any remaining amounts will be distributed first to the Class B Certificateholders in an amount up to the Class B Invested Amount and then to the Class C Certificateholders in an amount up to the Class C Invested Amount.

                                                                         ANNEX B

                                  OTHER SERIES

     The table below sets forth the principal characteristics of the Class A, Class B and Class C Master Trust Certificates of Series 1994-1, Series 1995-1, Series 1995-2, Series 1995-3, Series 1995-5, Series 1996-1, Series 1996-2,
Series 1996-3, Series 1996-4, Series 1996-5, Series 1997-1, Series 1998-1,
Series 1998-2, Series 1999-1, and Series 1999-2, the only series previously issued by the Trust and currently outstanding. You may obtain from Sears a free copy of any of the documents incorporated by reference into this Prospectus Supplement or the accompanying Prospectus by calling 1-800-SEARS-80 (1-800-732-7780).

1.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1994-1
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $750,000,000
     Class B Initial Investor Interest...........................                $33,500,000
     Class C Initial Investor Interest...........................                $98,857,000
     Class A Certificate Rate....................................                      7.00%
     Class B Certificate Rate....................................                      7.25%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............         September 15, 1998
     Class A Expected Final Payment Date.........................            August 15, 2000
     Class B Expected Final Payment Date.........................         September 15, 2000
     Class C Expected Final Payment Date.........................           October 16, 2000
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................            August 16, 1994
     Series Termination Date.....................................           January 16, 2004

     Series 1994-1 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

2.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1995-1
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $200,000,000
     Class B Initial Investor Interest...........................                    $10,000
     Class C Initial Investor Interest...........................                $35,285,000
     Class A Certificate Rate....................................                      8.24%
     Class B Certificate Rate....................................                      8.24%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............          February 15, 1999
     Class A Expected Final Payment Date.........................           January 15, 2001
     Class B Expected Final Payment Date.........................          February 15, 2001
     Class C Expected Final Payment Date.........................             March 15, 2001
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................            January 4, 1995
     Series Termination Date.....................................              June 16, 2004

     Series 1995-1 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

3.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1995-2
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $600,000,000
     Class B Initial Investor Interest...........................                $26,966,000
     Class C Initial Investor Interest...........................                $78,917,000
     Class A Certificate Rate....................................                      8.10%
     Class B Certificate Rate....................................                      8.30%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............          February 15, 1999
     Class A Expected Final Payment Date.........................           January 15, 2001
     Class B Expected Final Payment Date.........................          February 15, 2001
     Class C Expected Final Payment Date.........................             March 15, 2001
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................           January 20, 1995
     Series Termination Date.....................................              June 16, 2004

     Series 1995-2 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

4.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1995-3
     Group.......................................................                        One
     Class A Initial Investor Amount.............................               $500,000,000
     Class B Initial Investor Amount.............................                $22,500,000
     Class C Initial Investor Amount.............................                $65,740,000
     Class A Certificate Rate....................................                      7.00%
     Class B Certificate Rate....................................                      7.25%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............              June 15, 1999
     Class A Expected Final Payment Date.........................               May 15, 2001
     Class B Expected Final Payment Date.........................              June 15, 2001
     Class C Expected Final Payment Date.........................              July 15, 2001
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................                May 8, 1995
     Series Termination Date.....................................           October 16, 2004

     Series 1995-3 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

5.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1995-5
     Group.......................................................                        One
     Class A Initial Investor Amount.............................               $500,000,000
     Class B Initial Investor Amount.............................                $22,730,000
     Class C Initial Investor Amount.............................                $65,520,000
     Class A Certificate Rate....................................                      6.05%
     Class B Certificate Rate....................................                      6.20%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............             March 15, 2002
     Class A Expected Final Payment Date.........................          February 16, 2004
     Class B Expected Final Payment Date.........................             March 15, 2004
     Class C Expected Final Payment Date.........................             April 15, 2004
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................          December 12, 1995
     Series Termination Date.....................................           January 16, 2008

     Series 1995-5 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

6.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1996-1
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $500,000,000
     Class B Initial Investor Interest...........................                $22,500,000
     Class C Initial Investor Interest...........................                $65,740,000
     Class A Certificate Rate....................................                      6.20%
     Class B Certificate Rate....................................                      6.35%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............             April 17, 2000
     Class A Expected Final Payment Date.........................             March 15, 2002
     Class B Expected Final Payment Date.........................             April 15, 2002
     Class C Expected Final Payment Date.........................               May 15, 2002
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................             March 26, 1996
     Series Termination Date.....................................          February 16, 2006

      Series 1996-1 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

7.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1996-2
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $500,000,000
     Class B Initial Investor Interest...........................                $22,500,000
     Class C Initial Investor Interest...........................                $65,740,000
     Class A Certificate Rate....................................                      6.50%
     Class B Certificate Rate....................................                      6.65%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............          December 15, 1998
     Class A Expected Final Payment Date.........................          November 15, 1999
     Class B Expected Final Payment Date.........................          December 15, 1999
     Class C Expected Final Payment Date.........................           January 17, 2000
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................               May 17, 1996
     Series Termination Date.....................................           October 16, 2003

     Series 1996-2 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

8.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1996-3
     Group.......................................................                        One
     Class A Initial Investor Amount.............................               $500,000,000
     Class B Initial Investor Amount.............................                $22,500,000
     Class C Initial Investor Amount.............................                $65,740,000
     Class A Certificate Rate....................................                      7.00%
     Class B Certificate Rate....................................                      7.10%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............            August 15, 2002
     Class A Expected Final Payment Date.........................              July 15, 2004
     Class B Expected Final Payment Date.........................            August 16, 2004
     Class C Expected Final Payment Date.........................         September 15, 2004
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................             August 6, 1996
     Series Termination Date.....................................              July 16, 2008

      Series 1996-3 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

9.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1996-4
     Group....................................................                           One
     Class A Initial Investor Interest........................                  $500,000,000
     Class B Initial Investor Interest........................                   $22,500,000
     Class C Initial Investor Interest........................                   $65,740,000
     Class A Certificate Rate.................................                         6.45%
     Class B Certificate Rate.................................                         6.65%
     Class C Certificate Rate.................................                            0%
     Type.....................................................       Controlled Amortization
     Class A Scheduled Initial Principal Payment Date.........             November 15, 2000
     Class A Expected Final Payment Date......................              October 15, 2002
     Class B Expected Final Payment Date......................             November 15, 2002
     Class C Expected Final Payment Date......................             December 16, 2002
     Type of Credit Enhancement...............................                 Subordination
     Series Closing Date......................................              October 29, 1996
     Series Termination Date..................................              October 17, 2006

      Series 1996-4 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

10.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1996-5
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $500,000,000
     Class B Initial Investor Interest...........................                $25,000,000
     Class C Initial Investor Interest...........................               $103,931,000
     Class A Certificate Rate....................................       One-month LIBOR plus
                                                                                       0.23%
     Class B Certificate Rate....................................       One-month LIBOR plus
                                                                                       0.43%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............           January 16, 2006
     Class A Expected Final Payment Date.........................          December 17, 2007
     Class B Expected Final Payment Date.........................          February 15, 2008
     Class C Expected Final Payment Date.........................             March 17, 2008
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................          December 16, 1996
     Series Termination Date.....................................          December 16, 2011

     Series 1996-5 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

11.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1997-1
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $500,000,000
     Class B Initial Investor Interest...........................                $22,500,000
     Class C Initial Investor Interest...........................                $65,740,000
     Class A Certificate Rate....................................                      6.20%
     Class B Certificate Rate....................................                      6.40%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............            August 15, 2001
     Class A Expected Final Payment Date.........................            August 15, 2003
     Class B Expected Final Payment Date.........................         September 15, 2003
     Class C Expected Final Payment Date.........................           October 15, 2003
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................              July 31, 1997
     Series Termination Date.....................................              July 17, 2007

      Series 1997-1 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

12.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1998-1
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $500,000,000
     Class B Initial Investor Interest...........................                $35,300,000
     Class C Initial Investor Interest...........................                $52,950,000
     Class A Certificate Rate....................................                      5.80%
     Class B Certificate Rate....................................                      6.00%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............         September 15, 2000
     Class A Expected Final Payment Date.........................            August 15, 2001
     Class B Expected Final Payment Date.........................           October 15, 2001
     Class C Expected Final Payment Date.........................          November 15, 2001
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................               June 2, 1998
     Series Termination Date.....................................            August 16, 2005

      Series 1998-1 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

13.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1998-2
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $450,000,000
     Class B Initial Investor Interest...........................                $32,000,000
     Class C Initial Investor Interest...........................                $48,000,000
     Class A Certificate Rate....................................                      5.25%
     Class B Certificate Rate....................................                         0%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............          November 15, 2002
     Class A Expected Final Payment Date.........................           October 15, 2004
     Class B Expected Final Payment Date.........................          December 15, 2004
     Class C Expected Final Payment Date.........................           January 17, 2005
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................           November 9, 1998
     Series Termination Date.....................................           October 16, 2008

      Series 1998-2 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

14.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1999-1
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $500,000,000
     Class B Initial Investor Interest...........................                $35,300,000
     Class C Initial Investor Interest...........................                $52,950,000
     Class A Certificate Rate....................................                      5.65%
     Class B Certificate Rate....................................                         0%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............             April 15, 2003
     Class A Expected Final Payment Date.........................             March 15, 2005
     Class B Expected Final Payment Date.........................               May 15, 2003
     Class C Expected Final Payment Date.........................              June 17, 2005
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................             March 23, 1999
     Series Termination Date.....................................             March 17, 2009

      Series 1999-1 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

15.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1999-2
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $500,000,000
     Class B Initial Investor Interest...........................                $35,300,000
     Class C Initial Investor Interest...........................                $52,950,000
     Class A Certificate Rate....................................                      6.35%
     Class B Certificate Rate....................................                         0%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............             March 15, 2002
     Class A Expected Final Payment Date.........................          February 17, 2003
     Class B Expected Final Payment Date.........................             April 15, 2003
     Class C Expected Final Payment Date.........................               May 15, 2003
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................         September 27, 1999
     Series Termination Date.....................................          February 16, 2007

      Series 1999-2 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

PROSPECTUS

                      Sears Credit Account Master Trust II
                           Master Trust Certificates

                             Sears, Roebuck and Co.
                                    Servicer

                                   SRFG, Inc.
                                     Seller
                            ------------------------

SRFG, Inc. ("SRFG") intends to sell from time to time up to $401,504,000 aggregate initial offering price of Master Trust Certificates ("investor certificates"), consisting of multiple series, representing an undivided interest in Sears Credit Account Master Trust II (the "Trust"), formed pursuant to a Pooling and Servicing Agreement among Sears, Roebuck and Co. as Servicer ("Sears"), SRFG as Seller and Bank One, National Association, as Trustee. The property of the Trust includes a portfolio of credit account receivables generated or to be generated by or through Sears, Sears National Bank (the "Bank") or their affiliates in the ordinary course of business, all monies received in payment of such receivables and certain additional funds. Investor certificates will be sold from time to time under this Prospectus on terms determined for each series at the time of sale and described in the related Prospectus Supplement. Each series will consist of one or more classes of investor certificates. The interest of the investor certificateholders of each class of a series offered hereby will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and in the related Prospectus Supplement.

Although the specific terms of each series in respect to which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such series will not be subject to prior review by, or consent of, the holders of the investor certificates of any previously issued series.

Interest and principal payments with respect to each series offered hereby will be made as specified in the related Prospectus Supplement. Credit Enhancement may be provided to a series or class of investor certificates pursuant to subordination provisions that require distributions of principal and/or interest to be made with respect to the investor certificates of such series or class offered hereby before distributions are made to one or more other series or other classes of such series, to the extent described in the related Prospectus Supplement. In addition, one or more series or classes of investor certificates offered hereby may be entitled to the benefits of any form of Third Party Credit Enhancement specified in the related Prospectus Supplement.
                            ------------------------

THE INVESTOR CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF SEARS, ROEBUCK AND CO., SEARS NATIONAL BANK, SRFG, INC. OR ANY AFFILIATE THEREOF. NEITHER THE INVESTOR CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

The investor certificates may be sold through underwriting syndicates represented by one or more managing underwriters, by underwriters without a syndicate, through agents designated from time to time, or directly to purchasers. If underwriters or agents are involved in the offering of investor certificates, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter or agent or dealer is involved in the offering of investor certificates, the underwriter's discount, the agent's commission or the dealer's purchase price will be set forth in, or may be calculated from the information in, the related Prospectus Supplement, and the net proceeds to SRFG from such offering will be the public offering price of such investor certificates less such discount in the case of an underwriter, the purchase price of such investor certificates less such commission in the case of an agent, or the purchase price of such investor certificates in the case of a dealer, and less, in each case, the other expenses of SRFG associated with the issuance of such investor certificates. See "Plan of Distribution."
                            ------------------------

This Prospectus may not be used to consummate sales of any series of investor certificates unless accompanied by the related Prospectus Supplement.
                            ------------------------

November 15, 1999

                               TABLE OF CONTENTS

                                                      PAGE
                                                      ----
Reports to Investor Certificateholders..............    2
Incorporation of Certain Documents by Reference.....    2
Prospectus Summary..................................    3
Risk Factors........................................    7
The Seller..........................................   13
The Servicer........................................   13
 Year 2000 Compliance...............................   13
The Credit Card Bank................................   14
Certain Legal Matters Relating to the Receivables...   15
 Transfer of Receivables............................   15
 Security Interests in Receivables..................   15
 Insolvency Related Matters.........................   16
 Consumer Protection Laws and Debtor Relief Laws
   Applicable to the Receivables....................   18
 Claims and Defenses of Credit Customers Against the
   Trust............................................   18
The Trust...........................................   18
 Formation of the Trust.............................   18
 Collections Account and Group Collections
   Accounts.........................................   19
 Adjustments to Receivables.........................   20
 Addition of Accounts...............................   20
 Removal of Accounts................................   22
 Repurchase of Trust Portfolio......................   22
 Repurchase of Specified Receivables................   23
 Termination of the Trust...........................   23
Description of the Investor Certificates............   24
 General............................................   24
 Interest Payments..................................   24
 Principal Payments.................................   25
 Class Percentages and Seller Percentage............   25
 Investor Losses....................................   25
 Reallocations and Subordination of Collections.....   26
 Aggregate and Net Payments.........................   26
 Additional Funds...................................   26
 Investment of Funds in Investor Accounts...........   27
 Final Payment of Principal; Termination of
   Series...........................................   27
 Description of Credit Enhancement..................   28
 Establishing and Issuing New Series................   28

                                                      PAGE
                                                      ----
 Reallocation of Series Among Groups................   29
 List of Investor Certificateholders................   29
 Meetings...........................................   30
 Book-Entry Registration............................   30
 Definitive Certificates............................   33
 Exchange of Investor Certificates for Seller
   Interest.........................................   34
 Sale of Seller Interest............................   34
 Amendments.........................................   34
The Trustee.........................................   35
 Indemnification of Trust and Trustee...............   36
Certain Matters Regarding the Servicer..............   36
 Servicing Compensation and Payment of Expenses.....   36
 Resignation or Merger of Servicer; Delegation of
   Duties...........................................   36
 Servicer Termination Events........................   37
 Reports to Investor Certificateholders.............   37
 Evidence as to Compliance..........................   38
Use of Proceeds.....................................   38
Certain Federal Income Tax Consequences.............   39
 General............................................   39
 Tax Treatment of the Investor Certificates as
   Indebtedness.....................................   39
 United States Holders..............................   40
 United States Alien Holders........................   42
 Backup Withholding and Information Reporting.......   43
 Possible Characterization of the Investor
   Certificates.....................................   44
Certain State Tax Consequences......................   45
 General............................................   45
 Arizona, Delaware, Georgia, Illinois, Ohio
   and Texas........................................   45
ERISA Considerations................................   46
Plan of Distribution................................   48
Legal Matters.......................................   49
Available Information...............................   49
Definitions.........................................   50
Annex I--Global Clearance, Settlement and Tax
 Documentation Procedures...........................   60

                     REPORTS TO INVESTOR CERTIFICATEHOLDERS

    Monthly and annual reports, containing information concerning the Trust prepared by the Trustee, based upon information provided by Sears as Servicer, will be sent free of charge to investor certificateholders upon request by calling (212) 493-6928. See "Certain Matters Regarding the Servicer--Reports to Investor Certificateholders." The annual reports will not contain financial information that has been examined and reported on by independent public accountants. Sears and SRFG do not intend to send any of their financial reports to investor certificateholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following reports and documents filed by SRFG on behalf of the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Prospectus:

        (1) Annual Report on Form 10-K for the year ended December 31, 1998; and

        (2) Current Reports on Form 8-K filed January 15, February 9, February 16, February 19, March 12, March 15, March 19, March 22, March 25, April 15, May 17, June 15, July 15, August 16, September 15, September 16, September 22, September 23, September 29, October 15, November 12, and November 15, 1999.

    All reports and other documents filed by SRFG on behalf of the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the investor certificates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

    The Servicer will provide without charge to each person, including any beneficial owner of investor certificates, to whom a copy of this Prospectus is delivered, a copy of any and all the documents incorporated herein by reference (other than exhibits to such documents) upon request by calling 1-800-SEARS-80 (1-800-732-7780).

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

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety, with respect to any series of investor certificates issued by the Trust and offered hereby, by the more detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Reference is made to the Definitions contained in this Prospectus and to the Glossary of Terms contained in the related Prospectus Supplement for the definitions of certain capitalized terms. Unless the context requires otherwise, capitalized terms used in this Prospectus relate separately to individual series of investor certificates issued by the Trust.

GENERAL.......................   Sears Credit Account Master Trust II has
                                 issued, and is expected to issue, series of investor certificates from time to time. Each investor certificate offered in each series will represent a fractional undivided interest in the Trust.

                                 The assets of the Trust include a portfolio that consists of all of the Receivables existing under certain open-end retail charge plan Accounts maintained by Sears National Bank (the "Bank"), Sears, Roebuck and Co. ("Sears"), or another affiliate of Sears with respect to the sale of goods or services.

                                 Sears conducts domestic and international merchandising and credit operations. Domestic operations includes merchandising and credit operations in the United States and Puerto Rico. Sears principal executive offices are located at 3333 Beverly Road, Hoffman Estates, Illinois 60179 (847/286-2500).

                                 The Receivables that have been transferred to the Trust arise from Sears domestic credit operations and were originated by the Bank or Sears. The Bank, a wholly-owned subsidiary of Sears, is a "credit card bank" under the Bank Holding Company Act that is the issuer of most of the open-end retail charge plan accounts in the Sears Portfolio. The Bank transfers all receivables arising under such accounts (including Receivables arising under Accounts) to Sears.

                                 Sears transfers the Receivables in the Accounts to SRFG, Inc. ("SRFG"), which in turn transfers such Receivables to the Trust. SRFG, a wholly-owned subsidiary of Sears, was organized for limited purposes including facilitating the issuance of securities of the type offered hereby. SRFG's executive offices are located at 3711 Kennett Pike, Greenville, Delaware 19807 (302/434-3176).

SERVICER......................   Sears is the Servicer of all of the Accounts.

TRUSTEE.......................   Bank One, National Association (formerly The
                                 First National Bank of Chicago). The Trustee's principal executive office is located at 1 Bank
                                 One Plaza, Suite IL1-0126, Chicago, Illinois
                                 60670-0126.

ADDITIONAL INFORMATION
CONCERNING THE TRUST..........   The Trust was formed pursuant to a Pooling and
                                 Servicing Agreement among Sears, SRFG and the
                                 Trustee. The assets of the Trust include all of the Receivables existing under the Accounts, Participation Interests that may be included in the Trust, all monies due or to become due thereunder, all proceeds of the Receivables, all monies on deposit in certain accounts of the Trust, funds available with respect to the Credit
                                 Enhancement for any outstanding series of investor certificates, Additional Funds and any interest rate cap or other interest rate protection agreements for any outstanding series of investor certificates. Upon formation of the Trust, SRFG transferred to the Trust all Receivables in the Accounts as of the Cut-Off
                                 Date. In addition, SRFG has transferred the Receivables in Additional Accounts to the Trust
                                 (as of the applicable Additional Account
                                 Cut-Off Date), and may transfer, or may be obligated to transfer, the Receivables in Additional Accounts or Participation Interests to the Trust from time to time in the future.

                                 The Trust, as a master trust, has issued series of investor certificates, and is expected to issue additional series of investor certificates in the future, subject to certain requirements and restrictions set forth in the Pooling and Servicing Agreement. The consent of the holders of investor certificates of any outstanding series will not be required in order for the Trust to issue additional series of investor certificates.

                                 The terms governing each particular series of investor certificates are set forth in the Pooling and Servicing Agreement (which applies to all series issued from the Trust) and in a related Series Supplement (which will apply to a particular series). The Series Supplement for each series will specify, among other things, the number of classes of investor certificates in the series, the size of the series, its payment terms, and the kind and size of Credit Enhancement, if any, for the series.

                                 The investor certificates of each series issued from the Trust will be entitled to receive a specified portion of funds received in payment of the Receivables, plus the benefit of any Credit Enhancement for that series and any interest rate cap or other interest rate protection agreements for that series. The remaining fractional undivided interest in the Trust not represented by investor certificates of any series is represented by the Seller Certificate, which is owned by SRFG.

INTEREST ON INVESTOR
CERTIFICATES..................   Interest on the investor certificates will
                                 accrue at the per annum rate either specified in, or determined in the manner specified in, the related Prospectus Supplement. See
                                 "Description of the Investor
                                 Certificates--Interest Payments."

PRINCIPAL ON INVESTOR
CERTIFICATES..................   The principal of the investor certificates of
                                 each series offered hereby will be scheduled to be paid either in full on the Expected Final
                                 Payment Date applicable to such series in a single payment, in which case such series will have a Controlled Accumulation Period as described below under "--Controlled
                                 Accumulation Period," or in installments commencing on the first Principal Payment Date and scheduled to end on an Expected Final
                                 Payment Date, in which case such series will have a Controlled Amortization Period as described below under "--Controlled
                                 Amortization Period," and may also have a Controlled Accumulation Period, in each case as specified in the related Prospectus Supplement.
                                 If a series has more than one class of investor certificates, a different method of paying principal, Expected Final Payment Date and/or initial Principal Payment Date may be specified for each class. The payment of principal with respect to the investor certificates of a series or class offered hereby may commence earlier than the Expected Final Payment Date or initial Principal Payment Date specified in the related Prospectus Supplement, and the final principal payment with respect to the investor certificates of such a series or class may be made earlier or later than the Expected Final
                                 Payment Date or other expected date specified in the related Prospectus Supplement. See
                                 "Description of the Investor
                                 Certificates--Principal Payments."

REVOLVING PERIOD..............   The investor certificates of each series
                                 offered hereby will have a Revolving Period, which will commence on the day following the Series Cut-Off Date specified in the related
                                 Prospectus Supplement and continue until the earlier of (i) the date specified in the related Prospectus Supplement as the end of the Revolving Period, or such earlier or later date as the Servicer may elect or may be determined in accordance with the applicable Series
                                 Supplement, and (ii) the Rapid Amortization
                                 Commencement Date with respect to such series.

CONTROLLED AMORTIZATION
PERIOD........................   If the related Prospectus Supplement specifies
                                 that a series offered hereby will have a Controlled Amortization Period, unless a Rapid
                                 Amortization Event has occurred, the Controlled
                                 Amortization Period will begin on the date specified in such Prospectus Supplement and continue until the earliest of (i) the payment in full of the Series Invested Amount, (ii) the Rapid Amortization Commencement Date with respect to such series and (iii) the Series
                                 Termination Date.

CONTROLLED ACCUMULATION
PERIOD........................   If the related Prospectus Supplement specifies
                                 that a series offered hereby will have a Controlled Accumulation Period, unless a Rapid
                                 Amortization Event has occurred, the Controlled
                                 Accumulation Period will begin on the date specified in such Prospectus Supplement, or an earlier or later date in accordance with the applicable Series Supplement, and continue until the earliest of (i) the payment in full of the Series Invested Amount, (ii) the Rapid
                                 Amortization Commencement Date with respect to such series and (iii) the Series Termination
                                 Date. In some circumstances, the Controlled
                                 Accumulation Period may also terminate upon the commencement of the Controlled Amortization
                                 Period.

RAPID AMORTIZATION PERIOD.....   The Rapid Amortization Period, if any, with
                                 respect to a series offered hereby will begin on the Rapid Amortization Commencement Date and continue until the earlier of (i) the payment in full of the Series Invested Amount and (ii) the Series Termination Date. See the description of various

                                 Rapid Amortization Events in the related
                                 Prospectus Supplement.

CREDIT ENHANCEMENT............   Credit Enhancement may be provided to a series
                                 or class of a series offered hereby by
                                 subordination provisions that require
                                 distributions of principal and/or interest to be made with respect to the investor certificates of such series or class before distributions are made to one or more other series or other classes of such series. Credit
                                 Enhancement with respect to such a series also may include a cash collateral account, a letter of credit, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement.
                                 See "Risk Factors--Effect of Subordination,"
                                 "Description of the Investor
                                 Certificates--Principal Payments" and
                                 "--Description of Credit Enhancement."

CLEARANCE AND SETTLEMENT......   Unless otherwise specified in the related
                                 Prospectus Supplement, investor
                                 certificateholders may elect to hold their investor certificates through any of DTC (in the United States) or Cedelbank or Euroclear
                                 (in Europe). Transfers within DTC, Cedelbank or
                                 Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other hand, will be effected in DTC through the relevant Depositaries of Cedelbank or
                                 Euroclear. See "Description of the Investor
                                 Certificates--Book-Entry Registration."

                                  RISK FACTORS

     Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of each series, if any, will make a market in the investor certificates for such series. There can be no assurance, however, that a secondary market will develop or, if a secondary market does develop, that it will provide holders of investor certificates of any particular series with adequate liquidity or that it will continue until the termination of any such series.

     Rating of the Investor Certificates. Any rating assigned to the investor certificates of a series or class of a series by a rating agency will not be a recommendation to purchase, hold or sell investor certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There is no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely if, in the judgment of such agency, circumstances in the future so warrant. The rating agencies do not evaluate, and the rating of the investor certificates does not address, the likelihood that the entire outstanding principal amount of the investor certificates will be paid on or prior to any scheduled payment date.

     Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the investor certificates (other than the Seller Retained Classes) of each series offered hereby initially will be represented by one or more global investor certificates registered in the name of Cede & Co. ("Cede"), the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the investor certificateholders or their nominees. As a result, unless and until Definitive Certificates are issued, such investor certificateholders will not be recognized by the Trustee as "Investor Certificateholders" (as that term is used in the Pooling and Servicing Agreement). Therefore, until such time, such investor certificateholders will only be able to exercise the rights of investor certificateholders indirectly through DTC and its Participants. See "Description of the Investor Certificates--Book-Entry Registration" and "--Definitive Certificates."

     Effects of the Selection Process, Seasoning and Performance Characteristics. The Accounts were selected at random from the entire United States; however, accounts from Puerto Rico are not included and there can be no assurance that all fifty states are represented. Because the pool of Receivables does not contain receivables in accounts from Puerto Rico, may not contain receivables in accounts from every state and may not contain receivables in accounts previously segregated into pools (some of which have been sold), the performance of the Accounts may be different from the performance of the Sears Portfolio. There can be no assurance that the payment performance of the obligors on the Accounts will be representative of the Sears Portfolio in all material respects. Based on historical experience, fixed pools of accounts (such as the Accounts) in general experience somewhat higher yields and charge-offs and more volatile performance characteristics (particularly in the first few months following the selection of such fixed pools of accounts) than the portfolios of the accounts from which they are selected (such as the Sears Portfolio). The account selection process used to segregate pools of accounts (including the Accounts) generally is designed to preserve the availability of seasoned accounts for inclusion in subsequently segregated pools. In addition, certain accounts in previously established pools have ceased to be segregated and have become available for inclusion in newly segregated pools, which may benefit from the inclusion of such seasoned accounts, but may be adversely affected with respect to payment rate or in other respects as compared to the Sears Portfolio. Previously established pools will also cease to be segregated from time to time in the future and credit accounts from such previously segregated pools may become part of the Trust as Additional Accounts. In addition, previously established pools of more seasoned accounts may become part of the Trust as Additional Accounts. See "The Trust--Addition of Accounts."

     Assignment of Additional Accounts. SRFG has designated, and may voluntarily, and in some cases may be obligated to, designate Additional Accounts to be included as Accounts or add Participation Interests to the Trust. See "The Trust--Addition of Accounts." The designation of Additional Accounts or any Participation Interests is subject to the satisfaction of certain conditions described herein under "The Trust--Addition of Accounts." Because any such Additional Accounts will not contain receivables in accounts from Puerto Rico and may not contain receivables in accounts from every state or in accounts previously segregated into pools (some of which have been sold), the performance of any such Additional Accounts may be different from the performance of the Accounts and from the performance of the Sears Portfolio. Additional Accounts may include additional types of accounts issued by the Bank from time to time. Because any Additional Accounts may be selected from previously segregated pools of seasoned accounts and may be selected from accounts not previously segregated into pools, on the date any such Additional Accounts are selected, such Additional Accounts may contain a higher or lower percentage of newly solicited and unseasoned accounts than either the Accounts or the Sears Portfolio. The account selection process used to segregate pools of accounts (including the Accounts and any such Additional Accounts) generally is designed to preserve the availability of seasoned accounts for inclusion in subsequently segregated pools. See "--Effects of the Selection Process, Seasoning and Performance Characteristics."

     Ability to Change Terms of the Receivables. The Pooling and Servicing Agreement provides that the Bank, Sears or their affiliates, as applicable, may change the terms governing the Accounts subject to certain limitations so long as similarly situated accounts arising in the same jurisdiction are also changed. In addition, the Bank, Sears or their affiliates, as applicable, retain the right to prevent the creation of new Receivables in the Account of any credit customer, or of all the credit customers within a particular jurisdiction. A significant decline in the amount of Receivables generated might result in a decline in the Seller Interest to an amount which would require SRFG to contribute to the Trust the Receivables in Additional Accounts or Participation Interests in order to avoid a Rapid Amortization Event and, accordingly, commencement of the Rapid Amortization Period. See "--Payments and Maturity."

     The Pooling and Servicing Agreement provides that the Seller shall cause the Servicer to administer, process and enforce the Accounts no differently than the Bank's, Sears or their affiliates' similarly situated accounts. The Pooling and Servicing Agreement also provides that the Bank, Sears and their affiliates may change the terms governing the Accounts only if, in good faith, it is believed that the change will not reduce the annualized yield of the Accounts to less than the percentage equivalent of a fraction, the numerator of which is the sum of the several products obtained by multiplying the weighted average Certificate Rate of each outstanding series by the Invested Amount of each such series and the denominator of which is the Aggregate Invested Amount, plus 1% per annum, unless such change is required by law or is deemed by the Bank, Sears or one of their affiliates to be necessary to maintain its credit card business on a competitive basis. Except as set forth above, the Pooling and Servicing Agreement does not and each Series Supplement will not contain any restrictions on the ability of the Bank, Sears or their affiliates to change the terms of the Accounts.

     The Bank uses statistical scoring models to evaluate applications for new accounts that provide, in the event of an approval, a recommended line of credit. These models enhance the Bank's ability to evaluate applicant creditworthiness and manage their exposure to high credit risk individuals. The Bank and Sears also regularly use scoring models to evaluate existing accounts, modify credit limits on certain accounts and approve purchases in excess of previously established credit limits, and from time to time use other methods to review existing accounts. Although there can be no assurance as to the effect of these increases in credit limits, the Bank and Sears do not believe that these practices will have a material adverse effect on the level of charge-offs on Sears Card accounts. In connection with the operation of the credit business, the Bank and Sears reserve the right to change credit evaluation policies at any time.

     Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of payments will occur. Changes in credit use and payment patterns may result from a variety of social, legal and economic factors. A significant decline in the amount of Receivables generated might result in a decline in the Seller Interest to an amount that would require SRFG to contribute to the

Trust the Receivables in Additional Accounts or Participation Interests in order to avoid a Rapid Amortization Event and, accordingly, commencement of the Rapid Amortization Period. In addition, increased convenience use, where obligors pay their Receivables within the grace period to avoid all finance charges, might decrease the effective yield on the Receivables and also could result in a decline in the Seller Interest, as well as decreased protection to investor certificateholders against charged-off Receivables. Conversely, the terms governing the Accounts require only a minimum monthly payment, and a significant decrease in the percentage of repayment by obligors could delay the payment of principal. Any delay in the payment of principal with respect to any series will extend the period during which charged-off Receivables may be allocated to the investor certificates of such series.

     Investor Risk of Loss. Payments to investor certificateholders are made from Collections on Receivables allocated to the investor certificateholders and from the Credit Enhancement, if any, available for their benefit. If Receivables are charged-off as uncollectible to such an extent that such Collections and Credit Enhancement, if any, are insufficient to fully repay the investor certificateholders, the investor certificateholders will incur losses. Any reduction in the Investor Interest of the investor certificates of any class resulting from such losses may cause the Class Percentage of Principal Collections and Finance Charge Collections allocable to such class on future Distribution Dates to be reduced, and future payments of interest and principal with respect to such class may be reduced or delayed. Neither SRFG nor Sears has any obligation to make payments of principal or interest on the investor certificates.

     Effect of Subordination. With respect to any series offered hereby having a class or classes of subordinated certificates (referred to herein as the "Subordinate Certificates"), the Subordinate Certificates will be subordinated in right of payment to the senior certificates to the extent described herein and in the related Prospectus Supplement. See "Description of the Investor Certificates--Reallocations and Subordination of Collections--Subordination of Class B Certificates" and "--Subordination of Class C Certificates." If the Investor Interest of any Subordinate Certificates suffers a reduction as a result of such subordination, the Class Percentage of Finance Charge Collections and Principal Collections of such Subordinate Certificates on future Distribution Dates may be reduced and future payments of interest and principal with respect to such Subordinate Certificates may be reduced or delayed.

     Issuance of Additional Series and Additional Investor Certificates; Maturity Considerations. The Trust, as a master trust, has issued, and in the future is expected to issue, from time to time series of investor certificates. Although the terms of any series will be specified in the Series Supplement creating such series, the provisions of such Series Supplement, and, therefore, the terms of any particular series, will not be subject to the prior review or consent of holders of the investor certificates of any previously issued series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions establishing one or more classes of investor certificates (including one or more classes subordinated to other classes of such series), provisions creating different or additional security or Credit Enhancement, provisions subordinating a subsequent series to the investor certificates of a prior series (if the Series Supplement relating to the subsequent series so permits) and any other terms or provisions that are made applicable only to such series. SRFG may also cause the Trustee to issue additional investor certificates in existing series. With respect to Additional Funds that are allocated among series without any allocation to the Seller Interest, the issuance of new series (or of additional investor certificates in any series) will cause the pro rata share of such Additional Funds allocated to each series (or investor certificate) to decline as a portion of such Additional Funds are allocated to the new series (or the additional investor certificates).

     The Trustee will authenticate and deliver a new series of investor certificates only upon satisfaction of certain conditions, including written confirmation from the Rating Agencies that the issuance of the new series will not result in the reduction or withdrawal of ratings with respect to any rated class of any outstanding series (any such reduction or withdrawal is referred to herein as a

"Ratings Event"). There can be no assurance, however, that the issuance of one or more additional series from time to time hereafter might not have an impact on the timing and amount of payments received by an investor certificateholder of any previously issued series. See "Description of the Investor
Certificates--Establishing and Issuing New Series."

     Under certain circumstances, as provided in the related Series Supplement, Collections originally available to one series in a Group may be reallocated to another series in such Group. Unless otherwise provided in the related Series Supplement, under no circumstances will Collections originally allocated to one series on any Distribution Date be reallocated to any other series unless all amounts to be funded with respect to the first series by the Collections allocated to such series on that Distribution Date have been funded. Reallocations of Collections among series may permit either a reduction in the Class Percentage with respect to Principal Collections allocable to a class receiving reallocations of Principal Collections from other series during the Controlled Accumulation Period or Controlled Amortization Period applicable to such series, or in the shortening of the Controlled Accumulation Period applicable to such series. If a Rapid Amortization Event were to occur with respect to any such other series during the Controlled Accumulation Period or Controlled Amortization Period for such a series the amount of Principal Collections allocable to such class may not be sufficient to make final payments of principal with respect thereto on the applicable Expected Final Payment Date; therefore, payments of principal with respect to such class may be delayed or reduced.

     Provisions that would facilitate such reallocations to a series may be included in the related Series Supplement for such series, but such provisions would only be effective upon the issuance of another series that provides for reallocations from such series. The Seller, however, is under no obligation to establish or issue any series from which Collections may be reallocated. There can be no assurance that any series will not be moved from its original Group to any other Group, including a new Group with no other series then outstanding, in which event provisions allowing such reallocations with respect to the original Group may not be operative and reallocation provisions with respect to the other Group may apply. See "Description of the Investor Certificates--Reallocations and Subordination of Collections" and "--Reallocation of Series Among Groups."

     SRFG may, during the Controlled Amortization Period or Controlled Accumulation Period, if so specified in the related Prospectus Supplement for a series offered hereby, cause the Trust to issue another series as a Paired Series with respect to such series to finance the increase in the Seller Interest caused by the amortization of principal of such series or the accumulation of principal in the Series Principal Funding Account. If a Rapid Amortization Event were to occur with respect to any such Paired Series prior to the payment in full of the certificates of the original series, the numerator of Class Percentages applicable to the allocation of Principal Collections for the original series may be reduced by the amount of the Investor Interest of such Paired Series and the payments of the principal with respect to the certificateholders of such original series may be delayed or reduced. The terms of the Paired Series will not be subject to the prior review or consent of the holders of the investor certificates of the original series. The outstanding principal amount of such Paired Series may vary from time to time and the Rapid Amortization Events with respect to such Paired Series may vary from the Rapid Amortization Events with respect to the original series and may include Rapid Amortization Events that are unrelated to the status of SRFG, the Servicer or the Receivables, such as Rapid Amortization Events related to the continued availability and rating of certain Third Party Credit Enhancement Providers, if any, to such Paired Series.

     The Pooling and Servicing Agreement permits the issuance of one or more series that would be subordinate in right of payment to another series. The terms of any such subordination will be set forth in the Series Supplement for the Subordinate Series. Such Subordinate Series would not be entitled to payment unless and until the series to which it was subordinate has been paid in full. Unless otherwise specified in the related Series Supplement, a series will not be subordinated to any other series. The Seller may, but is under no obligation to, issue a series in the future that is

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

subordinate in right of payment to one or more series. See "Description of the Investor Certificates --Reallocations and Subordination of
Collections--Subordinate Series."

     Security Interests and Insolvency Related Matters. The Bank has granted to Sears all of its right, title and interest in and to any Receivables originated by the Bank pursuant to the Assignment of Accounts and Sale of Receivables Agreement dated September 15, 1994, as amended, between the Bank and Sears (the "Assignment Agreement"). It is possible that a receiver or conservator of the Bank may argue that the transaction between the Bank and Sears pursuant to the Assignment Agreement is a pledge of such Receivables rather than an absolute transfer. Accordingly, the Bank has granted Sears a security interest in the Receivables pursuant to the Assignment Agreement. To the extent that this security interest is validly perfected prior to an insolvency of the Bank and not taken with the intent to hinder, delay, or defraud the Bank or its creditors, this security interest should not be subject to avoidance by a receiver or conservator of the Bank, and payments made in respect of the Receivables should not be subject to recovery by a receiver or conservator of the Bank. If, however, a receiver or conservator of the Bank were to assert a contrary position or were to require the Trust to establish its right to cash Collections by submitting a claim and completing the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, delays in payment on the Certificates and possible reductions in the amount of those payments could occur. See "The Credit Card Bank" and "Certain Legal Matters Relating to the Receivables--Insolvency Related Matters."

     Sears and SRFG will treat the transfer of the Receivables from Sears to SRFG as an absolute transfer of the Receivables to SRFG. As an absolute transfer, the Receivables would not be part of any Sears bankruptcy estate and would not be available to Sears creditors. However, in the event of the insolvency of Sears it is possible that the bankruptcy trustee or a creditor of Sears or Sears as debtor in possession may argue that the transaction between Sears and SRFG is a pledge of the Receivables rather than an absolute transfer. This position, if accepted by a court, could prevent timely payments of amounts due to investor certificateholders.

     SRFG has covenanted in the Pooling and Servicing Agreement to repurchase all the Receivables in the event that the transfer of the Receivables by it to the Trust is neither a sale of such Receivables to the Trust nor a grant to the Trust of a security interest in such Receivables, or if (assuming the transfer by it to the Trust is a grant to the Trust of a security interest in the Receivables) the Trustee does not have a perfected security interest therein of first priority under the Uniform Commercial Code (the "UCC") as in effect in the State of Delaware. SRFG has taken certain actions required to perfect and will take certain actions as required to continue the Trust's interest in the Receivables. A tax or other statutory lien on property of Sears or the Bank arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. See "--Legislation," "The Credit Card Bank" and "Certain Legal Matters Relating to the Receivables."

     The Pooling and Servicing Agreement provides that, for so long as the short-term debt rating of Sears remains below A-1/P-1, or if Sears is not the Servicer, the Servicer will be required to deposit into the Collections Account a portion of Collections at least equal to the sum of the amounts set forth in the applicable Required Daily Deposit provisions for each outstanding series of investor certificates. As long as Sears is the Servicer, all remaining Collections allocable to investor certificates will be available for use by Sears as a loan prior to each Distribution Date and, in the event of a bankruptcy of Sears, the Trust may not have a perfected interest in such Collections. At such time as Sears short-term debt rating is increased to A-1/P-1, all Collections allocable to investor certificates will be available for use by Sears as a loan prior to each Distribution Date and, in the event of the bankruptcy of Sears, the Trust may not have a perfected interest in such Collections. See "Certain Legal Matters Relating to the Receivables--Transfer of Receivables."

     Consumer Protection and Regulatory Credit Laws. The Accounts and the Receivables are subject to numerous federal and state consumer protection and state regulatory laws which impose

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

requirements on the making and enforcement of extensions of consumer credit. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the ability to collect on the Receivables or maintain the current level of finance and other charges, and failure by Sears or the Bank to comply with such requirements could adversely affect the ability to collect the Receivables. SRFG has covenanted in the Pooling and Servicing Agreement that if a Receivable was not created in compliance in all material respects with all requirements of such laws or if in certain other respects such Receivable is not valid or enforceable, and if such noncompliance, invalidity or unenforceability continues beyond the applicable cure period and has a material adverse effect on the interest of the Trust in all the Receivables, SRFG will repurchase such Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects in the Accounts, or for any other purpose. See "Certain Legal Matters Relating to the Receivables--Consumer Protection Laws and Debtor Relief Laws Applicable to the Receivables."

     Legislation. The issue of federal regulation of finance and other charges on credit cards has been debated from time to time. Although SRFG cannot predict the effect of any such legislation or the measures that Sears as Servicer might take in response thereto, a reduction in finance or other charges could reduce the yield on the Receivables and, therefore, the amounts available to fund Certificate Interest and reimburse charged-off Receivables. If such legislation limited finance or other charge revenue to a sufficiently low level, there are structural features within the Trust that could be invoked in order to enhance yield. However, no assurance can be given that such structural features will be invoked or that, if invoked, they would be sufficient to compensate for a decline in yield.

     Sears is subject to the consumer credit laws of each state in which its customers reside, including limits on the annual percentage rate of finance charges. As a national bank, the Bank's activities are in some cases, such as maximum finance charge rates and permissible fees and charges, governed by the consumer credit laws of the state of Arizona, the state in which the Bank's charter is located, rather than the laws of each state in which its customers reside. The United States Supreme Court in Smiley v. Citibank (South Dakota N.A.) upheld the authority of national banks to "export" fees that are deemed "interest" under Office of the Comptroller of the Currency Interpretive Rule
7.4001. From time to time, there are bills relating to retail consumer credit pending in various state legislatures. These bills, if enacted, would not affect the finance charge rate imposed in such states, but would affect certain credit practices in such states, including, for example, disclosure of credit terms in credit applications or periodic statements, telephone solicitation practices, use of credit bureau reports and collection practices. There can be no assurance that any legislation that would substantially reduce finance charge revenue or impair collection of receivables will not be enacted at the state or federal level.

     Social and Economic Factors. Changes in account use and payment patterns by obligors may result from a variety of social, competitive and economic factors. Economic factors including the rate of inflation and relative interest rates offered for various types of loans may be reflected in changes of account use and payment patterns including increased risks of defaults by customers. Customers' accounts from all geographic areas of the United States, with the exception of Puerto Rico, are represented in the Accounts. Sears is unable to determine and has no basis to predict whether, or to what extent, economic, competitive or social factors will affect future credit use or payment patterns. During periods of economic weakness, grantors of consumer credit (including Sears and the Bank with regard to their credit accounts) generally experience higher levels of charge-offs and delinquencies than in times of relative economic stability. Additionally, heightened levels of consumer debt, large numbers of personal bankruptcies and weakenings of the national economy or regional economies may cause an increase in delinquencies and charge-offs in credit card receivables underlying securities such as the investor certificates.

     Competition. Sears and Bank credit plans are available for use for purchases from Sears or its affiliates, licensees or concessionaires. Third-party credit cards (including VISA, MasterCard,
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

American Express and Discover Card), personal checks and cash are also accepted for such purchases. Interest rates and other benefits available through other credit sources may cause customers not to use or carry balances on various Sears and Bank plans, though they constitute separate sources of credit.

     In 1993, Sears terminated traditional catalog operations (including sales through catalog outlet stores), while remaining in the direct response marketing business. Also, on August 1, 1993, all Sears stores began accepting VISA, MasterCard and American Express cards for purchases, in addition to Sears Card, Discover Card, personal check or cash, in order to attract new customers and incremental sales. There can be no assurance that the availability of such other credit sources will not result in a reduction in the rate at which Receivables are generated. If the rate at which the Receivables are generated or the finance charges that are imposed on such Receivables decline significantly for reasons of competition or otherwise, a Rapid Amortization Event may occur, causing the commencement of the Rapid Amortization Period. See the description of Rapid Amortization Events in the related Prospectus Supplement.

                                   THE SELLER

     SRFG was incorporated under the laws of the State of Delaware on April 8, 1988. All of its outstanding common stock is owned by Sears. SRFG was organized for the limited purposes of facilitating the issuance of securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither Sears, as stockholder of SRFG, nor SRFG's board of directors, intends to change the business purpose of SRFG. The investor certificates will not be guaranteed by Sears, the Bank or SRFG.

                                  THE SERVICER

     Sears acts as servicer of all Accounts originated by Sears and the Bank. The Bank provides certain servicing functions for the Accounts as a sub-servicer, including providing judgmental decision-making policy relating to all Accounts.

     Sears originated from an enterprise established in 1886. It was incorporated under the laws of New York in 1906. Its principal executive offices are located at 3333 Beverly Road, Hoffman Estates, Illinois. Sears, with its consolidated subsidiaries, is a multi-line retailer which provides a wide array of merchandise and services through five segments: retail, services, credit, international and corporate. Sears is among the largest retailers in the world on the basis of sales of merchandise and services.

YEAR 2000 COMPLIANCE

     Year 2000 compliance is the ability of information systems to properly recognize and process dates and date-sensitive information including the year 2000 and beyond (commonly referred to as Year 2000 or Y2K). Year 2000 compliance is critical to Sears in its role as servicer of the Accounts because Sears and its vendors and service providers are highly reliant on information systems to operate their businesses.

     Sears is using both internal and external resources to complete its Year 2000 compliance initiatives. The Year 2000 efforts of Sears credit and bank operations are subject to regulatory review.

     Sears information systems area includes:

     - Sears proprietary and third party information systems;

     - Related hardware, software and data and telephone networks; and,

     - Information systems service providers.
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

     Sears has completed an inventory and assessment of its mission critical (vital to business operations) information systems and has remediated and tested those mission critical systems requiring remediation. As of October 20, 1999, Sears has completed certification (final testing and validation) for approximately 80% of its mission critical or retired mission critical systems and expects to complete such certification by the end of November 1999.

     Sears has obtained written assurances from two mission critical information systems service providers that their systems and services will be Year 2000 compliant and is assessing their Year 2000 test plans and results. One of these service providers is the primary provider of Sears computer processing and its data and voice communications network, which support merchandise procurement and distribution, inventory control, point-of-sale and other information systems and functions. The other service provider is providing Sears new account processing system and operating platform to which Sears has converted its credit business.

     Sears has substantially completed the development of contingency plans that identify what actions need to be taken if a critical system or service is not available. Sears also is developing its century rollover event management procedures. Sears expects to complete the formulation of these plans in November 1999 and to test, rehearse and refine these plans throughout the remainder of 1999.

     Sears believes that its most significant Year 2000 risk factor with respect to its role as servicer of the Trust is the failure of either of its two mission critical information systems service providers to make their systems Year 2000 compliant. Although the occurrence of this scenario could have a material adverse effect on the Trust, Sears does not believe that the scenario is reasonably likely to occur. The Trust will not bear any of the expenses incurred in connection with Sears Year 2000 plan.

     The foregoing statements relating to Sears expectations as to its Year 2000 efforts are based on its best estimates, which may be updated as additional information becomes available. Sears forward looking statements are based on assumptions about many important factors, including the technical skills of employees and independent contractors, representation and preparedness of third parties and the collateral effects of the Year 2000 issues on Sears business partners and customers. While Sears believes its assumptions are reasonable, it cautions that it is impossible to predict the impact of certain factors that could cause actual timetables to differ materially from the expected results.

                              THE CREDIT CARD BANK

     The Bank is a national banking association that is a "credit card bank" under the Bank Holding Company Act. The Bank generally issues the Sears Card, SearsCharge PLUS and Sears Home Improvement Plan accounts. Sears Card, the traditional Sears charge card, accounted for approximately 90% of the receivables in the Sears Portfolio as of the end of December 1998.

     Issuance of Sears Card accounts by the Bank allows Sears to operate its credit business in a more unified regulatory and pricing environment. In general, under federal law, the maximum finance charge that may be charged by the Bank is the rate permitted under the laws of the State of Arizona, in which the Bank's charter is located, rather than the laws of the state in which an account holder resides. The Bank's ability to charge late fees and other fees and charges is similarly governed by Arizona law. Accordingly, in certain states the Bank is imposing higher finance charge rates, and higher or additional fees and charges, than Sears currently would be permitted to impose. There can be no assurance, however, that such action will not result in a reduction in the amount of new Receivables generated in the Accounts, earlier payment of outstanding Receivables or increased "convenience" use of Sears Card (with all balances repaid within the grace period so that no finance charge is assessed). Sears and the Bank have entered into contractual arrangements pursuant to which Sears acts as primary servicer of Accounts that have been transferred to or originated by the Bank.

               CERTAIN LEGAL MATTERS RELATING TO THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The Receivables in the Accounts were originated by Sears, the Bank or their affiliates. The Bank has granted to Sears all of its right, title and interest in and to any Receivables originated by the Bank, pursuant to the Assignment Agreement. Pursuant to a Purchase Agreement, a Contribution Agreement and a Receivables Warehouse Agreement, each between Sears and SRFG, Sears sold to SRFG, contributed to the capital of SRFG, or confirmed the prior sale or contribution to SRFG of, all of the Receivables existing under the Accounts (and certain additional accounts that may be added to the Trust in the future) as of the Cut-Off Date and any Additional Account Cut-Off Dates to date and all Receivables thereafter created under the Accounts, including all Receivables originated by the Bank in the Accounts, without recourse. SRFG then sold, transferred, assigned and otherwise conveyed all the Receivables to the Trust. On the Initial Closing Date, simultaneously with the transfers from Sears to SRFG and from SRFG to the Trust, the Trust issued investor certificates for Series 1994-1, paid the proceeds of such issuance to SRFG and issued the Seller Certificate to SRFG. SRFG paid such proceeds to Sears in consideration for the sale of the Receivables by Sears to it, but SRFG retained the Seller Certificate for its own benefit.

     Receivables created in Accounts that have been transferred to or originated by the Bank are sold daily pursuant to the Assignment Agreement to Sears, transferred by Sears to SRFG and then transferred by SRFG to the Trust. In addition, SRFG has sold, transferred, assigned and otherwise conveyed all the Receivables in Additional Accounts as of the applicable Additional Account Cut-Off Dates, and may do so again in the future. See "The Trust--Addition of Accounts." Such Additional Accounts may include accounts originated by or transferred to the Bank.

     In connection with the transfer of the Receivables to SRFG by Sears and the transfer of the Receivables to the Trust by SRFG, Sears has indicated in its computer files that the Receivables have been transferred to SRFG and then transferred to the Trust. In addition, Sears has provided (and, with respect to any Additional Accounts, will provide) to SRFG, which provided (and will provide) to the Trustee, a computer file, hard copy or microfiche list containing a true and complete list of each Account identified by account number. Sears, its affiliates (including the Bank) and SRFG are not obligated to deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. The records and agreements relating to the Accounts and the Receivables maintained by Sears and the Bank will not be segregated from other documents and agreements relating to other credit accounts and receivables and will not be marked to reflect the transfer of the Receivables to SRFG or the Trust, except insofar as an electronic or other indicator is necessary to service the Accounts in accordance with the Pooling and Servicing Agreement. SRFG filed UCC-1 and UCC-3 financing statements in accordance with Delaware state law to perfect the Trust's interest in the Receivables, and will file any continuation statements (and, with respect to any Additional Accounts, UCC-3 financing statements) with respect thereto which may be necessary to maintain such perfection.

SECURITY INTERESTS IN RECEIVABLES

     The Receivables are either "accounts" or "chattel paper" within the meaning of the UCC as in effect in the State of Delaware or "accounts," "chattel paper" or "general intangibles" within the meaning of the UCC as in effect in the States of Illinois, New York and Arizona. To the extent the Receivables constitute accounts or chattel paper, both the sale of such Receivables and the transfer of such Receivables as security for an obligation are governed by
Article 9 of the UCC as in effect in the States of Delaware, Illinois, New York and Arizona, and to the extent that Article 9 is applicable, the filing of appropriate financing statements is required to perfect the sale of such Receivables by the Bank to Sears, if applicable, by Sears to SRFG, and by SRFG to the Trust. Appropriate financing statements covering such Receivables have been filed: (i) in Arizona to perfect the sale and transfer of such Receivables by the Bank to Sears; (ii) in Delaware and Illinois to perfect the sale and transfer of such Receivables by Sears to SRFG; and (iii) in Delaware and Illinois to perfect the sale and transfer of such Receivables by SRFG to the Trust. To the extent the Receivables constitute general intangibles and the transfer of such Receivables is deemed to be a transfer as security for an obligation, the provisions of Article 9 of the UCC relating to the perfection of such transfer are applicable to the same extent as they are applicable to Receivables constituting accounts or chattel paper.

     If the transfer of Receivables constituting general intangibles is deemed to be a sale, then the UCC is not applicable and no further action is required to protect the Trust's interest from third parties. Although, to the extent such transfer is deemed to be a sale, the priority of general intangibles arising after the Series Closing Date is not as clear as the priority of interests governed by the UCC, the Bank, Sears and SRFG believe that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of Receivables consisting of general intangibles would be deemed to have occurred as of the Initial Closing Date or, as applicable, the relevant Addition Date.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Cut-Off Date or the Additional Account Cut-Off Date, as applicable, could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, SRFG has covenanted to repurchase any Receivable that it has transferred to the Trust that was not, to the best knowledge of SRFG, an Eligible Receivable as of the date such Receivable was transferred to the Trust if such event has a material adverse effect on the Trust's interest in all the Receivables. In addition, SRFG has covenanted that it will not sell, pledge, assign, transfer or grant any lien on any of the Receivables (or any interest therein) other than to the Trust. A tax or other statutory lien on property of Sears or the Bank arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. There is a significant possibility that the Trust may not have a perfected security interest in any of the Receivables created after the filing of a petition for relief by or against Sears under Title 11 of the United States Code (the "Bankruptcy Code") or after the appointment of a receiver or conservator with respect to the Bank. Nevertheless, it is anticipated that the Trust will either own or have a perfected security interest in Receivables existing on the date of filing a petition by or against Sears under the Bankruptcy Code or after the date of appointment of a receiver or conservator with respect to the Bank and will be able to make payments in respect of principal and interest on the investor certificates, although there can be no assurance that all of such payments would be timely. See "--Insolvency Related Matters." Because the Trust's interest in the Receivables is dependent upon the Seller's interest in the Receivables, any adverse change in the priority or perfection of the Seller's security interest would correspondingly affect the Trust's interest in the affected Receivables.

     As set forth under "Risk Factors--Security Interests and Insolvency Related Matters," under certain circumstances all or a portion of the cash Collections of Receivables received by the Servicer will be made available for use by the Servicer prior to each Distribution Date. In the event of the insolvency or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in those cash Collections.

INSOLVENCY RELATED MATTERS

     Transfer from Sears to SRFG. Sears and SRFG will treat the transfer of the Receivables from Sears to SRFG as an absolute transfer of the Receivables to SRFG. As an absolute transfer, the Receivables would not be part of any Sears bankruptcy estate and would not be available to Sears creditors. However, in the event of the insolvency of Sears, it is possible that the bankruptcy trustee or a creditor of Sears or Sears as debtor in possession may argue that the transaction between Sears and SRFG is a pledge of the Receivables rather than an absolute transfer. This position, if accepted by a court, could prevent timely payments of amounts due to investor certificateholders.

     Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, SRFG will receive, on each Series Closing Date, an opinion of Latham & Watkins, counsel to Sears and SRFG, concluding on the basis of a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) that subject to certain facts, assumptions or qualifications specified therein, (i) a federal bankruptcy court would not order the substantive consolidation of the assets and liabilities of SRFG with those of Sears; and (ii)(A) a transfer of the Receivables in the form and manner contemplated by the Purchase Agreement, the Contribution Agreement and the Receivables Warehouse Agreement would constitute an absolute sale or other transfer of such Receivables rather than a borrowing by Sears secured by such Receivables, so that such Receivables would not be property of the estate of Sears under Section 541(a) of the Bankruptcy Code, and thus (B) SRFG's rights thereto would not be impaired by the operation of Section 362(a) of the Bankruptcy Code. See "--Transfer of Receivables."

     Transfer from the Bank to Sears. It is possible that a receiver or conservator of the Bank may argue that the transaction between the Bank and Sears pursuant to the Assignment Agreement, whereby the Bank has granted to Sears all of its right, title and interest in and to the Receivables, is a pledge of the Receivables rather than an absolute transfer. Accordingly, the Bank has granted Sears a security interest in the Receivables pursuant to the Assignment Agreement. To the extent that this security interest is validly perfected prior to an insolvency of the Bank and not taken with the intent to hinder, delay, or defraud the Bank or its creditors, this security interest should not be subject to avoidance by a receiver or conservator of the Bank, and payments made in respect of the Receivables should not be subject to recovery by a receiver or conservator of the Bank. If, however, a receiver or conservator of the Bank were to assert a contrary position or were to require the Trust to establish its right to cash Collections by submitting a claim and completing the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, delays in payment on the investor certificates and possible reductions in the amount of those payments could occur. In addition, the Federal Deposit Insurance Corporation, if appointed as conservator or receiver for the Bank, has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of the Bank such as the Assignment Agreement. The Federal Deposit Insurance Act, as amended, provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the Federal Deposit Insurance Corporation were to be appointed as conservator or receiver of the Bank and were to repudiate the Assignment Agreement, then the amount payable out of available collateral to the Investor Certificateholders could be lower than the outstanding principal and accrued interest on the Investor Certificates. The Federal Deposit Insurance Corporation has proposed a rule under which it would not repudiate certain specified transfers under certain circumstances; however, no assurance can be given that the rule will be adopted or that it would be applicable in the event of a receivership or conservatorship involving the Bank. In a 1993 case involving the repudiation by the Resolution Trust Corporation, which has ceased to exist as of December 31, 1995 (the Federal Deposit Insurance Corporation has taken over its responsibilities), of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation.

     Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, the Bank will receive, on each Series Closing Date, an opinion of Latham & Watkins, special counsel to the Bank, concluding on a reasoned basis (although there is no precedent based on directly similar facts) that subject to certain facts, assumptions, and qualifications specified therein (including other matters set forth in this section), (i) if the transfer of the Receivables from the Bank to Sears pursuant to the Assignment Agreement constitutes an absolute transfer, then the transfer is a transfer of all right, title and interest of the Bank in and to those Receivables to Sears and (ii) if the transfer is deemed not to be an absolute transfer, it would be treated as a security interest created by the Assignment Agreement in favor of Sears in the Bank's right, title and interest in and to the Receivables. Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, the Bank will receive, on each Series Closing Date, an opinion of Arizona counsel to the Bank, concluding on a reasoned basis that, subject to certain facts, assumptions, and qualifications specified therein (including other matters set forth in this section), if the transfer is deemed not to be an absolute transfer and a security interest is created by the Assignment Agreement in favor of Sears of the Bank's right, title and interest in and to the Receivables, (i) the security interest is a perfected security interest and (ii) the security interest is a first priority interest.

CONSUMER PROTECTION LAWS AND DEBTOR RELIEF LAWS APPLICABLE TO THE RECEIVABLES

     The relationships among credit recipients, credit issuers and sellers of goods and services in transactions financed by the extension of credit under credit accounts are extensively regulated by federal and state consumer protection laws and regulations and the UCC. Such laws and regulations include the federal Truth in Lending Act (and the Federal Reserve Board's Regulation Z issued thereunder), Equal Credit Opportunity Act (and the Federal Reserve Board's Regulation B issued thereunder), Fair Credit Billing Act and Fair Credit Reporting Act. These statutes and regulations impose disclosure requirements when a credit account is opened, at the end of each monthly billing cycle and annually. In addition, credit recipients are entitled under such laws and regulations to have payments and credits promptly applied on credit accounts and to require billing errors to be promptly resolved. A credit recipient may be entitled to assert violations of certain of such consumer protection laws by way of setoff against his or her obligation to pay amounts owing on his or her account or, in certain cases, by claims against the lender or seller. SRFG has covenanted in the Pooling and Servicing Agreement to repurchase Receivables if all applicable requirements of such statutes have not been complied with regarding such Receivables, provided such a failure to comply has a material adverse effect on the Trust's interest in all the Receivables.

     Certain laws, including the laws described above, may limit the ability of Sears to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of Sears. Application of federal and state bankruptcy and debtor relief laws may also prevent Sears from fully collecting amounts owing on the Receivables.

CLAIMS AND DEFENSES OF CREDIT CUSTOMERS AGAINST THE TRUST

     The Federal Trade Commission's Preservation of Claims and Defenses Trade Regulation Rule has the effect of preserving claims and defenses that the Obligor may have against the seller of goods or services or the Bank when an account or any amount owed under an account is sold or assigned to another creditor, including the Trust. Each Sears Card account agreement includes a notice to this effect. In addition, the UCC and other state laws applicable to consumer credit provide that (a) unless an Obligor has made an enforceable agreement not to assert defenses or claims arising out of a sale, the rights of the Trust, as assignee, are subject to (i) all the terms of the contract between the seller of goods or services or the Bank and the Obligor, (ii) any defense or claim arising therefrom and (iii) any other defense or claim of the Obligor against the seller of goods or services or the Bank which accrues before the Obligor receives notification of the assignment and (b) any Obligor is authorized to continue to pay the seller of goods or services or the Bank until
(i) the Obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee and (ii) if requested by the credit customer, the Trustee has furnished reasonable proof of the assignment.

                                   THE TRUST

FORMATION OF THE TRUST

     The Trust was formed pursuant to the Pooling and Servicing Agreement among Sears, SRFG and the Trustee. SRFG has conveyed to the Trust, without recourse, all of the Receivables existing under the Accounts as of the Cut-Off Date and Additional Account Cut-Off Dates to date and all
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

Receivables thereunder which are thereafter created. In exchange for the transfer of the Receivables, SRFG received the Seller Certificate and has received and will receive the net cash proceeds from the sale of investor certificates. The property of the Trust includes the Receivables, Participation Interests, if any, and all monies due or to become due thereunder, all proceeds of the Receivables, including Collections used by Sears for its own benefit prior to each Distribution Date, the benefits of any Credit Enhancement, all monies on deposit in certain accounts of the Trust, Additional Funds and any interest rate cap or other interest rate protection for any outstanding series of investor certificates.

     The Trust was formed for the purpose of issuing series of investor certificates pursuant to the Pooling and Servicing Agreement and appropriate Series Supplements. The Trust, as a master trust, has issued and is expected to issue series from time to time and to continue as a trust after each Series Termination Date. The Trust will not engage in any business activity other than acquiring and holding the Receivables and the proceeds therefrom, issuing series of investor certificates and the Seller Certificate and making payments thereon, and investing funds on deposit in each Investor Account pursuant to the Pooling and Servicing Agreement and applicable Series Supplements. As a consequence, the Trust is not expected to have any need for additional capital resources except the Receivables in Additional Accounts or any Participation Interests, if applicable.

COLLECTIONS ACCOUNT AND GROUP COLLECTIONS ACCOUNTS

     The Trustee has established and maintains in the name of the Trust a "Collections Account," an "Excess Funding Account (General)," an "Excess Funding Account (SRC)" and, for each Group of series, a "Group Collections Account." Each such account is either (i) a non-interest bearing, segregated trust account with the corporate trust department of an office or branch of a Qualified Trust Institution or (ii) a non-interest bearing, segregated deposit account with an Eligible Institution. Funds on deposit in the Collections Account, the Excess Funding Account (General), the Excess Funding Account (SRC), or any Group Collections Account are invested in Permitted Investments pursuant to the Pooling and Servicing Agreement. See "Description of the Investor Certificates--Investment of Funds in Investor Accounts." The Servicer has the revocable power to instruct the Trustee to make withdrawals from the Collections Account, the Excess Funding Account (General), the Excess Funding Account (SRC) and each Group Collections Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Series Supplement.

     For each Distribution Date that the short-term debt rating of Sears is below A-1/P-1 (or if Sears is not the Servicer) unless other arrangements have been made that will not result in a Ratings Event, the Servicer shall deposit into the Collections Account a portion of Collections at least equal to the sum of the applicable Required Daily Deposits for each outstanding series of investor certificates within two Business Days following the Date of Processing of such Collections. To the extent that the Required Daily Deposit for any series is based on an estimate of interest payable on any Distribution Date, and a lower amount of interest is subsequently determined to be payable, the excess amount deposited may be returned to the Servicer as a loan until the related Distribution Date.

     On or before each Distribution Date, the Servicer deposits into the Collections Account all Collections with respect to the related Due Period retained by the Servicer as a loan, if applicable, and that portion of Collections with respect to the related Due Period that are to be allocated on that Distribution Date and that have not previously been deposited into the Collections Account and directs the Trustee to withdraw from the Collections Account and pay to the Seller an amount equal to the sum of (x) the total amount of Finance Charge Collections for the related Due Period less the sum of the amount of Series Finance Charge Collections for each series then outstanding for the related Due Period and (y) the total amount of Principal Collections for the related Due Period less the sum of the amount of Series Principal Collections for each series then outstanding for the related Due Period, that is to be allocated to the Seller Interest on that Distribution Date. However, for any Due Period for which Collections have been deposited in the Collections Account by the Servicer on a daily basis, the allocation of Collections shall be deemed made on the date the Servicer delivers the monthly investor certificateholders' statement and the monthly servicer statement to the Trustee and the Trustee is authorized, upon receipt of the monthly investor certificateholders' statement and the monthly servicer statement, to transfer immediately to the Seller or the Servicer any funds in the Collections Account that would otherwise be paid to such party on the Distribution Date related to such Due Period. On or before each Distribution Date, the Servicer directs the Trustee to withdraw all amounts on deposit in the Excess Funding Account (SRC), and deposit such amounts in the Collections Account. The Servicer directs the Trustee to withdraw from the Collections Account and pay to each Group Collections Account, on or before the Distribution Date with respect to that Group, the sum of (x) the Series Finance Charge Collections for each series that is a member of that Group, (y) the Series Principal Collections for each series that is a member of that Group and (z) the Group Excess Funding Amount (SRC). Allocations of Collections, Additional Funds, and amounts on deposit in the Excess Funding Account (General) to the series within each Group will be as set forth in the applicable Series Supplement for each series within such Group. With respect to each Group, Collections in the Group Collections Account for such Group are allocated, deposited or paid on or prior to each Distribution Date with respect to such Group according to the terms of the applicable Series Supplement relating to the outstanding series of such Group. Deposits from each series in each Group to the Excess Funding Account (General) and the Excess Funding Account (SRC) will be made on each Distribution Date according to the terms of the applicable Series Supplement relating to an outstanding series.

ADJUSTMENTS TO RECEIVABLES

     As of the end of any Due Period, to the extent that the Servicer adjusts the amount of any Receivable because such Receivable was created in respect of merchandise which was returned by a credit customer (a "Return Adjustment"), the amount of the Principal Receivables used to calculate the Seller Interest in the Trust will be reduced by the amount of the adjustment. Unless the Servicer or an affiliate, as applicable, elects otherwise in accordance with the Pooling and Servicing Agreement and as described below, if a Receivable is adjusted because it is discovered to have been created through a fraudulent or counterfeit charge, the amount of Collections for such Due Period will be increased, and the Receivables in the Trust will be reduced, by the amount of such adjustment. In addition, the Servicer may make other adjustments to the Receivables in accordance with its customary practices and will increase or decrease the amount of Collections for such Due Period by the amount of such adjustments. The Pooling and Servicing Agreement provides, however, that the Servicer may elect to account for such adjustments to Receivables created through fraudulent or counterfeit charges or for such other customary adjustments to the Receivables by decreasing or increasing the amount of the Seller Interest in the Trust rather than by increasing or decreasing the amount of Collections for such Due Period. In the event that any such adjustment would cause the Seller Interest to be an amount less than zero, the Seller shall, no later than the Business Day following the last day of the Due Period during which such adjustment is made, deposit into the Collections Account an amount equal to the amount of such deficiency in the Seller Interest.

ADDITION OF ACCOUNTS

     Pursuant to the Pooling and Servicing Agreement, SRFG has the right (subject to certain limitations and conditions), and in certain circumstances the obligation, to designate from time to time additional credit accounts of Sears or its affiliates (including the Bank) to be included as Accounts ("Additional Accounts") or to add Participation Interests to the Trust and to convey to the Trust all Receivables of such Additional Accounts or any Participation Interests, whether then existing or thereafter created. In addition, SRFG will be required to designate Additional Accounts or convey Participation Interests to the Trust if the aggregate amount of Principal Receivables in the

Trust on the last day of any Due Period is less than the Minimum Principal Receivables Balance. See "Description of the Investor Certificates--General."

     Each assignment of Additional Accounts at the discretion of SRFG will be subject to certain conditions, including the execution and delivery of a written assignment and an opinion of outside counsel relating to the Trust's security interest in the Receivables in the Additional Accounts and insolvency and related matters, and delivery of a certificate of a Servicing Officer confirming that no selection procedures believed by the Seller to be materially adverse to the interests of the investor certificateholders of any series were used in selecting the Accounts as of the Account Selection Date. Unless the Rating Agencies otherwise consent, each assignment of Additional Accounts will also be subject to the conditions that (i) as of the last day of any calendar year, the amount of Principal Receivables in Accounts designated as Additional Accounts or the number of Accounts designated as Additional Accounts, as applicable, with respect to such calendar year will not exceed 20% of the amount of Principal Receivables in the Trust, or the number of Accounts in the Trust, as applicable, as of the first day of that calendar year; and (ii) as of the last day of any calendar quarter, the amount of Principal Receivables in Accounts designated as Additional Accounts or the number of Accounts designated as Additional Accounts, as applicable, with respect to such calendar quarter will not exceed 15% of the amount of Principal Receivables in the Trust or the number of Accounts in the Trust, as applicable, as of the first day of such calendar quarter. The above conditions may be superseded or replaced by SRFG with substitute conditions if such substitute conditions will not cause a Ratings Event.

     The Trust will receive all Collections in respect of Receivables in Additional Accounts in the same manner as Collections in respect of other Receivables, except that Finance Charge Receivables deemed billed on the Receivables in the Additional Accounts for the Due Period during which the Additional Accounts were added to the Trust may be an estimate of such amount prepared by the Servicer with respect to the Additional Accounts.

     The addition of Participation Interests to the Trust will be effected by an amendment to the Pooling and Servicing Agreement that will not require the consent of any investor certificateholders. Each conveyance of Participation Interests to the Trust will be subject to certain conditions, including delivery of a certificate of SRFG stating that SRFG reasonably believes that the addition of the Participation Interests will not be materially adverse to the interests of the Holders of any class of any series of investor certificates then outstanding or any Third Party Credit Enhancement Provider, delivery of an Opinion of Counsel relating to the Trust's security interest in Participation Interests and insolvency and related matters and confirmation from the Rating Agencies that the proposed conveyance of Participation Interests will not result in a Ratings Event.

     The terms governing any Additional Accounts may differ from the terms governing the Accounts initially included in the Trust, including the possibility that some or all Additional Accounts will have lower periodic finance charges or fees than the initial Accounts, which may have the effect of reducing the percentage of Finance Charge Collections relative to the amount of Principal Collections. Because any such Additional Accounts will not contain receivables in accounts from Puerto Rico, may not contain receivables in accounts from every state or in accounts previously segregated into pools (some of which have been sold), and will not contain Receivables in the Accounts, the performance of any such Additional Accounts may be different from the performance of the Accounts and from the performance of the Sears Portfolio. On the date any such Additional Accounts are selected, such Additional Accounts may contain a higher or lower percentage of newly solicited and unseasoned accounts than either the Accounts or the Sears Portfolio. The account selection process used to segregate pools of accounts (including the Accounts and any such Additional Accounts) generally is designed to preserve the availability of seasoned accounts for inclusion in subsequently segregated pools. Previously segregated pools of more seasoned accounts may also be added to the Trust as Additional Accounts. See "Risk Factors--Effects of the

Selection Process, Seasoning and Performance Characteristics" and "--Assignment of Additional Accounts."

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in the next succeeding sentence, SRFG may, but will not be obligated to, designate from time to time certain Accounts for deletion and removal from the Trust (such Accounts being referred to hereinafter as the "Removed Accounts"). SRFG will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) as of the Removal Date, the aggregate amount of Principal Receivables in the Trust, less the aggregate amount of Principal Receivables in such Removed Accounts, will not be less than the Minimum Principal Receivables Balance; (ii) within five Business Days after the date designated for removal of the Removed Accounts, SRFG will have delivered to the Trustee for execution a written assignment and a computer file, hard copy or microfiche list containing a true and complete list of all Removed Accounts identified by account number; (iii) SRFG will represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the investor certificateholders or any Third Party Credit Enhancement Provider were utilized in selecting the Removed Accounts; (iv) the Rating Agencies will have advised SRFG that such reassignment will not result in a Ratings Event; and (v) SRFG will have delivered to the Trustee an officer's certificate confirming the items set forth in (i), (ii), (iii), and (iv) above. On or before the fifth Business Day prior to the Removal Date, SRFG shall give the Trustee, the Servicer, the Rating Agencies and any Third Party Credit Enhancement Provider written notice that the Receivables from such Removed Accounts are to be reassigned by the Trustee to SRFG effective as of the Removal Date.

REPURCHASE OF TRUST PORTFOLIO

     If, as of the Initial Closing Date or, with respect to any Additional Accounts, as of any date on which there is an assignment of such Additional Accounts, it is not true that (a) each of the Pooling and Servicing Agreement and the Series Supplement constitutes a valid and binding obligation of Sears and SRFG, subject to usual and customary exceptions relating to bankruptcy or insolvency and general equity principles, (b) the Pooling and Servicing Agreement constitutes a valid transfer and assignment of all right, title and interest of Sears to SRFG and of SRFG to the Trust in and to the Receivables, whether then existing or thereafter created, and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or constitutes the grant of a perfected security interest of first priority (except with regard to statutory and other non-consensual liens) under the UCC as in effect in the State of Delaware in such Receivables and proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders), effective as to each Receivable upon the creation thereof, or (c) certain representations and warranties by the Seller regarding its corporate status, authority with regard to the assignment of Receivables and performance of the Seller's obligations under the Pooling and Servicing Agreement and the Series Supplement, and the accuracy of information furnished by the Seller to the Trustee are true and correct and such breach is not cured within the required period, then a Trust Portfolio Repurchase Event shall have occurred.

     Upon the occurrence of a Trust Portfolio Repurchase Event, either the Trustee or the Holders of investor certificates evidencing fractional undivided interests aggregating not less than 51% of the Aggregate Invested Amount (other than with respect to any Seller Retained Class), by written notice to SRFG, may direct SRFG, and SRFG will be obligated, to purchase the Receivables on a Distribution Date occurring within 60 days of such notice (or such longer period, not in excess of 150 days, as may be specified in such notice); provided, however, that if an assignment of Additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables in those Additional Accounts will be repurchased. SRFG will not be required to make such purchase if, on any day during the applicable period, the Trust Portfolio Repurchase Event does not adversely affect in any material respect the interests of the investor certificateholders.

     The price for such purchase will be equal to the Aggregate Investor Interest for the Distribution Date on which the purchase is scheduled to be made plus an amount equal to all Certificate Interest accrued but unpaid through the date set for such purchase minus the sum of (i) amounts on deposit in the Excess Funding Account (General), if any, (ii) amounts on deposit in the Excess Funding Account (SRC), if any, and (iii) the sum of all pre-funding amounts for all outstanding series, if any; provided, however, that if an assignment of Additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables of such Additional Accounts shall be repurchased at a price with respect to each series equal to the product of (i) the Series Percentage with respect to Principal Receivables on the first day of the related Due Period preceding the date such deposit is made and (ii) the amount of Receivables attributable to the Additional Accounts, and such repurchase price shall be applied as Collections in respect of such Receivables in accordance with each applicable Series Supplement and deposited in the Group Collections Account relating to that series. The purchase price will be distributed to the investor certificateholders upon presentation and surrender of their investor certificates.

REPURCHASE OF SPECIFIED RECEIVABLES

     If (a) it is not true and correct in any material respect as of the date specified that (i) as of the Initial Closing Date, each Receivable existing on such date is, to the best knowledge of SRFG, an Eligible Receivable and, in the case of Additional Accounts or Participation Interests, on the Addition Date with respect to such Additional Accounts or Participation Interests, each Receivable contained therein is, to the best knowledge of SRFG, an Eligible Receivable, and (ii) as of the date of the creation of any Receivable subsequent to the Cut-Off Date, such Receivable is, to the best knowledge of SRFG, an Eligible Receivable, (b) such breach has a material adverse effect on the certificateholders' interest in the Receivables, and (c) such breach is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the receipt by SRFG of written notice of any such event given by the Trustee, then a "Receivable Repurchase Event" will have occurred. The determination of materiality referred to above will be made by an officer of SRFG in his sole reasonable judgment without considering the impact of Third Party Credit Enhancement, if any; provided, however, that if the aggregate amount of Ineligible Receivables as of the last day of the immediately preceding Due Period exceeds five percent of the total amount of Receivables in the Trust as of the last day of the immediately preceding Due Period, an officer of SRFG will be deemed to have made an affirmative determination of such materiality. SRFG will purchase all the Receivables in each Account in which there is any Receivable as to which such Receivable Repurchase Event relates on the terms and conditions set forth below.

     SRFG will purchase each Ineligible Receivable by directing the Servicer to deduct the face amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables in the Trust. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, on the following Distribution Date SRFG will make a deposit in the Collections Account in immediately available funds in an amount equal to the amount by which the Seller Interest would be reduced below zero. Such deposit will be considered a repayment in full of the Ineligible Receivable, and shall be treated as though it were a Collection in respect of Principal Receivables for such Due Period.

TERMINATION OF THE TRUST

     The Trust and the respective obligations and responsibilities of SRFG, the Servicer and the Trustee will terminate on the earlier of (i) July 31, 2015 (the "Final Trust Termination Date"), and (ii) the day after the Distribution Date on which funds shall have been deposited into the Series Distribution Accounts sufficient to pay in full the Aggregate Invested Amount plus accrued and unpaid Certificate Interest on all outstanding series of investor certificates.

                    DESCRIPTION OF THE INVESTOR CERTIFICATES

     The investor certificates of each series will be issued pursuant to the Pooling and Servicing Agreement and an applicable Series Supplement. The following summary of the investor certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Pooling and Servicing Agreement and the related Series Supplement. The Pooling and Servicing Agreement and the form of Series Supplement have been, and the particular Series Supplement applicable to each series of investor certificates to which this Prospectus relates has been or will be, filed as an exhibit or incorporated by reference in the Registration Statement of which this Prospectus is a part. On written request to the Trustee at its principal corporate trust office, the Trustee will provide to investor certificateholders without charge a copy of the Pooling and Servicing Agreement (without schedules) and any applicable Series Supplement (without exhibits).

GENERAL

     Each series will consist of one or more classes of investor certificates. Each investor certificate will represent an undivided interest in the Trust, including the right to a percentage of all Collections on the Receivables in the Trust. See "--Class Percentages and Seller Percentage."

     The Seller Interest, represented by the Seller Certificate, constitutes the residual interest in the Principal Receivables not represented by any series of investor certificates. The Seller Certificate represents an undivided interest in the Principal Receivables in the Trust, including the right to a floating percentage (the "Seller Percentage") of all Obligor payments on the Receivables in the Trust. See "--Class Percentages and Seller Percentage." Because the Seller Interest is a residual interest, it will fluctuate in size depending upon the rates at which Receivables are collected and charged-off and at which new Receivables are originated and the additions to and removal from the Trust of Receivables, as well as upon the timing and the size of issuances of new series of investor certificates. See "--Establishing and Issuing New Series."

     The amount of Receivables was selected in order to provide that reasonably anticipated fluctuations in the total amount of Principal Receivables in the Trust would not result in the decline of the Seller Interest to a level which would require SRFG to add to the Trust the Receivables in Additional Accounts in order to avoid a Rapid Amortization Event and, accordingly, commencement of the Rapid Amortization Period, although there can be no assurance that the Seller Interest will be sufficiently large to preclude these events from occurring. In addition, SRFG will be obligated to designate Additional Accounts or Participation Interests, the Receivables of which will be transferred to the Trust, if the amount of the Seller Interest is less than a certain minimum amount in certain specified periods.

     During the Revolving Period of each series, the amount of the Investor Interest of such series in the Trust will remain constant except in certain limited circumstances. The aggregate amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid (although such amount will not be calculated daily). During the Controlled Amortization Period or the Controlled Accumulation Period, and the Rapid Amortization Period, if any, of each series, the Investor Interest of such series in the Trust generally will decline as distributions in respect of Principal Receivables are made to or on behalf of investor certificateholders.

INTEREST PAYMENTS

     Interest will accrue on the Invested Amount of the investor certificates of a series or class offered hereby at the per annum rate either specified in, or determined in the manner specified in, the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, Finance Charge Collections and certain other amounts allocable to the investor certificateholders of a series offered hereby will be used to make interest payments to investor certificateholders of such series on each Interest Payment Date specified in the related Prospectus

Supplement. Interest with respect to the investor certificates of each series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL PAYMENTS

     The investor certificates of each series will have a Revolving Period during which no distributions of Principal Collections will be made to the investor certificateholders. Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, following the Revolving Period, unless a Rapid Amortization Period commences with respect to a series, each series will have a Controlled Accumulation Period, a Controlled Amortization Period or both a Controlled Accumulation Period and a Controlled Amortization Period. If a series has a Controlled Accumulation Period but does not have a Controlled Amortization Period, the principal of the investor certificates of the series will be scheduled to be paid in full in a single payment on an Expected Final Payment Date. If a series offered hereby has a Controlled Amortization Period, the principal of the investor certificates of the series will be paid in installments commencing on the date specified in the related Prospectus Supplement. If a series has more than one class of investor certificates, a different method of paying principal, Expected Final Payment Date and/or the initial Principal Payment Date may be specified for each class. If a Rapid Amortization Event occurs with respect to a series, the payment of principal with respect to the investor certificates of such series may commence earlier than the Expected Final Payment Date or the initial Principal Payment Date, and the final principal payment with respect to the investor certificates of such series may be made earlier or later than the Expected Final Payment Date or other expected date.

CLASS PERCENTAGES AND SELLER PERCENTAGE

     Pursuant to the Pooling and Servicing Agreement and the Series Supplements for all series then outstanding, Sears as Servicer will allocate among the Seller Interest and the Class Investor Interest for each class of each series then outstanding, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Charged-Off Accounts. Sears as Servicer will make each allocation by multiplying the relevant amount by the applicable Class Percentage. In all cases, the Seller Percentage with respect to any item will equal 100% minus the sum of the Series Percentages for all series of investor certificates then issued and outstanding.

     For convenience, this Prospectus refers to the Class Percentage for each class (and certain other percentages with respect to outstanding series) with respect to Finance Charge Collections, Principal Collections and the Charged-Off Amount as if those percentages will not in each case vary. The Class Percentages (and certain other percentages), however, may vary in each case as detailed in the "Glossary of Terms" contained in the related Prospectus Supplement. The method of calculating Class Percentages and other percentages with respect to each series of investor certificates will be set forth in the applicable Series Supplement.

     Under the Pooling and Servicing Agreement, the Collections on Receivables for any Due Period will be allocated so that all Collections up to the amount of Finance Charge Receivables billed at the beginning of such Due Period will be deemed Finance Charge Collections and the remaining amount of Collections will be deemed Principal Collections.

INVESTOR LOSSES

     On any Distribution Date, the Investor Interest for each class of each series offered hereby then outstanding will be reduced by the amount of the Class Cumulative Investor Charged-Off Amount for such class resulting from Principal Receivables that have been charged-off (an "Investor Loss") as described in the related Prospectus Supplement. An Investor Loss will have the effect of reducing the amount of the applicable investor interest.

     Although the Receivables in Charged-Off Accounts are automatically retransferred to SRFG at the time they are charged off as uncollectible, SRFG has agreed to add to the Trust as Additional

Funds a portion of the Recovered Amounts it receives on Seller Charged-Off Accounts. See "--Additional Funds."

REALLOCATIONS AND SUBORDINATION OF COLLECTIONS

     Reallocations of Collections among Series. As specified in the related Prospectus Supplement in respect of a series offered hereby, Collections originally available to one series in a Group may be reallocated to other series in that Group. Under no circumstances will Collections originally allocated to one series on any Distribution Date be reallocated to any other series unless all other amounts to be funded with respect to the first series by the Collections allocated to such series on that Distribution Date have been funded, except as specifically provided for in the applicable Series Supplement with respect to a subordinated series. The Seller may, but is under no obligation to, issue additional series that reallocate Collections from one series to another series.

     Subordination of Class B Certificates. Unless otherwise specified in the related Series Supplement, in the case of a series of investor certificates issued with two or more classes, the Class B Certificates will be subordinated to the Class A Certificates. Certain amounts originally allocable to the Class B Certificates may be reallocated to the extent necessary to fund certain amounts with respect to the Class A Certificates. If these reallocations are not reimbursed, the Investor Interest with respect to the Class B Certificates will be reduced.

     Subordination of Class C Certificates. Unless otherwise specified in the related Series Supplement, in the case of a series of investor certificates issued with three classes, the Class C Certificates will be subordinated to both the Class A Certificates and the Class B Certificates. Certain amounts originally allocable to the Class C Certificates may be reallocated to the extent necessary to fund certain amounts first with respect to the Class A Certificates, and then the Class B Certificates. If these reallocations are not reimbursed, the Investor Interest with respect to the Class C Certificates will be reduced.

     Subordinate Series. The Pooling and Servicing Agreement permits the issuance of series of investor certificates that are subordinate in right of payment, in whole or in part, to one or more other series (any such subordinate series, a "Subordinate Series"). Unless otherwise specified in the related Series Supplement, a series will not be subordinate to any other series. Unless otherwise specified in the related Prospectus Supplement, the Series Supplement for each series offered hereby will provide for the possibility that a Subordinate Series with respect to such series may be issued in the future. The Seller may, but is under no obligation to, issue a series that is subordinate to one or more series at any time. The extent to which such Subordinate Series, if issued, will be subordinated to one or more series will be set forth in the Series Supplement with respect to such Subordinate Series.

AGGREGATE AND NET PAYMENTS

     All payments made pursuant to the Pooling and Servicing Agreement or any Series Supplement on or before any Distribution Date between the Servicer and the Seller may be aggregated with all other payments to be made by any Person to any other Person or Investor Account for such Distribution Date. Therefore, Sears, acting as Servicer, has the option to make only one payment to each account in satisfaction of all payments of the Seller and the Servicer pursuant to the Pooling and Servicing Agreement or any Series Supplement, to the extent that all payment obligations of the Servicer and of the Seller to each account on each Distribution Date exceed all amounts to be paid out of that account to the Servicer and the Seller on such Distribution Date.

ADDITIONAL FUNDS

     In addition to any supplemental funds set forth in the applicable Series Supplement, the Pooling and Servicing Agreement provides that the Servicer may, from time to time, elect to add certain funds to the Trust ("Additional Funds") by delivering a written notice of the election to the Trustee and the Rating Agencies, which notice will specify the method of calculating the amount of such funds to be added to the Trust as of any Distribution Date and the source of those funds. The Servicer may only add Additional Funds to the Trust upon written confirmation from the Rating Agencies that such addition will not result in a Ratings Event. Such Additional Funds shall then be allocated in accordance with the provisions of the applicable Series Supplement.

     On January 30, 1998, SRFG agreed to add to the Trust as Additional Funds a pro rata share of the recoveries on charged-off accounts received on the entire Sears Portfolio. The pro rata share will be based on the ratio of Principal Receivables in the Trust to principal receivables in the total Sears Portfolio, and will be limited to the aggregate amount of recoveries on receivables owned by SRFG in charged-off accounts.

INVESTMENT OF FUNDS IN INVESTOR ACCOUNTS

     All amounts in each Investor Account are invested by the Trustee at the direction of Sears as Servicer in certain highly-rated short-term investments (as hereinafter defined, the "Permitted Investments") pursuant to the Pooling and Servicing Agreement. "Permitted Investments" means (a) securities or negotiable instruments which evidence (i) obligations issued or fully guaranteed by the United States of America, (ii) time deposits in, or banker's acceptances issued by, depository institutions or trust companies, the short-term deposits or commercial paper of which have the Highest Rating, (iii) commercial paper or other short-term obligations having, at the time of the Trust's investment, the Highest Rating or (iv) investments in money market or common trust funds which have the Highest Rating, (b) demand deposits in any depository institution or trust company referred to in (a)(ii) above, (c) shares of open-end mutual funds which invest exclusively in obligations described in (a)(i) above and which will not result in a Ratings Event, (d) guaranteed investment contracts which will not result in a Ratings Event, (e) certain repurchase agreements transacted with either (i) an entity subject to the Bankruptcy Code or (ii) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. and
(f) any additional investment which will not result in a Ratings Event. Although Permitted Investments consist of short-term, highly-rated investments, there can be no assurance that the principal amount of any Permitted Investment will be timely paid or otherwise recovered. Unless the Ratings Agencies advise that a Ratings Event will not occur, funds invested in Permitted Investments must be available on or prior to the next Distribution Date related to the earliest Due Period in which funds invested in such Permitted Investments were received. Investment income from the Investor Accounts will be distributed according to the terms of the applicable Series Supplement relating to an outstanding series.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF SERIES

     The final payment of principal and interest on investor certificates of a series offered hereby will be made no later than the Series Termination Date specified in the related Prospectus Supplement.

     The final payment of principal of and interest on any investor certificate will be made only upon presentation and surrender of such investor certificate at the office or agency specified in the notice from the Trustee to the investor certificateholders regarding the final distribution. The Trustee will provide such notice to the investor certificateholders not later than the tenth day of the month of the final distribution.

     Each series will terminate on the earlier of (i) the Series Termination Date with respect to such series or (ii) the day following the Distribution Date on which the final payment of principal is made to the investor certificateholders of such series.

     If, as of the Distribution Date in the month preceding the Series Termination Date with respect to a series (after giving effect to all transfers, withdrawals and deposits to occur on such Distribution Date), the Series Investor Interest with respect to such series is greater than zero, Receivables (or interests therein) in an amount sufficient to yield proceeds equal to the Series Investor Interest plus
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

any accrued but unpaid Certificate Interest will be sold; provided, however, that the amount of Receivables to be sold will not exceed the product of (i) the aggregate amount of Receivables in the Trust and (ii) a fraction, the numerator of which is the Series Investor Interest and the denominator of which is the Aggregate Investor Interest, in each case on the Distribution Date in the month preceding the Series Termination Date; and provided, further, that the Receivables selected to be sold will not be materially different from the Receivables remaining in the Trust as of that Distribution Date. The proceeds from this sale will be deposited into the Series Distribution Account and paid to the investor certificateholders of such series on the Distribution Date immediately following the deposit. The payment will be deemed to be the final distribution with respect to the investor certificates of such series.

     If specified in the Prospectus Supplement with respect to any series offered hereby, and subject to any conditions described therein, if the Servicer determines that, as of any Distribution Date during the Rapid Amortization Period, the Controlled Accumulation Period or the Controlled Amortization Period of such series, the Series Investor Interest less (i) the Class Investor Interest with respect to any Seller Retained Class and (ii) the Supplemental Cash allocable to the Investor Interests (other than with respect to a Seller Retained Class), if any, of such series will be less than a specified percentage of the Series Initial Investor Interest, the Seller will have the option to purchase and cancel the certificateholders' interest in such series. The purchase price will be equal to the Series Investor Interest, plus all accrued but unpaid Certificate Interest as of such Distribution Date; provided, however, the Seller may not repurchase and cancel any investor certificates representing a Seller Retained Class until all classes of investor certificates senior to such Seller Retained Class have been repurchased and cancelled. Following any such purchase and cancellation and the deposit of the aggregate purchase price into the Series Distribution Account, the certificateholders of such series will have no further rights with respect to the investor certificates. In the event the Seller shall fail for any reason to deposit the aggregate purchase price for the certificateholders' interest of such series, payments would continue to be made to the certificateholders of such series as described herein and in the related Prospectus Supplement.

DESCRIPTION OF CREDIT ENHANCEMENT

     Credit Enhancement may be provided to a series or class of a series offered hereby by subordination provisions that require distributions of principal and/or interest to be made with respect to the investor certificates of such series or class before distributions are made to one or more other series or other classes of such series, by reserve accounts or by Third Party Credit Enhancement with respect to a series, which may include a cash collateral account, a letter of credit, a surety bond, an insurance policy, or any other form of credit enhancement described in the related Prospectus Supplement.

     A description of any Credit Enhancement provided with respect to a series offered hereby will be set forth in the related Prospectus Supplement. The description will include such information as (a) the amount payable under the Credit Enhancement, (b) any conditions to such payment, (c) the circumstances under which the Credit Enhancement will be available, (d) the class or classes of the series that will receive the direct benefit of the Credit Enhancement and
(e) the conditions (if any) under which the amount payable under the Credit Enhancement may be terminated, reduced or replaced.

ESTABLISHING AND ISSUING NEW SERIES

     The Pooling and Servicing Agreement provides that, pursuant to any one or more Series Supplements, the Seller may direct the Trustee to issue from time to time new series subject to the conditions described below (each such issuance, a "New Issuance"). Except as otherwise provided in the related Series Supplement, each New Issuance will have the effect of decreasing the Seller Interest to the extent of the Initial Investor Interest of such new series. Under the Pooling and Servicing Agreement, the Seller may designate, with respect to any New
Issuance: (i) its Initial
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

Investor Interest; (ii) its Certificate Rate or the basis for calculation of its Certificate Rate; (iii) its Payment Dates and the date from which interest shall accrue; (iv) its Series Termination Date; and (v) such other terms as the Seller may deem appropriate (all such terms, the "Principal Terms" of such series). None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any investor certificateholder of any outstanding series to issue a New Issuance. The Seller may offer for sale any series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder. The Seller intends to offer, from time to time, additional series but is under no obligation to do so.

     A New Issuance may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to issue the investor certificates of such new series and to execute and deliver the related Series Supplement is subject to the satisfaction of the following conditions: (a) at least two Business Days in advance of the date upon which the New Issuance will occur, the Seller will have given the Trustee a written notice which will state with respect to each New Issuance the designation of each series to be issued and, with respect to each such series: (i) its Payment Dates and the date from which interest shall accrue, (ii) its Initial Investor Interest, (iii) its Certificate Rate or the basis for calculation of its Certificate Rate, (iv) its Series Termination Date and (v) any other terms that Seller sets forth in such notice; (b) the Seller will have delivered to the Trustee a Series Supplement, executed by the Seller, the Servicer and the Trustee, which Series Supplement may specifically incorporate terms or provisions by reference to other documentation previously delivered to the Trustee; (c) the Trustee will have received written confirmation from the Rating Agency that the newly issued series will not result in a Ratings Event; (d) the Seller will have delivered to the Trustee and the Rating Agency a Tax Opinion with respect to the New Issuance; and (e) the Seller will have delivered to the Trustee an officer's certificate confirming that as a result of the New Issuance, the Seller will not be required pursuant to the Pooling and Servicing Agreement to designate Additional Accounts. The Series Supplement for a Series may also provide additional conditions for New Issuances. Upon satisfaction of such conditions, the Trustee will issue new investor certificates of the new series for execution and redelivery to the Trustee for authentication.

REALLOCATION OF SERIES AMONG GROUPS

     The Pooling and Servicing Agreement provides that the Seller may elect, at any time, by written notice to the Trustee and to Sears, and subject to certain conditions, to move any series from the Group of which it is then a member to any other Group, including without limitation to a new Group established at such time of which the series to be moved is the only series. A series may be moved from one Group to another only if the following conditions are satisfied: (i) the Group from which the series is moved and the Group to which the series is moved have the same Distribution Date; (ii) the Servicer shall have certified to the Trustee that the Servicer reasonably believes that the movement of the applicable series would not (a) result in any delay in the payment of principal to the investor certificateholders of any series then outstanding, or (b) cause a Rapid Amortization Event to occur with respect to any series then outstanding; and (iii) the Rating Agencies shall have advised the Seller, the Trustee and Sears that the movement of the applicable series would not result in a Ratings Event.

LIST OF INVESTOR CERTIFICATEHOLDERS

     In the event that Definitive Certificates are issued, upon written request of three or more investor certificateholders of record representing fractional undivided interests aggregating not less than 5% of the Series Invested Amount, after having been adequately indemnified by such investor certificateholders for its costs and expenses, the Trustee will afford such investor certificateholders access during business hours to the current list of investor certificateholders for purposes of communicating with other investor certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Definitive Certificates."

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

MEETINGS

     Unless otherwise specified in the applicable Prospectus Supplement in respect of any series offered hereby, the Pooling and Servicing Agreement and any Series Supplement will not provide for any annual or other meetings of investor certificateholders.

BOOK-ENTRY REGISTRATION

     The information in this section concerning DTC, Cedelbank and Euroclear and their book-entry systems and procedures will apply to each series of investor certificates unless otherwise specified in the related Series Supplement and has been obtained from sources that SRFG and the Trust believe to be reliable, but SRFG and the Trust take no responsibility for the accuracy of the information in this section.

     Certificate Owners may hold their investor certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe). The investor certificates will be registered in the name of the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. SRFG has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the investor certificates. The investor certificates will be available for purchase in book-entry form in minimum denominations of $1,000 and integral multiples thereof. No person acquiring an interest in the investor certificates (each, a "Certificate Owner") will be entitled to receive a certificate representing that person's interest in the investor certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by investor certificateholders will refer to actions taken by DTC upon instructions from its Participants, as hereinafter defined, and all references herein to distributions and notices to investor certificateholders will refer to distributions and notices to DTC or Cede, as the registered holder of the investor certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Definitive Certificates." For additional information regarding clearance and settlement procedures for the investor certificates, see Annex I hereto.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete.

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

Additionally, DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

     In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

     The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. SRFG makes no representations as to the accuracy or completeness of such information.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customer or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Participants or Indirect Participants may purchase, sell or otherwise transfer ownership of, or other interests in, the investor certificates only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and Certificate Interest from the Trustee through the Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since the payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only investor certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as "Investor Certificateholders," as that term is used in the Pooling and Servicing Agreement, and Certificate Owners only will be permitted to exercise the rights of investor certificateholders indirectly through the Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the investor certificates and is required to receive and transmit distributions of the

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

principal of and interest on the investor certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the investor certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge investor certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those investor certificates, may be limited due to the lack of a physical certificate for those investor certificates.

     DTC has advised SRFG that it will take any action permitted to be taken by an investor certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement only at the direction of one or more Participants to whose account with DTC the investor certificates are credited. DTC may take conflicting action with respect to other undivided interests in the investor certificates to the extent that those actions are taken on behalf of Participants whose holdings include those undivided interests.

     Cedelbank is incorporated under the laws of Luxembourg as a limited company (a societe anonyme) and is registered as a bank in Luxembourg. Cedelbank holds securities for its customers ("Cedelbank Customers") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of certificates. Transactions may now be settled in Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a bank registered in Luxembourg, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Cedelbank Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to investor certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an investor certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of investor certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The investor certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) SRFG advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depositary with respect to the investor certificates, and the Trustee or SRFG is unable to locate a qualified successor, (ii) SRFG, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Servicer Termination Event, Certificate Owners representing in the aggregate not less than 51% of the Invested Amount of such series advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners of the availability through DTC of Definitive Certificates. Upon surrender by DTC of a definitive certificate representing the investor certificates and instructions for re-registration, the Trustee will issue the investor certificates as Definitive Certificates, and thereafter the Trustee will recognize the registered holders of such Definitive Certificates as investor certificateholders under the Pooling and Servicing Agreement ("Holders").

     Distribution of principal and payments of interest on the investor certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Payments will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any investor certificate (whether Definitive Certificates or the investor certificates registered in the name of Cede representing the investor certificates), however, will be made only upon presentation and surrender of such investor certificate at the office or agency specified in the notice of final distribution to investor certificateholders. The Trustee will provide such notice to registered investor certificateholders not later than the tenth day of the month of such final payment.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee, or at such other office as SRFG designates. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

EXCHANGE OF INVESTOR CERTIFICATES FOR SELLER INTEREST

     In the event that SRFG becomes a Certificate Owner or a Holder, SRFG may have the Trustee cancel such investor certificates on any Distribution Date (after giving effect to all allocations and payments on such Distribution Date in accordance with the Pooling and Servicing Agreement and the applicable Series Supplement) by notifying the Trustee of its desire to cancel such investor certificates (an "Exchange"); provided, however, that no Subordinate Certificates may be cancelled unless the Seller has been advised by the Ratings Agencies that such cancellation will not result in a Ratings Event. Simultaneously with such cancellation, the Series Investor Interest shall be reduced and the Seller Interest shall be increased. Accordingly, while an Exchange will reduce the aggregate interest in the assets of the Trust represented by the outstanding investor certificates (because a lesser principal amount of investor certificates will be outstanding), the interest in such assets represented by any outstanding investor certificates (including pro rata shares of the Investor Interest and the Collections) will not be reduced.

SALE OF SELLER INTEREST

     The Seller Certificate has been issued to SRFG. Pursuant to the Pooling and Servicing Agreement, SRFG may not transfer, assign, sell or otherwise convey, pledge or hypothecate or otherwise grant a security interest in any portion of the Seller Interest represented by the Seller Certificate; provided, however, that the Seller may transfer any portion of the Seller Interest on terms substantially similar to the terms of the Pooling and Servicing Agreement so long as the agreements and other documentation relating thereto are consistent with, and subject to, the terms of the Pooling and Servicing Agreement and any Series Supplement and do not require any action prohibited or prohibit any action that is either required on the part of the Seller, the Trustee or the Servicer by the terms of the Pooling and Servicing Agreement and any Series Supplement or necessary to protect the interests of the investor certificateholders; and provided, further, that the Seller is advised by the Rating Agencies that such transfer would not result in a Ratings Event. Notwithstanding the above, no such advice from the Rating Agencies is required if the transfer is made in order to comply with certain regulatory requirements.

AMENDMENTS

     The Pooling and Servicing Agreement and any Series Supplement may be amended by Sears, SRFG and the Trustee, without investor certificateholder consent, for the following purposes: (i) to add to the covenants and agreements of the Pooling and Servicing Agreement or any Series Supplement for the benefit of the investor certificateholders or to surrender any right or power of Sears or SRFG granted therein; (ii) to add provisions to or change or eliminate any provision of the Pooling and Servicing Agreement or any Series Supplement, provided that any such addition, change or elimination shall not adversely affect in any material respect the Holders of any class of any series then outstanding; (iii) to cure any ambiguity or to correct or supplement any inconsistent provision of the Pooling and Servicing Agreement or any Series Supplement; (iv) to add provisions to or change any of the provisions of the Pooling and Servicing Agreement or any Series Supplement (a) for the purpose of accommodating the addition of Participation Interests to the Trust, (b) to change the procedures for issuance of Global Certificates, (c) to change the Credit
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

Enhancement or (d) to accommodate the issuance of additional investor certificates with respect to an outstanding series; (v) to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any Series Supplement which are not inconsistent with such agreements; provided, such provisions will not adversely affect in any material respect the interests of the investor certificateholders; or (vi) to add or change provisions of the Pooling and Servicing Agreement or any Series Supplement for the purpose of issuing Variable Funding Certificates; provided, however, that with respect to clauses (iv)(a), (iv)(c), (iv)(d) and (vi) above, such amendments shall only be effected upon receipt of written confirmation from the Rating Agencies that such amendment shall not result in a Ratings Event.

     In addition, the Pooling and Servicing Agreement and any Series Supplement may be amended by Sears, SRFG and the Trustee with the consent of the Holders of investor certificates evidencing fractional undivided interests aggregating not less than 66 2/3% of the Class Invested Amount of any class adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Series Supplement or modifying in any manner the rights of the investor certificateholders. No such amendment, however, may (i) increase or reduce the amount of, or delay or accelerate the timing of, distributions required to be made on any investor certificate of such series without the consent of all investor certificateholders of such series, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all investor certificateholders of each affected class or (iii) be adopted without written confirmation from the Rating Agencies that such amendment will not cause a Ratings Event. Promptly after the execution of any amendment to the Pooling and Servicing Agreement or any Series Supplement requiring the consent of investor certificateholders, the Trustee will furnish written notice of the substance of such amendment to each investor certificateholder.

                                  THE TRUSTEE

     Bank One, National Association, is the Trustee under the Pooling and Servicing Agreement. Sears, SRFG and their affiliates may from time to time enter into normal banking and trustee relationships with the Trustee. The Trustee and Sears and any of their respective affiliates may hold investor certificates in their own names. In addition, for purposes of meeting the legal requirements of certain jurisdictions, the Trustee has the power to appoint a co-trustee or separate trustee of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event SRFG will be obligated to appoint a successor trustee. SRFG may also remove the Trustee if (i) the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement and fails to resign after written request therefor from the Seller, (ii) the Trustee becomes legally unable to act, or (iii) the Trustee becomes insolvent. In addition, if no event that would constitute a Servicer Termination Event shall have occurred, upon 30 days' notice to the Trustee, Sears may remove the Trustee. In such circumstances, SRFG will be obligated to appoint a successor trustee. The Servicer shall provide written notice to the Rating Agencies of any resignation or removal of the Trustee and the appointment of any successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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

INDEMNIFICATION OF TRUST AND TRUSTEE

     The Pooling and Servicing Agreement provides that SRFG will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Trust or the Trustee; provided, however, that SRFG will not indemnify (a) the Trustee for liabilities incurred by reason of fraud, negligence, breach of fiduciary duty or misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust or the investor certificateholders for liabilities arising from actions taken by the Trustee at the request of investor certificateholders or (c) the Trust or the investor certificateholders with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the investor certificateholders.

                     CERTAIN MATTERS REGARDING THE SERVICER

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Sears compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a monthly servicing fee as set forth in the related Series Supplement (the "Monthly Servicing Fee"). The Monthly Servicing Fee will be allocated among the Seller Interest and each series of investor certificates. Under certain circumstances, to the extent set forth in the related Series Supplement, the Servicer may be entitled to receive additional servicing compensation. The Monthly Servicing Fee for each series of investor certificates will be funded from Collections of Finance Charge Receivables allocated to the Series Investor Interest for such series (although a portion of the Monthly Servicing Fee may be funded from Additional Funds as specified in the related Series Supplement) and will be paid each month from the Series Collections Account as set forth in the related Series Supplement.

     The Servicer pays from its servicing compensation certain expenses incurred in connection with servicing the Receivables, including, without limitation, payment of the fees and disbursements of the Trustee and independent public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement or the related Series Supplement to be payable by the Trust or the investor certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

RESIGNATION OR MERGER OF SERVICER; DELEGATION OF DUTIES

     Sears may not resign from its obligations and duties as Servicer under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to Sears has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

     The Servicer may delegate any of its duties under the Pooling and Servicing Agreement and the related Series Supplement; provided, however, the delegation of any duties will not relieve the Servicer of its liabilities and responsibilities with respect to such duties and will not constitute a resignation under the Pooling and Servicing Agreement.

     Any Person into which, in accordance with the Pooling and Servicing Agreement, Sears may be merged or consolidated or any Person resulting from any merger or consolidation to which Sears is a party, or any Person succeeding to the business of Sears, upon execution of a supplement to the Pooling and Servicing Agreement, will be the successor to Sears as Servicer under the Pooling and Servicing Agreement.

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

SERVICER TERMINATION EVENTS

     In the event of any Servicer Termination Event, either the Trustee or investor certificateholders evidencing fractional undivided interests aggregating not less than 51% of the Aggregate Invested Amount, by written notice to Sears as Servicer (and to the Trustee if given by the investor certificateholders), may terminate all of the rights and obligations of Sears as Servicer under the Pooling and Servicing Agreement. The Trustee will as promptly as possible appoint a Successor Servicer, and, if no Successor Servicer has been appointed by the Trustee and has accepted its appointment by the time Sears ceases to act as Servicer, all authority, power and obligations of Sears as Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee.

A "Servicer Termination Event" refers to any of the following events:

          (a) any failure by the Servicer to make any payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit is required to be made or given, as the case may be, under the terms of the Pooling and Servicing Agreement or any related Series Supplement;

          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or material agreements of the Servicer set forth in the Pooling and Servicing Agreement or a related Series Supplement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, stating that such failure is a "Servicer Termination Event" and requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of investor certificates evidencing fractional undivided interests aggregating not less than 25% of the Class Invested Amount of any class of any series materially adversely affected thereby;

          (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any related Series Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders of any class of any series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of investor certificates evidencing fractional undivided interests aggregating not less than 25% of the Class Invested Amount of any class of any series materially adversely affected thereby;

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership of Sears while acting as Servicer. However, if a Servicer Termination Event occurs with respect to a Servicer subject to the Bankruptcy Code and consists of the filing of a bankruptcy petition by or against such Servicer, the Trustee or investor certificateholders may be prevented from effecting a transfer of servicing. Similarly, if Sears is not the Servicer and a Servicer Termination Event occurs with respect to any FDIC insured depository institution as Servicer and consists of the appointment of a conservator or receiver of such depository institution, or the insolvency of such other depository institution, the FDIC may have the power to prevent the Trustee or investor certificateholders from effecting a transfer of servicing; or

          (e) any other event specified as a Servicer Termination Event in the Series Supplement for such series.

REPORTS TO INVESTOR CERTIFICATEHOLDERS

     For each Distribution Date, the Trustee will execute a statement based on information provided by Sears as Servicer setting forth: (a) the total amount distributed to investor certificateholders; (b) the amount of the distribution on such Distribution Date allocated to principal on the investor certificates;
(c) the amount of such distribution allocated to interest on the investor certificates;
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

(d) the total amount of Collections of Principal Receivables processed during the related Due Period and the amount allocated in respect of the investor certificates and the Seller Certificate; (e) the total amount of Collections of Finance Charge Receivables processed during the related Due Period and the amount allocated in respect of the investor certificates and the Seller Certificate; (f) the aggregate amount of Principal Receivables and the amount of the Series Investor Interest for each series of investor certificates on such Distribution Date (after giving effect to distributions made on such date); (g) the Investor Charged-Off Amount for the Distribution Date and the Cumulative Investor Charged-Off Amount; (h) the amount of Investor Losses for such Distribution Date, the aggregate amount of Investor Losses and the amount of reimbursements of Investor Losses; (i) the amount of the Investor Servicing Fee for the related Due Period; and (j) any other customary information that the Trustee, Sears or SRFG deems necessary. Such reports will be sent to investor certificateholders free of charge upon request by calling (212) 493-6928. In addition, on or before January 31 of each calendar year, beginning with 1995, a statement prepared by the Paying Agent from information provided by Sears containing the information required to be contained in the regular monthly report to investor certificateholders, as set forth in clauses (a), (b) and (c) above, aggregated for such preceding calendar year or the applicable portion thereof, together with such other customary information as the Trustee, Sears or SRFG deems necessary or desirable to enable the investor certificateholders to prepare their tax returns, will be delivered in the same manner.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or about April 15 of each calendar year, beginning in April 1995, Sears as Servicer will cause a firm of nationally recognized independent public accountants to furnish a report to the Trustee covering the preceding annual period to the effect that such accountants have performed certain agreed-upon procedures on certain documents and records relating to the servicing of Accounts, compared the information contained in the Servicer's certificates delivered during the period covered by the report with such documents and records and that, on the basis of such procedures, nothing came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with the Pooling and Servicing Agreement and the Series Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as will be set forth in such report. In addition, each report will set forth the procedures performed to the effect that such accountants compared the mathematical calculations of the amounts contained in the Monthly Servicer Certificates delivered during such annual period with the Servicer's computer reports which generated such amounts, confirming that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as will be set forth in such report. The procedures to be followed by such accountants will not constitute an audit conducted in accordance with generally accepted auditing standards.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or about April 15 of each calendar year, beginning in April 1995, of an annual statement signed by an officer of Sears as Servicer to the effect that (a) in the course of such officer's duties as an officer of Sears such officer would normally obtain knowledge of any Servicer Termination Event, and (b) whether or not such officer has obtained knowledge of any such Servicer Termination Event, and if so, specifying each Servicer Termination Event of which the signing officer has knowledge and the nature of the Servicer Termination Event.

                                USE OF PROCEEDS

     SRFG conveyed the Receivables to the Trust on the Initial Closing Date concurrently with the sale of investor certificates for Series 1994-1 and the net proceeds from the sale of investor certificates were paid to SRFG. SRFG paid such proceeds to Sears in consideration for the sale by Sears of a part of the Receivables to SRFG. SRFG has used and will use proceeds from the sale of
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

additional investor certificates to purchase additional Receivables from Sears, to loan funds to Sears or for general corporate purposes. Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, Sears will add such proceeds to its general funds and initially will use such proceeds to effect a reduction of short-term borrowings.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of certain anticipated federal income tax consequences of the purchase, ownership and disposition of investor certificates of a series is based on the advice of Latham & Watkins ("Tax Counsel") as counsel to Sears and SRFG. The summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury regulations and judicial and administrative rulings and decisions ("Current Law"). There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any legislative, judicial or administrative changes or interpretations may or may not be retroactive and could affect tax consequences to investor certificateholders of one or more series.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investor certificateholders in light of their individual circumstances, and, except for certain limited discussions of particular topics, is not intended for investor certificateholders subject to special treatment under the federal income tax laws (e.g., life insurance companies, tax-exempt organizations, financial institutions, broker-dealers and investors that have a functional currency other than the United States dollar or hold their investor certificates as part of a hedge, straddle or conversion transaction). PROSPECTIVE INVESTOR CERTIFICATEHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INVESTOR CERTIFICATES.

     The discussion assumes that an investor certificate (i) is issued in registered form, (ii) has all payments denominated in United States dollars and not determined by reference to the value of any other currency, and (iii) has a term that exceeds one year. Moreover, the discussion assumes that, unless
Section 1272(a)(6) of the Code applies to an investor certificate, the interest formula for an investor certificate meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount ("OID"), and that any OID on an investor certificate arising from any excess of the principal amount of the investor certificate over its issue price is de minimis (i.e., is less than 1/4% of its principal amount multiplied by the number of years (computed on a weighted-average basis taking into account when principal payments are due) until its maturity date). If these conditions are not satisfied, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

TAX TREATMENT OF THE INVESTOR CERTIFICATES AS INDEBTEDNESS

     Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, Tax Counsel will advise Sears and SRFG that, in their opinion, although the matter is not free from doubt, under Current Law the investor certificates of a series will be treated as indebtedness for federal income tax purposes and the Trust will continue to not be treated as an entity subject to federal income tax. There can be no assurance, however, that the IRS or the courts will agree with this conclusion. In that regard, the Pooling and Servicing Agreement and the Series Supplement of a series generally refer to the transfer of the Receivables as a "sale," and SRFG has informed Tax Counsel that
(i) different criteria are used in determining the non-tax accounting

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

treatment of the transaction and (ii) for regulatory and financial accounting purposes, SRFG will treat the transfer of the Receivables under the Pooling and Servicing Agreement and the Series Supplement with respect to such series as a transfer of an ownership interest in the Receivables and not as the creation of a debt obligation. Notwithstanding the foregoing, Sears and SRFG, on the one hand, and the investor certificateholders, by acceptance of the investor certificates, on the other hand, will agree to treat the investor certificates of a series as indebtedness for federal, state and local income and franchise tax purposes. Except for the discussion in "--Possible Characterization of the Investor Certificates," the following discussion of federal income tax consequences assumes that the investor certificates of a series will be treated as indebtedness for federal income tax purposes and the Trust will not be treated as an entity subject to federal income tax.

UNITED STATES HOLDERS

     As used herein, "United States Holder" means an investor certificateholder that is a United States Person. A "United States Person" is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is subject to United States federal income taxation regardless of its source).

     Stated Interest on Investor Certificates. Interest paid on the investor certificates will be taxable as ordinary income when received or accrued by United States Holders in accordance with their method of accounting. Generally, interest received on the investor certificates will constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. In general, the excess of the stated redemption price at maturity of the investor certificates of a series over their issue price will constitute OID, unless such excess is less than 1/4% of the investor certificates' principal amount multiplied by the number of years (computed on a weighted-average basis taking into account when principal payments are due) until the investor certificates' maturity date in which case such excess (the "de minimis amount") will be includible in the gross income of the investor certificateholder as principal payments are made on the investor certificates. The includible amount (which will be treated as a gain on disposition of an investor certificate, as described below) with respect to each such principal payment will equal the product of the investor certificate's de minimis amount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the investor certificate.

     If the investor certificates of a series are issued with OID, United States Holders generally will be required to include OID in income for each accrual period in advance of receipt of the cash representing such OID. A holder of a debt instrument issued with OID is required to recognize as ordinary income the amount of OID on the debt instrument as such discount accrues, in accordance with a constant yield method. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments or, to the extent provided in Treasury regulations, by reason of other events. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the actual prepayment experience. As a result, the amount of OID on such debt instruments that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Because no Treasury regulations have been issued under these provisions, each holder should consult its own tax advisors regarding the impact of the OID rules in the event the investor certificates of a series are issued with OID.

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

     Market Discount. United States Holders should be aware that the resale of an investor certificate may be affected by the market discount provisions of the Code. These rules generally provide that, subject to a statutorily-defined de minimis exception, if a United States Holder acquires an investor certificate at a market discount (i.e., at a price below its stated redemption price at maturity or its revised issue price if it was issued with OID) and thereafter recognizes gain upon a disposition of the investor certificate (or disposes of it in certain non-recognition transactions, including by gift), the lesser of such gain (or appreciation, in the case of an applicable non-recognition transaction) or the portion of the market discount that accrued while the investor certificate was held by such holder will be treated as ordinary interest income at the time of the disposition. The market discount rules also provide that a holder who acquires an investor certificate at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the investor certificate until the holder disposes of the investor certificate in a taxable transaction.

     Partial principal payments on the investor certificates of a series offered hereby may be made monthly, semi-annually or at other regular intervals as specified in the Prospectus Supplement. A United States Holder who acquired an investor certificate at a market discount would be required to treat as ordinary interest income the portion of any principal payment attributable to accrued market discount on such investor certificate. In addition, market discount that is de minimis and thus not subject to the foregoing rules should be includible in the gross income of the investor certificateholder as principal payments are made on the investor certificates in an amount equal to such de minimis amount multiplied by a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the remaining stated principal amount of the investor certificate.

     A United States Holder who acquired an investor certificate at a market discount may elect to include market discount in income as the discount accrues, either on a ratable basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on sales, principal payments and certain other dispositions of the investor certificates and the deferral of interest deductions on indebtedness related to the investor certificates will not apply.

     Amortizable Bond Premium. Generally, if the price or tax basis of an investor certificate held as a capital asset exceeds the sum of all amounts payable on the investor certificate after the acquisition date (other than payments of qualified stated interest), such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method over the period from his or her acquisition date to the investor certificate's maturity date. Treasury regulations specifically exclude debt instruments that are subject to Section 1272(a)(6) of the Code from the amortizable bond premium rules contained in such regulations (see discussion of Section 1272(a)(6) in "--Original Issue Discount" above). Amortizable bond premium generally will be treated as an offset to interest income on the investor certificate, rather than as a separate interest deduction item subject to the investment interest limitations of the Code. A holder that elects to amortize bond premium must generally reduce the tax basis in the related investor certificate by the amount of bond premium used to offset interest income. If an investor certificate purchased at a premium is redeemed in full prior to its maturity, a holder who has elected to amortize bond premium should generally be entitled to a deduction for any remaining unamortized bond premium in the taxable year of redemption.

     Sales of Investor Certificates. In general, a United States Holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an investor certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than the amount attributable to, and taxable as, accrued but unpaid interest) and (ii) the
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

holder's tax basis in the investor certificate (as increased by any OID or market discount (including de minimis amounts) previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such investor certificate).

     Subject to the OID and market discount rules discussed above and to the one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided the investor certificate was held as a capital asset. The excess of net long-term capital gains over net short-term capital losses may be taxed at a lower rate than ordinary income for individuals, estates and trusts. The deductibility of capital losses may be subject to limitation.

UNITED STATES ALIEN HOLDERS

     Set forth below is a general discussion of the United States federal income and estate tax consequences of the purchase, ownership and disposition of an investor certificate by an investor certificateholder that is a United States Alien (a "United States Alien Holder"). A "United States Alien" is any person who, for United States federal income tax purposes, is (i) a non-resident alien individual, (ii) a foreign corporation, (iii) a foreign estate or trust, or (iv) a foreign partnership, as such terms are defined in the Code. Some United States Alien Holders (including certain residents of certain United States possessions or territories) may be subject to special rules not discussed herein.

     Interest (including OID, if any) paid to a United States Alien Holder generally will be subject to withholding of United States federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless (i) such interest payments are effectively connected with the conduct of a trade or business of the holder within the United States or (ii)(a) the holder is not a "10 percent shareholder" of a holder of the Seller Certificate or a "controlled foreign corporation" with respect to which a holder of the Seller Certificate is a "related person" within the meaning of the Code and (b) the beneficial owner (and, if relevant, a financial institution on the beneficial owner's behalf) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of such investor certificate is not a United States Person and providing the beneficial owner's name and address. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. For payments made after 2000, Treasury regulations provide that the statement must generally be made on a Form W-8 and provided prior to payment.

     A United States Alien Holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of an investor certificate (other than gain attributable to accrued interest or OID, which is addressed in the preceding paragraph); provided that (i) the gain is not effectively connected with the conduct of a trade or business within the United States by the holder and (ii) in the case of an individual holder, (a) the holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption or (b) the holder does not have a "tax home" in the United States and the gain is not attributable to an office or other fixed place of business maintained in the United States by the holder.

     If the interest or gain on an investor certificate held by a United States Alien Holder is effectively connected with the conduct of a trade or business within the United States by the holder, then the holder (although exempt from the withholding of tax previously discussed if the holder provides an appropriate statement) generally will be subject to United States federal income tax on the interest (including OID, if any) or gain at regular federal income tax rates in a manner similar to a United States Person. See "--United States Holders." In addition, if the holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

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

     An investor certificate held by an individual who at the time of death is a United States Alien Holder will not be subject to United States federal estate tax as a result of such individual's death if, immediately before death, (i) the individual was not a "10 percent shareholder" of a holder of the Seller Certificate and (ii) interest on such investor certificate was not effectively connected with the conduct of a trade or business within the United States by the decedent.

     THE FOREGOING DESCRIPTION OF THE POTENTIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS IS NECESSARILY INCOMPLETE. UNITED STATES ALIEN HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING MATTERS TO THEM.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information reporting requirements apply to certain payments of principal of, and interest on (and the amount of OID, if any, accrued on), an obligation, and to proceeds of certain sales of an obligation before maturity, to certain nonexempt United States Holders. In addition, a 31% backup withholding tax also may apply with respect to such amounts if such holders fail to provide correct taxpayer identification numbers and other information. A holder of the Seller Certificate, a paying agent or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations and certain other conditions are met.

     In the case of payments of principal of, and interest on (and the amount of OID, if any, accrued on), investor certificates to United States Alien Holders, temporary Treasury regulations provide that backup withholding and information reporting will not apply to payments with respect to which either requisite certification has been received or an exemption has otherwise been established (provided that neither a holder of the Seller Certificate nor a paying agent has actual knowledge that the holder is a United States Person or that the conditions of any other exemption are not in fact satisfied). Payments of the proceeds of the sale of an investor certificate to or through a foreign office of a broker that is a United States Person, a controlled foreign corporation for United States federal income tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period are currently subject to certain information reporting requirements, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is not a United States Person and no actual knowledge that such evidence is false and certain other conditions are met. Temporary Treasury regulations indicate that such payments are not currently subject to backup withholding. Payments of the proceeds of a sale to or through the United States office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his or her status as a non-United States Person and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the payee otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules from a payment to an investor certificateholder will be allowed as a refund or a credit against such investor certificateholder's United States federal income tax.

     The Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made after

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

December 31, 2000, subject to certain transition rules. United States Alien Holders are urged to consult their own tax advisors with respect to these final regulations.

POSSIBLE CHARACTERIZATION OF THE INVESTOR CERTIFICATES

     The foregoing discussion assumes that the investor certificates of each series will be treated as indebtedness for federal income tax purposes. However, although Tax Counsel will opine to such effect with respect to each series of investor certificates, the matter is not free from doubt, and there can be no assurance that the IRS or the courts will agree with Tax Counsel's opinion. If the IRS were to contend successfully that some or all of the investor certificates of any series are not indebtedness for federal income tax purposes, it could find that the arrangement created by the Pooling and Servicing Agreement and the Series Supplement constitutes a partnership which could be treated as a "publicly traded partnership" taxable as a corporation.

     If some or all of the investor certificates of a series were treated as interests in a partnership, the partnership in all likelihood would be treated as a "publicly traded partnership." If the partnership were nevertheless not taxable as a corporation (for example, because of an exception for a "publicly traded partnership" whose income is interest that is not derived in the conduct of a financial business), such partnership would not be subject to federal income tax. Rather, such investor certificateholders would be required to include in income their share of the income and deductions generated by the assets of the Trust, as determined under partnership tax accounting rules. In such event, the amount, timing and character of the income required to be recognized by the investor certificateholders could differ materially from the amount, timing and character thereof if the investor certificates were characterized as indebtedness. It also is possible that such a partnership could be subject to tax in certain states where the partnership is considered to be engaged in business, and that the investor certificateholders, as partners in such a partnership, could be taxed on their share of the partnership's income in such states.

     In addition, if such a partnership is considered to be engaged in a trade or business within the United States, the partnership would be subject to a withholding tax on distributions to (or, at its election, income allocable to) such investor certificateholders who are United States Alien Holders, and each such holder would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax (in the case of a corporate holder), as previously described. See "--United States Alien Holders." Further, even if the partnership is not considered to be engaged in a trade or business within the United States, it appears that partnership withholding will be required in the case of any such United States Alien Holder that is engaged in a trade or business within the United States to which the investor certificate income is effectively connected.

     Alternatively, although there may be arguments to the contrary, it appears that if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to an investor certificate is not otherwise effectively connected with the conduct of a trade or business within the United States by such a United States Alien Holder, the holder would be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable treaty) on his or her distributive share of the partnership's interest income.

     If some or all of the investor certificates of a series were treated as interests in a "publicly traded partnership" taxable as a corporation, the income from the assets of the Trust would be subject to federal income tax as well as any income tax imposed by certain states where the entity would be considered to be engaged in business, at corporate rates, which could reduce the amounts available for distribution to all investor certificateholders. See "Certain State Tax Consequences." Under such circumstances, the investor certificates may be treated as debt of an entity taxable as a corporation or, alternatively, as equity of such an entity in which latter case interest payments to investor certificateholders could be treated as dividends and, if made to a United States Alien

Holder, could be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty). In addition, a United States Alien Holder of an investor certificate that is treated as debt of such an entity who actually or constructively owns 10% or more of the outstanding principal amount of investor certificates that are treated as equity of such an entity may be treated as a "10 percent shareholder." See "--United States Alien Holders."

     Based on Tax Counsel's advice as to the treatment of the investor certificates for federal income tax purposes, Sears, SRFG and the Trust will not attempt to cause the arrangement created by the Pooling and Servicing Agreement and the Series Supplement with respect to a series to comply with the federal or state income tax reporting requirements applicable to partnerships or corporations. If such arrangement were later held to constitute a partnership or corporation, the manner of bringing it into compliance with such requirements is unclear.

     Prospective investor certificateholders should consult their own tax advisors as to the risk that the investor certificates will not be treated as indebtedness, and the possible tax consequences of potential alternative treatments.

                         CERTAIN STATE TAX CONSEQUENCES

     The following summary of certain anticipated state tax consequences with respect to the investor certificates of a series is based on the advice of Tax Counsel as counsel to Sears and SRFG. The summary is based upon currently applicable statutes, regulations and judicial and administrative rulings and decisions of certain states. There can be no assurance that the taxing authorities of such states will not take a contrary view, and no ruling therefrom has been or will be sought. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to investor certificateholders of such series. Except as set forth below, this discussion of state tax consequences assumes that the investor certificates of a series will be treated as indebtedness for federal tax purposes and the Trust will not be treated as an entity subject to federal income tax.

GENERAL

     State tax consequences to each investor certificateholder will depend upon the provisions of the state tax laws to which the investor certificateholder is subject. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals usually pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax laws vary, it is impossible to predict the tax consequences to the investor certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.

ARIZONA, DELAWARE, GEORGIA, ILLINOIS, OHIO AND TEXAS

     Most activities relating to the servicing and collection of the Receivables will take place in Arizona, Delaware, Georgia, Illinois, Ohio and Texas. In the opinion of Tax Counsel, although the matter is not free from doubt, the investor certificates of a series will be treated as debt and the Trust will continue to not be treated as an entity subject to tax, in each case for purposes of the Arizona income tax, the Delaware income tax, the Georgia income and net worth taxes, the Illinois income tax, the Ohio corporate franchise (to the extent based on net income) and personal income taxes and the Texas corporate franchise tax (to the extent based on net income). Accordingly, although the matter is not free from doubt, if the investor certificates of a series are treated as debt in the named states, the investor certificateholders not otherwise subject to taxation in those states will not become subject to such taxes solely because of their ownership of the investor certificates. However, an investor certificateholder could be required to pay, in states in which such investor certificateholder already is subject to state tax, additional state tax as a result of his or her investment in investor certificates. In addition, there can be no assurance that no other state will claim that the Trust has undertaken activities therein and is subject to taxation by such state. Were any other state to make and sustain such a claim, the treatment of the investor certificates of a series for purposes of such state's tax laws would be determined thereunder, and there can be no assurance that the investor certificates of a series would be treated as debt or that the Trust will not be treated as an entity subject to tax for purposes of such state taxation.

     If some or all of the investor certificates of a series were treated as interests in a partnership, a corporation, or a business trust, the state tax consequences to investor certificateholders could be materially different, especially in states which may be considered to have a business connection with the Receivables. See "Certain Federal Income Tax Consequences--Possible Characterization of the Investor Certificates."

     THE FOREGOING DESCRIPTION OF THE POTENTIAL STATE TAX CONSEQUENCES IS NECESSARILY INCOMPLETE. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING MATTERS TO THEM.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, including Individual Retirement Accounts and Individual Retirement Annuities (collectively, "IRAs") to which they apply ("Plans") and on fiduciaries of those Plans. In accordance with ERISA's general fiduciary standards, before investing in an investor certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments. Additionally, the Plan fiduciary should determine if the investor certificates are appropriate for the Plan in view of the risks associated with the investment, the Plan's overall investment policy and the composition and diversification of its portfolio. ERISA and the Code prohibit certain transactions involving the assets of a Plan and Persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Prohibited transactions may generate excise taxes and other liabilities. Prohibited transactions involving IRAs may result in disqualification of the IRAs. Thus, a Plan fiduciary considering an investment in the investor certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     Certain transactions involved in the operation of the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of an investing Plan. ERISA and the Code do not define "plan assets." The U.S. Department of Labor (the "DOL") has published a regulation (the "Regulation"), which defines when a Plan's investment in an entity will be deemed to include an interest in the underlying assets of such entity (such as the Trust) for purposes of the provisions of ERISA and the Code. Unless the Plan's investment is an "equity interest" the underlying assets of such entity will not be considered assets of the Plan under the Regulation. Under the Regulation, a beneficial ownership interest in a trust is deemed to be an equity interest.

     Assuming that the investor certificates are equity interests, the Regulation contains an exception that provides that if a Plan acquires a "publicly-offered security," the assets of the issuer of the security will not be deemed to be Plan assets. A publicly-offered security is a security that is
(i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either
(A) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the

Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     To the extent applicable, whether the investor certificates of a series offered hereby are expected to meet the criteria of publicly-offered securities will be set forth in the related Prospectus Supplement.

     If the investor certificates are deemed to be an extension of credit for ERISA purposes, the purchase of the investor certificates by a Plan with respect to which SRFG or one of its affiliates is a "party in interest" or "disqualified person" might be considered a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code unless an exemption applies. There are at least five prohibited transaction class exemptions issued by the DOL that might apply, depending in part on who decided to acquire the investor certificates for the Plan; DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers); PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); and PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts).

     Moreover, regardless of the characterization of the investor certificates as debt or equity for ERISA purposes, a possible violation of the prohibited transaction rules could occur if the investor certificates were purchased during the offering with assets of a Plan if Sears, the Trustee, any underwriter or any of their affiliates were a fiduciary with respect to such Plan. Under ERISA and the Code, a person is a "fiduciary" with respect to a Plan to the extent (i) he or she exercises any discretionary authority or discretionary control respecting management of such Plan or exercises any authority or control respecting management or disposition of its assets, (ii) he or she renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such Plan, or has any authority or responsibility to do so, or (iii) he or she has any discretionary authority or discretionary responsibility in the administration of such Plan. Accordingly, the fiduciaries of any Plan should not purchase the investor certificates during the offering with assets of any Plan if Sears, the Trustee, any underwriter or any of their affiliates is a fiduciary with respect to the Plan.

     In light of the foregoing, fiduciaries of Plans considering the purchase of the investor certificates should consult their own benefits or other appropriate counsel regarding the application of ERISA and the Code to their purchase of investor certificates.

     In particular, insurance companies considering the purchase of investor certificates with assets of their general account should consult their own benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("John Hancock"), DOL PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) which was issued by the DOL on July 12, 1995 and Section 401(c) of ERISA. In John Hancock, the Supreme Court held that the assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Subject to numerous conditions and limitations, PTE 95-60 provides an exemption for certain prohibited transactions that could arise as a result of the holding in John Hancock. Section 401(c) of ERISA, which was added by the Small Business Job Protection Act of 1996, requires the Secretary of Labor to issue regulations providing guidance for the purpose of determining, in cases where an insurer issues one or more policies (supported by the assets of the insurer's general account) to or for the benefit of an employee benefit plan, which assets of such insurer (other than assets held in a separate account) constitute "plan assets" for the purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Such regulations shall only apply with respect to policies which are issued by an insurer on or before December 31, 1998, to or for the benefit of an employee benefit plan which is supported by the assets of such insurer's general account. With respect to policies issued on or before December 31, 1998, such regulations shall take effect at the end of the 18-month period following the date on which such regulations become final.
Section 401(c) of ERISA also provides that no person will be subject to liability under Section 4975 of the Code and the fiduciary responsibility provisions of ERISA on the basis of a claim that the assets of an insurer (other than assets held in a separate account) are "plan assets," for conduct occurring before the date which is 18 months following the date the final regulations become final. On December 22, 1997, the DOL issued proposed regulations under
Section 401(c) of ERISA. 29 CFR 2550.401c-1.

     Accordingly, investors should analyze whether John Hancock, PTE 95-60,
Section 401(c) of ERISA and any regulations issued pursuant to Section 401(c) of ERISA may have an impact with respect to their purchase of investor certificates.

                              PLAN OF DISTRIBUTION

     SRFG may sell investor certificates (i) through underwriters or dealers;
(ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement in respect of a series offered hereby will set forth the terms of the offering of such investor certificates, including the name or names of any underwriters, the purchase price of such investor certificates and the proceeds to SRFG from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the investor certificates offered thereby.

     If underwriters are used in the sale, the investor certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale or at negotiated prices. Such investor certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase such investor certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the investor certificates of the series offered by the related Prospectus Supplement if any of such investor certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Investor certificates may also be sold directly by SRFG or through agents designated by SRFG from time to time. In respect of a series offered hereby, any agent involved in the offering and sale of the investor certificates will be named, and any commissions payable by SRFG to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any such agent is acting solely as an agent for the period of its appointment.

     If so indicated in the related Prospectus Supplement in respect of a series offered hereby, SRFG will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase investor certificates providing for payment and delivery on a future date specified in such related Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular investor certificates which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by SRFG. Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, the obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except
(i) the purchase by an institution of the particular investor certificates shall not at the time of delivery be prohibited under the laws of any jurisdiction of the United States to which such institution is subject, and (ii) if the particular investor certificates are being sold to
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

underwriters, SRFG shall have sold to such underwriters the total principal amount of such investor certificates less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of SRFG or such institutional investors thereunder.

     Underwriters, dealers and agents that participate in the distribution of the investor certificates may be deemed to be underwriters, and any discounts or commissions received by them from SRFG and any profit on the resale of the investor certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the " Securities Act"). Under arrangements which may be entered into by SRFG, underwriters, dealers and agents who participate in the distribution of investor certificates may be entitled to indemnification by SRFG against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make with respect thereto. Underwriters, dealers and agents may engage in transactions with, or perform services for, SRFG in the ordinary course of their respective businesses.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, the legality of the investor certificates will be passed upon for SRFG by Steven M. Cook, Deputy General Counsel, Transactions and Securities, of Sears, and Latham & Watkins, and certain legal matters relating to the tax consequences of the issuance of the investor certificates will be passed upon for SRFG by Latham & Watkins. Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, the legality of the investor certificates will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP from time to time performs legal services for Sears and its affiliates.

                             AVAILABLE INFORMATION

     SRFG, as originator of the Trust, has filed a Registration Statement under the Securities Act with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the investor certificates offered pursuant to this Prospectus and the related Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto and the reports and other documents incorporated herein by reference as described previously under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such reports and other documents may also be obtained from the web site that the Commission maintains at http://www.sec.gov. The Trust is subject to the informational requirements of the Exchange Act, and in accordance therewith, SRFG, on behalf of the Trust, files reports and other information with the Commission. Copies of the Registration Statement and amendments thereof and exhibits thereto, as well as such materials relating to the Trust, may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                  DEFINITIONS

     "Account" shall mean an open-end retail charge plan for specified Persons, maintained by Sears, the Bank or another affiliate of Sears with respect to the sale of goods or services, receivables under which are transferred to the Trust pursuant to the Pooling and Servicing Agreement or pursuant to an Assignment of Additional Accounts. The term "Account" will be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto. The definition of Account shall not include any Account the Receivables in which are removed from the Trust after it has been reassigned to the Seller.

     "Account Selection Date" for any Account shall have the meaning set forth in the applicable Prospectus Supplement.

     "Addition Date" shall mean each date as of which Additional Accounts are included as Accounts or Participation Interests are conveyed to the Trust.

     "Additional Account Cut-Off Date" shall mean, for any Additional Account, the date specified as such in the Assignment of Additional Accounts for such Additional Account.

     "Additional Account" shall mean an open-end retail charge plan for specified Persons, maintained by Sears, the Bank or an another affiliate of Sears with respect to the sale of goods or services, receivables under which are added to the Trust after the Initial Closing Date.

     "Additional Funds" shall mean, with respect to any Distribution Date, (i) an amount equal to the product of (x) the total amount of Recovered Amounts with respect to the Sears Portfolio Accounts during the calendar month immediately preceding such Distribution Date, which amount shall be determined based on a good faith estimate made by the Servicer on the third business day of the calendar month in which such Distribution Date occurs and (y) a fraction, the numerator of which is the total amount of Principal Receivables in the Trust as of the first day of the related Due Period and the denominator of which is the total amount of Sears Portfolio Principal Receivables as of the first day of such Due Period; provided, however, that such Additional Funds shall not exceed the sum of all Recovered Amounts with respect to Seller Charged-Off Accounts during the calendar month immediately preceding such Distribution Date, which amount shall be determined based on a good faith estimate made by the Servicer on the third business day of the calendar month in which such Distribution Date occurs and (ii) any other supplemental funds that the Servicer may, from time to time, elect to add to the Trust.

     "Aggregate Invested Amount" shall mean at any time the sum of the Invested Amounts with respect to all series of investor certificates then issued and outstanding.

     "Aggregate Investor Interest" shall mean at any time the sum of the Investor Interests with respect to all series of investor certificates then issued and outstanding.

     "Assignment Agreement" shall have the meaning set forth in "Risk Factors--Security Interests and Insolvency Related Matters."

     "Assignment of Additional Accounts" shall mean any Assignment of Additional Accounts among the Seller, the Servicer and the Trustee pursuant to the Pooling and Servicing Agreement.

     "Assignment of Additional Funds" shall mean the Assignment of Additional Funds dated as of January 30, 1998, between the Seller and the Trustee.

     "Bank" shall mean Sears National Bank, a national banking association.

     "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

     "Bankruptcy Code" shall have the meaning set forth in "Certain Legal Matters Relating to the Receivables--Security Interests in Receivables."

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the following locations are authorized or obligated by law or executive order to be closed: (a) New York, New York, (b) Chicago, Illinois, (c) the city in which the Corporate Trust Office is located,
(d) Phoenix, Arizona, (e) London, England, or (f) the city in which the principal

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

banking or executive offices of any Third Party Credit Enhancement Provider are located; or such other day as shall be specified in the applicable Prospectus Supplement.

     "Cede" shall mean Cede & Co.

     "Cedelbank" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Certificate Interest" with respect to any class of any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Certificate Owner" shall have the meaning set forth in "Description of the Investor Certificates --Book-Entry Registration."

     "Certificate Rate" with respect to any class of any series shall mean the interest rate for that class set forth in the applicable Prospectus Supplement.

     "Certificate Register" shall mean the register maintained pursuant to the Pooling and Servicing Agreement providing for the registration of the investor certificates in registered form and transfers and exchanges thereof.

     "Certificateholder" or "Holder" shall mean an investor certificateholder, a holder of the Seller Certificate or a Person in whose name a Certificate is registered in the Certificate Register.

     "Charged-Off Account" shall mean each Account with respect to which the Receivables in such Account have been charged-off as uncollectible.

     "Charged-Off Amount" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Class Cumulative Investor Charged-Off Amount" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Class Invested Amount" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Class Investor Interest" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Class Percentage" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

     "Code" shall have the meaning set forth in "Certain Federal Income Tax Consequences--General."

     "Collections" shall mean all payments by or on behalf of an Obligor received by the Servicer or an affiliate of the Servicer, in respect of the Receivables at one of its central administrative units charged with processing funds and recording them in the Servicer's or the affiliate's records, as applicable, in the form of cash, checks, wire transfers, ATM transfers or other forms of payment. A Collection shall be deemed to have been received at the end of the day on the Date of Processing of such Collection.

     "Collections Account" shall mean a non-interest bearing, segregated trust or deposit account established and maintained by the Trustee for the benefit of the Certificateholders.

     "Commission" shall have the meaning set forth in "Available Information."

     "Contribution Agreement" shall mean the First Amended and Restated Contribution Agreement dated as of July 31, 1994 between Sears and SRFG, as amended or supplemented.

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

     "Controlled Accumulation Period," if applicable, for any series shall have the meaning specified in the applicable Prospectus Supplement.

     "Controlled Amortization Period," if applicable, for any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Cooperative" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Corporate Trust Office" means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered.

     "Credit Enhancement" shall mean subordination or any Third Party Credit Enhancement.

     "Cumulative Investor Charged-Off Amount" for any class of any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Current Law" shall have the meaning set forth in "Certain Federal Income Tax Consequences --General."

     "Cut-Off Date" for any Account (other than an Additional Account) shall mean the last day of the Due Period ending in July 1994.

     "Date of Processing" for any transaction shall mean the date on which such transaction is first recorded on the computer master file of credit accounts maintained on behalf of the Trust at one of the central administrative units of the Servicer or an affiliate of the Servicer charged with processing funds and recording them in the Servicer's or such affiliate's records (without regard to the effective date of such recordation).

     "Definitive Certificates" shall have the meaning set forth in "Description of the Investor Certificates--Definitive Certificates."

     "Depositaries" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Distribution Date" for any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "DOL" shall have the meaning set forth in "ERISA Considerations."

     "DTC" shall mean The Depository Trust Company.

     "Due Period" for any Account at any time shall mean the period included in the monthly billing cycle applicable to such Account. When used with respect to all the Accounts and related to a Distribution Date, "Due Period" shall mean, collectively, the respective Due Periods applicable to each of the Accounts that commenced in the second preceding calendar month and ended in the calendar month next preceding such Distribution Date, and shall be referred to herein as a "related Due Period" with reference to a Distribution Date.

     "Eligible Institution" shall mean (i) a depository institution (which may be the Trustee, the Seller or the Servicer or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia, that at all times has a short-term certificate of deposit rating of A-1+/P-1 or better by the Rating Agencies and whose deposits are insured by the FDIC or (ii) any other institution that will not cause a Ratings Event.

     "Eligible Receivable" shall mean each Receivable:

          (a) that is payable in United States dollars;

          (b) that was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and Sears, the Bank or one of their affiliates, as applicable, and

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

     pursuant to a Credit Agreement that complies, in all material respects, with all Requirements of Law applicable to the Seller and Sears, the Bank or one of their affiliates, as applicable;

          (c) as to which, if such Receivable was created before the Initial Closing Date or the relevant Addition Date, as applicable, at the time of the conveyance of such Receivable to the Trust, Sears, the Seller or the Trust has or will have good and marketable title thereto free and clear of all Liens;

          (d) as to which, if such Receivable was created on or after the Initial Closing Date or the relevant Addition Date, as applicable, at the time of the creation of such Receivable, the Trust will have good and marketable title thereto free and clear of all Liens arising under or through the Seller with respect to such Receivable; and

          (e) which constitutes an "account," "general intangibles" or "chattel paper" under and as defined in Article 9 of the UCC as then in effect in the State of New York.

     "ERISA" shall have the meaning set forth in "ERISA Considerations."

     "Euroclear Operator" or "Euroclear" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Euroclear Participants" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Excess Funding Account (General)" shall mean a non-interest bearing, segregated trust or deposit account established and maintained by the Trustee for the benefit of the certificateholders.

     "Excess Funding Account (SRC)" shall mean a non-interest bearing, segregated trust or deposit account established and maintained by the Trustee for the benefit of the certificateholders.

     "Exchange Act" shall have the meaning set forth in "Incorporation of Certain Documents by Reference."

     "Expected Final Payment Date," if applicable, shall have the meaning set forth in the applicable Series Supplement.

     "FDIC" shall mean the Federal Deposit Insurance Corporation, acting through either the Savings Association Insurance Fund or the Bank Insurance Fund, or successors thereto.

     "Final Trust Termination Date" shall mean July 31, 2015.

     "Finance Charge Collections" for any Due Period shall mean the lesser of the aggregate amount of Finance Charge Receivables billed at the beginning of such Due Period or Collections actually received in such Due Period.

     "Finance Charge Receivables" with respect to any Account for any Due Period shall mean the amount billed as finance charges and, if applicable, fees accounted for as finance charges on such Account for such Due Period.

     "Global Certificate" shall mean a single temporary global certificate representing the investor certificates of any series or class, issued if the related Series Supplement so provides.

     "Group" shall mean, collectively, at any time, the one or more series of investor certificates designated as part of the same Group at such time, whether by the series supplements establishing such series or pursuant to the Pooling and Servicing Agreement.

     "Group Collections Account" shall mean a non-interest bearing, segregated trust or deposit account established and maintained by the Trustee for the benefit of the Certificateholders of a Group.

     "Group Excess Funding Amount (SRC)" for any Group shall mean an amount equal to the product of (i) all amounts on deposit in the Excess Funding Account
(SRC) and (ii) a fraction
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

(a) the numerator of which is the sum of numerators used in calculating the Class Percentage with respect to the Principal Collections for all Seller Retained Classes in such Group and (b) the denominator of which is the sum of the numerators used in calculating the Class Percentage with respect to the Principal Collections for all Seller Retained Classes of all outstanding series.

     "Highest Rating" shall mean, with respect to Moody's, P-1 or Aaa and, with respect to Standard & Poor's, A-1+ or AAA, or any rating that will not cause a Ratings Event.

     "Holders" shall have the meaning set forth in the "Description of the Investor Certificates--Definitive Certificates."

     "Indirect Participants" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Ineligible Receivable" shall mean any Receivable as to which a Receivable Repurchase Event relates.

     "Initial Closing Date" shall mean July 31, 1994.

     "Initial Investor Interest" for any series of investor certificates shall mean the amount specified as the Initial Investor Interest in the applicable Series Supplement.

     "Interest Payment Date" for any series of investor certificates shall mean the date or dates specified in the applicable Prospectus Supplement.

     "Invested Amount" for any series with respect to any Distribution Date, shall mean an amount equal to the Initial Investor Interest for such series minus the sum of (a) the aggregate amount of payments of Certificate Principal paid to the investor certificateholders of such series prior to such Distribution Date, (b) the aggregate amount of Investor Losses of such series not reimbursed prior to such Distribution Date and (c) the aggregate amount of losses, if any, on investments of principal of funds on deposit in the Series Principal Funding Account, if applicable.

     "Investor Accounts" shall mean the Collections Account, the Group Collections Accounts, the Excess Funding Account (General), the Excess Funding Account (SRC) and any other segregated trust accounts specified as Investor Accounts in any applicable Prospectus Supplement.

     "investor certificates" for any series shall mean any one of the certificates executed by the Seller and authenticated by the Trustee, other than the Seller Certificate, substantially in the form set forth in the applicable Series Supplement.

     "Investor Charged-Off Amount" for any class of any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Investor Interest" with respect to any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Investor Loss" for any class shall have the meaning set forth in the applicable Prospectus Supplement.

     "Investor Servicing Fee" shall have the meaning set forth in the applicable Prospectus Supplement.

     "IRAs" shall have the meaning set forth in "ERISA Considerations."

     "IRS" shall have the meaning set forth in "Certain Federal Income Tax Consequences--General."

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, encumbrance, lien or other security agreement, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, except that statutory and other non-consensual liens shall not be Liens.

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

     "Minimum Principal Receivables Balance" shall mean, on any date of determination, an amount equal to the sum of the Series Minimum Principal Receivables Balances for each series then outstanding.

     "Monthly Servicer Certificate" shall have the meaning set forth in the applicable Series Supplement.

     "Monthly Servicing Fee" for any series shall have the meaning set forth in "Certain Matters Regarding the Servicer--Servicing Compensation and Payment of Expenses."

     "Moody's" shall mean Moody's Investors Service, Inc.

     "New Issuance" shall have the meaning set forth in "Description of the Investor Certificates--Establishing and Issuing New Series."

     "Obligor" shall mean with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

     "OID" shall have the meaning set forth in "Certain Federal Income Tax Consequences--General."

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Seller or Sears or any of its affiliates.

     "Paired Series," if applicable, for any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Participants" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Participation Interests" shall mean participations representing undivided interests in a pool of assets primarily consisting of receivables in revolving credit card accounts and collections thereon conveyed by the Seller to the Trust in lieu of, or in addition to, Additional Accounts.

     "Paying Agent" shall mean any paying agent appointed pursuant to the Pooling and Servicing Agreement and shall initially be the Corporate Trust Office of the Trustee.

     "Payment Date" shall mean any Interest Payment Date, any Special Payment Date, any Expected Final Payment Date, any Principal Payment Date or any Scheduled Maturity Date.

     "Permitted Investments" shall have the meaning set forth in "Description of the Investor Certificates--Investment of Funds in Investor Accounts."

     "Person" shall mean an individual, a partnership or a Corporation. The term "Corporation" for the purposes of the preceding sentence only shall mean a corporation, joint stock company, business trust or other similar association.

     "Plans" shall have the meaning set forth in "ERISA Considerations."

     "Pooling and Servicing Agreement" shall mean that certain pooling and servicing agreement among Sears, SRFG and Bank One, National Association, dated as of July 31, 1994, as amended or supplemented.

     "Principal Collections" shall mean, with respect to any Due Period, all Collections other than Finance Charge Collections.

     "Principal Payment Date" with respect to any series shall mean, if applicable, the dates specified as such in the applicable Series Supplement.

     "Principal Receivable" shall mean each Receivable other than Finance Charge Receivables. Any Principal Receivables that the Seller is unable to convey to the Trust as provided in the Pooling and Servicing Agreement shall not be included in calculating the aggregate amount of Principal Receivables.

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

     "Principal Terms" shall have the meaning set forth in "Description of the Investor Certificates--Establishing and Issuing New Series."

     "Purchase Agreement" shall mean the First Amended and Restated Purchase Agreement dated as of July 31, 1994 between Sears and SRFG, as amended or supplemented.

     "Purchased Class" shall have the meaning set forth in the applicable Series Supplement.

     "Qualified Trust Institution" shall mean (i) a depository institution (which may include the Trustee) organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), (A) that acts as trustee for funds deposited in segregated trust accounts in its corporate trust department, and (B) that has securities that have a credit rating from each Rating Agency in one of such Rating Agency's generic credit rating categories signifying investment grade or
(ii) any other institution that will not cause a Ratings Event.

     "Rapid Amortization Commencement Date" shall mean the date on which the Rapid Amortization Period begins as set forth in the applicable Prospectus Supplement.

     "Rapid Amortization Event" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Rapid Amortization Period" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Rating Agency" shall mean Moody's or Standard & Poor's unless otherwise set forth in the applicable Series Supplement. "Rating Agencies" shall mean both Moody's and Standard & Poor's unless otherwise set forth in the applicable Series Supplement.

     "Ratings Event" shall have the meaning set forth in "Risk Factors--Issuance of Additional Series; Maturity Considerations."

     "Receivable" shall mean any amount owing by any Obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, finance charges and other charges, if any. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable.

     "Receivable Repurchase Event" shall have the meaning set forth in "Description of the Investor Certificates--Repurchase of Specified Receivables."

     "Receivables Warehouse Agreement" shall mean the Receivables Warehouse Agreement dated as of December 21, 1995, by and between Sears and SRFG, as amended or supplemented.

     "Record Date" for any Distribution Date shall mean the last day of the preceding calendar month.

     "Recovered Amounts" shall mean, with respect to the Accounts, all amounts received with respect to the Receivables that have previously been charged-off as uncollectible and with respect to Sears Portfolio Accounts, all amounts received with respect to receivables that have previously been charged-off as uncollectible, including, without limitation, any proceeds from the sale of such receivables.

     "Regulation" shall have the meaning set forth in "ERISA Considerations."

     "Removal Date" shall mean the date on which the Receivables in certain designated Removed Accounts will be reassigned by the Trustee to the Seller.

     "Removed Accounts" shall mean any Accounts designated for deletion and removal from the Trust in accordance with the Pooling and Servicing Agreement.

     "Required Daily Deposit" with respect to any day for any series then outstanding shall have the meaning set forth in the applicable Prospectus Supplement.

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

     "Return Adjustment" shall have the meaning set forth in "The
Trust--Adjustments to Receivables."

     "Revolving Period" for any series shall mean the period specified as such in the applicable Prospectus Supplement.

     "Rules" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Scheduled Maturity Date," if applicable, shall have the meaning set forth in the applicable Series Supplement.

     "Sears" shall mean Sears, Roebuck and Co., a New York corporation, and its successors and assigns.

     "Sears Portfolio" shall mean the portfolio of open-end credit plan accounts of Sears, the Bank or their affiliates.

     "Sears Portfolio Accounts" means all open-end retail charge plans for specified Persons maintained by Sears, the Bank or their affiliates with respect to the sale of goods or services, including the Accounts.

     "Sears Portfolio Principal Receivable" shall mean any amount owing by any obligor under a Sears Portfolio Account from time to time that represents the outstanding principal amount owing for the payment of goods and services.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Seller" shall mean SRFG.

     "Seller Accounts" means all Sears Portfolio Accounts the receivables in which have been transferred from Sears to the Seller pursuant to the Purchase Agreement, the Contribution Agreement or the Receivables Warehouse Agreement.

     "Seller Certificate" shall mean the certificate executed by the Seller and authenticated by the Trustee evidencing the Seller Interest.

     "Seller Charged-Off Account" means each Seller Account with respect to which the receivables in such Seller Account have been charged off as uncollectible.

     "Seller Interest" shall mean, with respect to any Distribution Date, the difference between (A) the sum of (i) the aggregate amount of Principal Receivables in the Trust at the end of the related Due Period, (ii) Participation Interests and (iii) Supplemental Cash for all outstanding series at the end of such day and (B) the Aggregate Investor Interest for all outstanding series at the end of such day.

     "Seller Percentage" shall have the meaning set forth in "Description of the Investor Certificates--General."

     "Seller Retained Class" shall have the meaning set forth in the applicable Series Supplement.

     "series" shall mean any of the series of investor certificates created pursuant to the Pooling and Servicing Agreement.

     "Series Closing Date" with respect to any series shall mean the day the investor certificates of such series are initially issued, including the day the Global Certificate is issued, if applicable.

     "Series Collections Accounts" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Cut-Off Date" for any series of investor certificates shall mean the last day of the Due Period occurring in the month specified in the applicable Prospectus Supplement.

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

     "Series Distribution Account" for any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Invested Amount" with respect to any series, with respect to any Distribution Date with respect to such series, shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Investor Interest" with respect to any series, with respect to any Distribution Date with respect to such series, shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Minimum Principal Receivables Balances" with respect to any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Percentage" with respect to any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Principal Funding Account," if applicable, shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Supplement" shall mean a supplement to the Pooling and Servicing Agreement in accordance with its terms.

     "Series Termination Date" for any series of investor certificates shall mean the date specified in the applicable Prospectus Supplement.

     "Servicer" initially shall mean Sears and thereafter any Person appointed as the Successor Servicer as provided in the Pooling and Servicing Agreement to service the Receivables.

     "Servicer Termination Event" shall have the meaning set forth in "Certain Matters Regarding the Servicer--Servicer Termination Events."

     "Servicing Officer" shall mean any employee of the Servicer, or any Person to which duties have been delegated under the Pooling and Servicing Agreement, involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     "Special Payment Date," if applicable, shall have the meaning set forth in the applicable Prospectus Supplement.

     "SRFG" shall mean SRFG, Inc., a Delaware corporation, and its successors and assigns.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services.

     "Subordinate Certificates" shall have the meaning set forth in "Risk Factors--Effect of Subordination."

     "Subordinate Series" shall have the meaning set forth in "Description of the Investor Certificates--Reallocations and Subordination of Collections."

     "Supplemental Cash" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Successor Servicer" shall mean a successor servicer appointed by the Trustee pursuant to the Pooling and Servicing Agreement in the event of the termination of the Servicer's obligations.

     "Tax Counsel" shall have the meaning set forth in "Certain Federal Income Tax Consequences--General."

     "Tax Opinion" shall mean, (a) (i) with respect to the issuance of the first series of the Trust, each issuance of a subsequent series under the Pooling and Servicing Agreement and each transfer of a Purchased Class by the Seller pursuant to a Series Supplement, an opinion of counsel to the effect that, although not free from doubt, the investor certificates of such series (except with respect to a Seller Retained Class) or such Purchased Class will be treated as debt, and (ii) with respect to the issuance of the first series of the Trust, an opinion of counsel to the effect that,

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

although not free from doubt, the Trust will not be treated as an entity subject to tax, in each case for federal income and state (for any state where the Servicer conducts substantial servicing activities in respect of Accounts) income and/or franchise tax purposes, and (b) with respect to each issuance of a subsequent series under the Pooling and Servicing Agreement and each transfer of a Purchased Class by the Seller pursuant to a Series Supplement, an opinion of counsel to the effect that such issuance or transfer will not adversely affect the conclusion set forth in any prior Tax Opinion as to the treatment of certain investor certificates as debt and the treatment of the Trust as not an entity subject to tax.

     "Terms and Conditions" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Third Party Credit Enhancement" shall mean any outside or third party credit enhancement which may include, but is not limited to, a cash collateral account, a letter of credit, a surety bond, an insurance policy or any other form of credit enhancement.

     "Third Party Credit Enhancement Provider," if applicable, shall mean the provider of any Third Party Credit Enhancement.

     "Transfer Agent" shall mean a transfer agent designated by the Seller to keep a register for the registered Certificates and initially shall be the Trustee and any co-transfer agent chosen by the Transfer Agent and acceptable to the Trustee and the Seller, including, if and so long as any class of any series is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent in Luxembourg. Any reference in the Pooling and Servicing Agreement or any Prospectus Supplement to the Transfer Agent shall include any co-transfer agent unless the context requires otherwise.

     "Trust" shall mean the trust created by the Pooling and Servicing Agreement, the corpus of which consists of the Receivables and Participation Interests, if any, existing as of the Cut-Off Date, or any Additional Account Cut-Off Date or thereafter created and all monies due or to become due with respect thereto, all proceeds (as defined in Article 9 of the UCC as in effect in the State of Illinois or the State of Arizona, as applicable) of the Receivables, such funds as from time to time are deposited into the Investor Accounts and, with respect to any particular series, any additional benefits or Third Party Credit Enhancement set forth in the applicable Series Supplement.

     "Trustee" shall mean the institution executing the Pooling and Servicing Agreement as Trustee, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

     "Trust Portfolio Repurchase Event" shall have the meaning set forth in "Description of the Investor Certificates--Repurchase of Trust Portfolio."

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     "United States Alien" shall have the meaning set forth in "Certain Federal Income Tax Consequences--United States Alien Holders."

     "United States Alien Holder" shall have the meaning set forth in "Certain Federal Income Tax Consequences--United States Alien Holders."

     "United States Holder" shall have the meaning set forth in "Certain Federal Income Tax Consequences--United States Holders."

     "United States Person" shall have the meaning set forth in "Certain Federal Income Tax Consequences--United States Holders."

     "Variable Funding Certificates," if applicable, shall have the meaning set forth in the applicable Prospectus Supplement.

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

                                                                         ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     The information in this Annex I concerning DTC, Cedelbank, and Euroclear and their book-entry systems and procedures has been obtained from sources that SRFG and the Trust believe to be reliable, but SRFG and the Trust take no responsibility for the accuracy of the information in this Annex I.

     Except in certain limited circumstances, the globally offered investor certificates (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding investor certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Sears credit account trust issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds using the procedures applicable to prior Sears credit account trust issues.

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

     Trading between Cedelbank Customers and/or Euroclear
Participants. Secondary market trading between Cedelbank Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360-day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360-day year. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank

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Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Holders (Form W-8). Beneficial owners of investor certificates that are non-U.S. Holders can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If such a beneficial owner becomes a United States citizen or resident during the period to which the Form W-8 relates, or certain other changes in circumstances occur, such change must be communicated to the appropriate party within 30 days thereof.

     Exemption for non-U.S. Holders with effectively connected income (Form
4224). A non-U.S. Holder, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Holders resident in treaty countries (Form 1001). Non-U.S. Holders that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption, or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his or her agent.

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     Exemption for U.S. Holders (Form W-9). U.S. Holders can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) an investor certificate. Form W-8 and Form 1001 are generally effective for three calendar years and Form 4224 is effective for one calendar year.

     New Treasury regulations, which will be applicable to payments made after 2000 (with certain transition rules), provide for the unification and simplification of certain current certification procedures. In addition, special rules permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. Although a beneficial owner will still be required to submit a Form W-8 to such an intermediary, such intermediary generally will not be required to forward the Form W-8 received from such beneficial owner to the withholding agent. Both U.S. Holders and non-U.S. Holders are urged to consult their own tax advisors with respect to these new regulations.

     The term "U.S. Holder" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is includible in gross income for United States tax purposes, regardless of its source).

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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